Exhibit 10.12

Execution Version

Certain identified information has been excluded from this exhibit because it is both not material and is the type of information that the registrant treats as private or confidential. [***] indicates that information has been redacted.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Agreement”), dated as of March 12, 2026, among the Initial Borrower, each Lender party to the Credit Agreement as of the date hereof, and the Administrative Agent, which amends that certain Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended hereby, the “Credit Agreement”), dated as of February 11, 2026, among NSCALE SERVICES UK LTD, a private limited company incorporated in England and Wales with registered number 16445102, as Initial Borrower, the other Subsidiary Guarantors from time to time party hereto, the Lenders from time to time party thereto, GLOBAL LOAN AGENCY SERVICES LIMITED, as Administrative Agent, GLAS TRUST CORPORATION LIMITED, as Collateral Agent and the other parties from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

WHEREAS, Section 9.08(b)(vi) of the Existing Credit Agreement permits the Administrative Agent, the Initial Borrower and each Lender to amend the requirements of Section

4.02 of the Existing Credit Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. The Existing Credit Agreement is hereby amended pursuant to Section 9.08(b)(vi) of the Existing Credit Agreement to delete the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text or double-underlined text) as set forth in Exhibit A hereto.

Section 2. This Agreement shall become effective (the “Effective Date”) upon the execution and delivery of this Agreement by the Initial Borrower, each Lender party to the Existing Credit Agreement and the Administrative Agent.

Section 3. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender, Loan Party, the Administrative Agent or the Collateral Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document. The parties hereto acknowledge and agree that the amendment of the Existing Credit Agreement pursuant to this Agreement shall not constitute a novation of the Existing Credit Agreement. From and after the Effective Date, all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Agreement. The Initial Borrower confirms (on behalf of itself and the other Loan Parties) that all obligations of each Loan Party under the Loan Documents to which it is a party shall continue to apply to the Credit Agreement. Without limitation of the foregoing, the Initial Borrower hereby confirms (on behalf of itself and the other Loan Parties) that the indemnification obligations set forth in Section 9.05 of the Credit Agreement shall apply with respect to the execution and delivery of this Agreement.

Section 4. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act

Section 5. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles thereof to the extent such principles would cause the application of the law of another state.

Section 6. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, nothing herein shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Holding Companies, the Initial Borrower or their respective property in the courts of any jurisdiction.

Section 7. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 6 hereof. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 8. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.15 of the Credit Agreement. Nothing herein will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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Section 9. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH

PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

Section 10. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement.

Section 11. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NSCALE SERVICES UK LTD,
as Initial Borrower

By:	/s/ Ron Huisman
Name:	Ron Huisman
Title:	CAO/ Director

[Signature Page to Amendment No. 1]

GLOBAL LOAN AGENCY SERVICES LIMITED,
as Administrative Agent

By:	/s/ Amy Weldon
Name:	Amy Weldon
Title:	Senior Transaction Manager

Signature Page to Technical Amendment]

EACH LENDER LISTED IN ANNEX A1,
as a Lender

By:	Pacific Investment Management Company LLC, as investment manager or adviser

By:	/s/ Bryan Tsu
Name: Bryan Tsu
Title: Managing Director

1 The obligations arising out of this Agreement are several and not joint with respect to each Lender, in accordance with its proportionate interest hereunder, and the parties agree not to proceed against any Lender for the obligations of another. To the extent a Lender is a registered investment company (“Trust”) or a series thereof, a copy of the Declaration of Trust of such Trust is on file with the Secretary of State of The Commonwealth of Massachusetts or Secretary of State of the State of Delaware. The obligations of or arising out of this Agreement are not binding upon any of such Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. If this Agreement is executed by or on behalf of a Trust on behalf of one or more series of the Trust, the assets and liabilities of each series of the Trust are separate and distinct and the obligations of or arising out of this Agreement are binding solely upon the assets or property of the series on whose behalf this Agreement is executed. If this Agreement is being executed on behalf of more than one series of a Trust, the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the parties agree not to proceed against any series for the obligations of another.

[Signature Page to Amendment No. 1]

Annex A

PIMCO Income Strategy Fund

PIMCO Dynamic Income Strategy Fund

PIMCO Corporate & Income Opportunity Fund

PIMCO High Income Fund

PIMCO Income Strategy Fund II

PIMCO Corporate & Income Strategy Fund

PIMCO Access Income Fund

PIMCO Dynamic Income Opportunities Fund

PIMCO Flexible Credit Income Fund

PIMCO Dynamic Income Fund

DPC Colca S.à r.l.

DCSV PCLF – Compartment

PIF Sloane S.à r.l.

PDLF-PS Yuka S.à r.l.

SFI S Sulu S.à r.l.

DCSV SpecFin CE – Compartment

ABF Meribel S.à r.l.

DCSV PCL – Compartment

DCSV Horseshoe - Compartment

DCSV DISCO II - Compartment

PIMCO ETF Trust: PIMCO Active Bond Exchange-Traded Fund

PIMCO Funds: PIMCO Income Fund

PIMCO Funds: PIMCO Low Duration Income Fund

PIMCO Funds: PIMCO Total Return Fund

PIMCO Funds: PIMCO Investment Grade Credit Bond Fund

PIMCO ETF Trust: PIMCO Multisector Bond Active Exchange-Traded Fund

PIMCO FUNDS - PIMCO Long Duration Credit Bond Portfolio

PIMCO Funds: PIMCO High Yield Fund

PIMCO Funds: PIMCO International Bond Fund (U.S. Dollar-Hedged)

LENDERS

BLUE OWL CAPITAL CORPORATION
By: Blue Owl Credit Advisors LLC, its Investment
Advisor

/s/ Jon ten Oever
Name:	Jon ten Oever
Title:	Authorized Signatory

BLUE OWL CREDIT INCOME CORP.
By: Blue Owl Credit Advisors LLC, its Investment
Advisor

/s/ Jon ten Oever
Name:	Jon ten Oever
Title:	Authorized Signatory

BLUE OWL TECHNOLOGY FINANCE CORP.
By: Blue Owl Technology Credit Advisors LLC, its
Investment Advisor

/s/ Jon ten Oever
Name:	Jon ten Oever
Title:	Authorized Signatory

[Signature Page to Amendment No. 1]

LENDERS

NJORDX HOLDINGS DAC

/s/ Mary Munroe
Name: Mary Munroe
Title: Director

[Signature Page to Amendment No. 1]

LENDERS

STONEPEAK INFRASTRUCTURE CREDIT FUND I LP
By: STONEPEAK CREDIT ASSOCIATES LLC,
its general partner

/s/ Ryan Roberge
Name: Ryan Roberge
Title: Senior Managing Director

HUDSON WATERFRONT CREDIT SPV I LP

By: Hudson Waterfront Credit SPV I GP LLC,
its general partner

/s/ Ryan Roberge
Name: Ryan Roberge
Title: Senior Managing Director

[Signature Page to Amendment No. 1]

LENDERS

VIOLA CREDIT ALF III (UK) LIMITED

By:	/s/ Ido Vigdor
Name:	Ido Vigdor
Title:	General Partner

By:	/s/ Neha Mittal
Name:	Neha Mittal
Title:	Head of Europe

VIOLA CREDIT ALF III (U) (UK) LIMITED

By:	/s/ Ido Vigdor
Name:	Ido Vigdor
Title:	General Partner

By:	/s/ Neha Mittal
Name:	Neha Mittal
Title:	Head of Europe

[Signature Page to Amendment No. 1]

LENDERS

SPC OPPS HOLDINGS S.à.r.l.

/s/ Michael E. Rettagliata
Name:	Michael E. Rettagliata
Title:	Director

[Signature Page to Amendment No. 1]

LENDERS

NB SF CANADA INVESTORS 2021-1 LP

NBSF Canada Investors 2021-1 Associates LP
Its: General Partner

By:	NBSD Canada Investors 2021-1 GP LLC
Its: General Partner

/s/ Peter Sterling
Name:	Peter Sterling
Title:	Managing Director

[Signature Page to Amendment No. 1]

LENDERS

ABN AMRO BANK N.V.

/s/ Timo Buijs
Name:	Timo Buijs
Title:	Executive Director, Project & Infrastructure
Finance

/s/ Michiel Lodewijk Borms
Name:	Michiel Lodewijk Borms
Title:	Head of Project & Infrastructure Finance

[Signature Page to Amendment No. 1]

LENDERS

ABU DHABI COMMERCIAL BANK P.J.S.C.

/s/ Ludovic Nobili
Name:	Ludovic Nobili
Title:

[Signature Page to Amendment No. 1]

EXHIBIT A

[See attached.]

Execution Version

CREDIT AGREEMENT

dated as of February 11, 2026,

as amended by that certain Amendment No. 1 to Credit Agreement, dated as of March 12, 2026,

among

NSCALE SERVICES UK LTD,

as the Initial Borrower,

CERTAIN SUBSIDIARIES OF THE INITIAL BORROWER PARTY HERETO,

as Subsidiary Guarantors and Additional Borrowers, THE LENDERS PARTY HERETO,

GLOBAL LOAN AGENCY SERVICES LIMITED,

as Administrative Agent,

GLAS TRUST CORPORATION LIMITED,

as Collateral Agent,

GOLDMAN SACHS LENDING PARTNERS LLC, as Lead Arranger, and

the Specified Swap Counterparties party hereto solely for purposes of Sections 7.04, 7.05 and 9.08

US-DOCS\~~165060996.55~~168397633.10

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Section 5.25.	[***] Signing Date Contract	122
Section 5.26.	Pari Passu Ranking	123
Section 5.27.	Centre of Main Interests and Establishments	123
Section 5.28.	People with Significant Control Regime	123

Article VI Negative Covenants

Section 6.01.	Indebtedness	~~119~~123
Section 6.02.	Liens	123
Section 6.03.	Swap Agreements	124
Section 6.04.	Investments, Loans and Advances	124
Section 6.05.	Mergers, Consolidations, Sales of Assets and Acquisitions	~~120~~124
Section 6.06.	Restricted Payments	~~121~~125
Section 6.07.	Transactions with Affiliates	127
Section 6.08.	Business of the Borrower Parties	~~123~~127
Section 6.09.	Negative Pledge Agreements	128
Section 6.10.	Material Project Contracts	128
Section 6.11.	Use of Proceeds Not in Violation.	129
Section 6.12.	Financial Covenant	~~125~~129
Section 6.13.	Limitation on Activities of the Pledgor	~~125~~129

Article VII Events of Default

Section 7.01.	Events of Default	130
Section 7.02.	Remedies Upon Event of Default	133
Section 7.03.	Right to Equity Cure	~~129~~133
Section 7.04.	Application of Funds	134
Section 7.05.	Specified Swap Counterparties Obligations	135

Article VIII The Agents

Section 8.01.	Appointment and Authority	136
Section 8.02.	Agents in Their Individual Capacities	~~133~~137
Section 8.03.	Liability of Agents	~~133~~137
Section 8.04.	Reliance by Agents	139
Section 8.05.	Delegation of Duties	~~135~~139
Section 8.06.	Successor Agents	~~135~~139
Section 8.07.	Non-Reliance on the Agents and Other Lenders	~~136~~140
Section 8.08.	No Other Duties, Etc.	~~136~~141
Section 8.09.	Administrative Agent May File Proofs of Claim	141
Section 8.10.	Collateral and Guaranty Matters	142
Section 8.11.	Indemnification	142
Section 8.12.	Appointment of Supplemental Agents	143
Section 8.13.	Withholding	~~139~~143
Section 8.14.	Enforcement	144
Section 8.15.	Collateral Agent	144
Section 8.16.	Lender Representations	~~140~~144
Section 8.17.	No Risk of Funds	145
Section 8.18.	Force Majeure	145

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Article IX Miscellaneous

Section 9.01.	Notices	145
Section 9.02.	Survival of Representations and Warranties	~~142~~146
Section 9.03.	Binding Effect	~~142~~147
Section 9.04.	Successors and Assigns	147
Section 9.05.	Expenses; Indemnity	152
52Section 9.06.	Right of Set-off	154
Section 9.07.	Applicable Law	~~150~~154
Section 9.08.	Waivers; Amendment	~~150~~154
Section 9.09.	Interest Rate Limitation	159
Section 9.10.	Entire Agreement	~~155~~159
Section 9.11.	Waiver of Jury Trial	~~155~~160
Section 9.12.	Severability	160
Section 9.13.	Counterparts	160
Section 9.14.	Headings	161
Section 9.15.	Jurisdiction; Consent to Service of Process	161
Section 9.16.	Confidentiality	161
Section 9.17.	Communications	163
Section 9.18.	Release of Liens and Guarantees	~~159~~164
Section 9.19.	PATRIOT Act and Similar Legislation	166
Section 9.20.	Judgment	~~161~~166
Section 9.21.	No Fiduciary Duty	~~161~~166
Section 9.22.	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	167
Section 9.23.	Certain ERISA Matters	~~162~~167
Section 9.24.	Acknowledgment Regarding Status of Loans as Non-Securities	~~163~~168
Section 9.25.	Acknowledgment Regarding Any Supported QFCs	~~163~~169
Section 9.26.	Erroneous Payments	169
Section 9.27.	Additional Loan Parties	172
Section 9.28.	Non-Petition	174

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Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Prepayment Notice
Exhibit C-1	Form of Borrowing Request
Exhibit C-2	Form of Borrowing Certificate
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Notice of Conversion/Continuation
Exhibit F	Form of Quarterly Operating Report
Exhibit G	Form of Delayed Draw Term Loan Note
Exhibit H-1	Form of Tax Certificate - (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-2	Form of Tax Certificate - (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-3	Form of Tax Certificate - (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-4	Form of Tax Certificate - (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-5	Form of QPP Certificate
Exhibit I	Form of Administrative Questionnaire
Exhibit J	Form of Joinder Agreement
Exhibit K-1	Form of Solvency Certificate
Exhibit K-2	Form of Solvency Certificate (Nscale Services UK LTD)
Exhibit L	Form of Technical Advisor Report and Certification
Exhibit M	Form of Accession Agreement
Exhibit N	Form of Subordination Agreement

Schedule 1.01	Expected Allocated Loan Amounts
Schedule 2.01	Commitments
Schedule 2.04	Projected Contracted Cash Flows Spreadsheet
Schedule 2.08(a)	Cluster Scheduled Amortization
Schedule 2.20	Collection Accounts
Schedule 3.04	Governmental Approvals
Schedule 3.05	Material Project Contracts
Schedule 3.07(a)	Loan Parties Information
Schedule 3.08(a)	Litigation
Schedule 3.11(a)	Permitted DC Location
Schedule 3.12	Tax Liabilities
Schedule 3.15	Environmental Matters
Schedule 3.21(b)	Subsidiary Guarantors Location of Business and Offices
Schedule 4.03(a)	Permitted Customers
Schedule 5.02	Insurance Requirements
Schedule 5.22	GPU Servers
Schedule 6.02(a)	Liens
Schedule 6.04	Investments

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This CREDIT AGREEMENT, dated as of February 11, 2026 (as amended, amended and restated, supplemented or otherwise modified, this “Agreement”), by and among NSCALE SERVICES UK LTD, a private limited company incorporated in England and Wales with registered number 16445102, as borrower (the “Initial Borrower”), CERTAIN SUBSIDIARIES OF THE INITIAL BORROWER PARTY HERETO FROM TIME TO TIME, as subsidiary guarantors (the “Subsidiary Guarantors”) and Additional Borrowers (as defined below, and, together with the Initial Borrower, collectively, the “Borrowers”; and the Borrowers together with the Subsidiary Guarantors, the “Loan Parties”), the LENDERS party hereto from time to time, GLOBAL LOAN AGENCY SERVICES LIMITED (“GLAS LTD”), as administrative agent and cash manager (in such capacity, together with any successor administrative agent appointed pursuant to the provisions of Section 8.06, the “Administrative Agent”), GLAS TRUST CORPORATION LIMITED (“GLAS Trust” and, together with GLAS LTD, “GLAS”), as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the provisions of Section 8.06, the “Collateral Agent”) and the Specified Swap Counterparties party hereto solely for purposes of Sections 7.04, 7.05 and 9.08.

W I T N E S S E T H:

WHEREAS, ~~the Parent Guarantor is a Subsidiary of Nscale Global;~~

~~WHEREAS,~~ the Pledgor is a ~~wholly owned~~ Subsidiary of the Parent Guarantor;

WHEREAS, the Initial Borrower is a wholly owned direct Subsidiary of the Pledgor;

WHEREAS, the Initial Borrower has requested that the Lenders provide Delayed Draw Term Loan Commitments in an aggregate amount not in excess of $1,422,000,000;

WHEREAS, the proceeds of the Delayed Draw Term Loan will be used to (a) finance IG Capital Expenditures (as defined below) for deployment in a Permitted DC Location (as defined below) and (b) pay transaction costs and expenses incurred therewith and the other Transactions; and

WHEREAS, the Lenders are willing to extend such Loans to the Initial Borrower on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“Acceptable Issuer” shall mean a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A- or higher by Standard & Poor’s or Fitch or A3 or higher by Moody’s or a comparable rating reasonably acceptable to the Required Lenders.

“Accession Agreement” shall mean any accession agreement substantially in the form attached as Exhibit M hereto.

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“Account Bank” shall mean JPMORGAN CHASE BANK, N.A., pursuant to that certain Accounts Agreement, dated on or around of the Closing Date, entered into by and among JPMORGAN CHASE BANK, N.A., the Initial Borrower, the relevant Subsidiary Guarantors and the Collateral Agent (the “Accounts Agreement”).

“Accounts Agreement” shall have the meaning assigned to such term in the definition of “Account Bank”.

“Acquisition” shall mean any acquisition of Infrastructure by any Loan Party.

“Additional Borrowers” shall mean any Borrower appointed in accordance with the provisions of Section 9.27.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit I, or any other form approved by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” shall mean, at any time, any Lender that is a Parent Company or any other Affiliate of the Initial Borrower other than (a) the Initial Borrower or any of its Subsidiaries or (b) any natural person.

“Agent Default Period” shall mean, with respect to any Agent, any time when such Agent has, or has a direct or indirect parent company that has, become the subject of a proceeding under any bankruptcy or insolvency laws, or has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other Governmental Authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Agent Fee Letter” shall mean that certain Agent Fee Letter, dated as of the Signing Date, between the Initial Borrower, the Administrative Agent and the Collateral Agent.

“Agent Parties” shall mean the Administrative Agent, the Collateral Agent or any other Agent-Related Person.

“Agent-Related Persons” shall mean the Agents, together with their respective Affiliates and the officers, directors, employees, partners, agents, advisors, attorneys-in-fact and other representatives of such Persons and Affiliates.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph hereto.

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“Aker Investor” shall mean Aker DC Holdings AS and any Affiliate thereof.

“All-In Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees or Term SOFR or Base Rate “floor” in each case that are shared with all providers of such Indebtedness; provided that (a) OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness) and (b) “All-In Yield” shall not include amendment fees, consent fees, arrangement fees, structuring fees, commitment fees, underwriting fees, placement fees, advisory fees, call protection, success fees, ticking fees, undrawn commitment fees and similar fees that are not paid to all providers of such Indebtedness, any fees not paid or payable in the primary syndication of such Indebtedness or fees not paid or payable generally to all lenders ratably.

“Amortization Schedule Updates” shall mean, in connection with any Permitted Model Updates to give effect to a new Eligible Customer Contract, the following parameters: (a) the first scheduled principal payment secured by the applicable GPU Cluster shall be due on the Quarterly Payment Date ending immediately after the Revenue Generation Date applicable to such GPU Cluster; (b) a final scheduled principal payment will be due on or prior to the date of the last cash payment required under such Eligible Customer Contract; (c) immediately after giving effect to any scheduled amortization payment, the IG Sizing DSCR shall be no less than 1.20:1.00; (d) increases to the amounts of DC Costs, Taxes and Management Fees to the extent related to servicing such Eligible Customer Contract (provided that the Management Fee cannot be increased without the prior written consent of the Lenders); and (e) principal payments shall be subject to adjustments to ensure pro forma compliance with the IG Sizing DSCR requirements hereunder; provided that any principal payments under this clause (e) shall be applied pro rata across each borrowing of Loans and shall be allocated within the applicable GPU Cluster so as to equally reduce all remaining scheduled principal payments for the Loans of each such GPU Cluster on a pro rata basis (including any bullet payment at maturity). Notwithstanding the foregoing, Cluster Scheduled Amortization in respect of any On-Demand Contracts and Short-Term Contracts shall be required to be repaid in twelve (12) equal quarterly installments, with the first such installment due and payable on the first Quarterly Payment Date at the end of the first full Collection Period following the Funding Date with respect to such On-Demand Contract.

“Anti-Corruption Laws” shall mean all Laws of any jurisdiction concerning or relating to bribery or corruption, including, without limitation, the FCPA, and any Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

“Anti-Money Laundering Laws” shall mean all Laws of any jurisdiction relating to the prevention or prohibition of money laundering or terrorist financing, including, without limitation: the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the PATRIOT Act; Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; ~~the Proceeds of Crime (Jersey) Law 1999; the Proceeds of Crime (Supervisory Bodies) (Jersey) Law 2008; and the Money Laundering (Jersey) Order 2008~~ European Union Money Laundering Directives and member states’ implementing legislation and/or the UK’s Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 (as appropriate); the UK Proceeds of Crime Act 2002; the UK Terrorism Act 2000 and any similar laws or regulations currently in force or hereafter enacted.

“Anticipated Cure Deadline” shall have the meaning assigned to such term in Section 7.03(a).

“Applicable Margin” shall mean a percentage per annum equal to (a) 5.00% for Term SOFR Loans and (b) 4.00% for Base Rate Loans; provided, that upon the occurrence of and at all times following the

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[***] Step-Up Date, Applicable Margin shall mean a percentage per annum equal to (x) 5.25% for Term SOFR Loans and (y) 4.25% for Base Rate Loans.

“Applicable Premium” shall mean, for any prepayment of Loans that is made pursuant to Section 2.09(a), Section 2.09(b)(ii) or Section 2.09(b)(v) (or any acceleration of such Loans pursuant to Section 7.02 (whether automatic or upon notice)) on or prior to the second (2nd) anniversary of the applicable Funding Date with respect to such Loans (collectively, the “Payment Events”, and each, a “Payment Event”), a prepayment premium equal to (a) 2.00% on the principal amount of all Loans prepaid on the date of any Payment Event during the period commencing on the applicable Funding Date with respect to such Loans and ending on the date that is the first (1st) anniversary of the applicable Funding Date with respect to such Loans and (b) 1.00% on the principal amount of all such Loans prepaid on the date of any Payment Event during the period commencing immediately on or after the date that is the first (1st) anniversary of the applicable Funding Date with respect to such Loans and ending on the date that is the second (2nd) anniversary of the applicable Funding Date with respect to such Loans. The Administrative Agent shall have no obligation to calculate or verify the calculation of the Applicable Premium.

“Approved Fund” shall mean any Person (other than a natural person) that is a financial institution engaged in making, purchasing, holding, or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Applicable Law” means all applicable statutes, statutory instruments, orders, rules, regulations, common law or law of equity, court orders, judgements or decrees, regulatory codes, codes of conduct, codes of practice, regulatory policies and guidelines (whether or not having the force of law) in force from time to time which apply to the Loans and the Loan Parties.

“Arranger” means Goldman Sachs Lending Partners LLC, in its capacity as lead arranger, sole structuring agent and sole placement agent.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Administrative Agent and the Initial Borrower (if required pursuant to Section 9.04(b)), in substantially the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Attorney Costs” shall mean and include all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.

“Availability Period” shall mean the period beginning on the Closing Date and ending on the earliest of (a) the Initial Delayed Draw Term Loan Commitments being drawn in full, (b) the termination of all outstanding Initial Delayed Draw Term Loan Commitments in accordance with this Agreement, and (c) the 18-month anniversary of the Closing Date.

“Available Cash” shall mean, for any period, the sum (without duplication) of all amounts (other than Equity Proceeds, Delayed Draw Term Loans and Other Proceeds) that any Loan Party actually receives in cash or Cash Equivalents during such period (a) from a Customer pursuant to the terms of the Eligible Customer Contracts and (b) pursuant to Secured Swap Agreements.

“Available Excess Cash” shall mean, as of any Quarterly Payment Date, (a) the aggregate balance in or required to be in the Collection Accounts less (b) any amounts due on such Quarterly Payment Date and payable in accordance with clauses first through seventh of Section 2.20(b).

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“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payment of interest calculated with reference to such Benchmark, in each case, as of such date, and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.21(d).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time), (c) in relation to any state other than an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation, and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” shall have the meaning set forth in clause (b) of the definition of “Cash Equivalents”.

“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding or the occurrence of any other event in respect of such Person of the type described in any of Section 7.01(h) or Section 7.01(i), or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good-faith determination of the Required Lenders, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that, in respect of any Lender, a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Bankruptcy Event of Default” shall mean an Event of Default as set out in Section 7.01(h) or Section 7.01(i).

“Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the sum of one-half of one percent (0.50%) per annum and the Federal Funds Effective Rate, (b) the Prime Rate on such day and (c) Term SOFR published on such day for an Interest Period of one (1) month plus one percent (1.00%) per annum (provided that, if such rate shall, at any time, be less than the Floor, such rate shall be deemed to be the Floor for all purposes herein). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, respectively.

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“Base Rate Loan” shall mean a Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” shall have the meaning assigned to such term in clause (b) of the definition of “Term SOFR”.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior Benchmark rate pursuant to Section 2.21.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate Benchmark rate that has been selected by the Administrative Agent (at the direction of the Required Lenders) and the Initial Borrower giving due consideration to (i) any selection or recommendation of a replacement Benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a Benchmark rate as a replacement for the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (at the direction of the Required Lenders) and the Initial Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the IOSCO Principles; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

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For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, the Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or in compliance with or aligned with the IOSCO Principles.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21 and (b) ending at the time that a Benchmark Replacement has replaced then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.21.

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“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocking Law” means:

(a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); or

(b) any similar blocking or anti-boycott law applicable to that Secured Party. “Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Bona Fide Debt Fund” shall mean any fund or investment vehicle that is primarily engaged in the making, purchasing, holding, or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17(b).

“Borrower Party” shall means the Parent Guarantor, Pledgor, each Loan Party and, solely until the Nscale Drift Transfer Date, Nscale Drift.

“Borrowers” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Borrowing” shall mean a group of Loans under the Delayed Draw Term Loan Facility and made on a single date to any Borrower.

“Borrowing Request” shall mean a request by any Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1.

“Business Day” shall mean any day of the year, other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state of New York, London, ~~Jersey,~~ Lisbon, Amsterdam or Oslo; provided that, when used in connection with a Term SOFR Loan, or any other calculation or determination involving SOFR, the term “Business Day” shall mean any day that is only a U.S. Government Securities Business Day.

“[***]” shall mean [***].

“[***] Concentration Limit” shall mean the Concentration Limit set forth in clause (a) of the definition of “Concentration Limits”.

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“[***] Contracts” shall mean all Customer Contracts under which [***] (or its Affiliates) is the Customer.

“[***] Signing Date Contract” shall mean that certain Cloud Service Agreement, dated as of December 4, 2025, between [***], a wholly owned Subsidiary of [***], and Nscale Drift III, as in effect on the Signing Date.

“Cancelled Certificate” means any QPP Certificate in respect of which HMRC has given a notification under regulation 7(5) of the QPP Regulations pursuant to regulation 7(4)(b) of the QPP Regulations so that such QPP Certificate is a cancelled certificate for the purposes of the QPP Regulations.

“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capitalized Leases) by the Initial Borrower during such period that, in conformity with GAAP, are required to be included as capital expenditures on the consolidated statement of cash flows of the Initial Borrower.

“Capital Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease; provided that any obligations of any Person either existing on the Signing Date or created prior to any re-characterization described below (a) that were not included on the consolidated balance sheet of such Person as financing or capital lease obligations and (b) that are subsequently re-characterized as financing or capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under this Agreement not be treated as financing lease obligations, Capital Lease Obligations or Indebtedness.

“Capitalized Leases” shall mean all leases that have been or are required to be, in accordance with GAAP, recorded as financings or capital leases (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on a balance sheet in accordance with GAAP; provided further that for purposes of calculations made pursuant to the terms of this Agreement or compliance with any covenant, GAAP will be deemed to treat leases in a manner consistent with its treatment under GAAP as of December 31, 2018, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.

“Cash Equivalents” shall mean:

(a) direct obligations of the United States of America, the United Kingdom or any EEA Member Country or any agency thereof or obligations guaranteed by the United States of America, the United Kingdom or any EEA Member Country or any agency thereof, in each case with maturities not exceeding two (2) years;

(b) time deposit accounts, certificates of deposit and money market deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof, or any foreign country recognized by the United States of America, having capital, surplus and undivided profits in excess of $250,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A- (or such similar equivalent rating or higher) by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) (each, a “Bank”);

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(c) repurchase obligations with a term of not more than one hundred eighty (180) days for underlying securities of the types described in clause (a) above entered into with a Bank;

(d) commercial paper, maturing not more than one (1) year after the date of acquisition, issued by a corporation (other than an Affiliate of the Initial Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of A-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e) securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, the United Kingdom or any EEA Member Country, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A2 by Moody’s;

(f) shares of mutual funds whose investment guidelines restrict ninety-five percent (95%) of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s or (iii) have portfolio assets of at least $500,000,000; and

(h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not more than one-half (1/2) of one percent (1%) of the total assets of the Initial Borrower on a consolidated basis as of the end of the Initial Borrower’s most recently completed fiscal year.

“Cash Trap Amount” shall mean, as of any Quarterly Payment Date, (a) the aggregate balance in the Collection Accounts less (b) any amounts due on such Quarterly Payment Date and payable in accordance with clauses first through twelfth of Section 2.20(b).

“Cash Trap Event” shall mean that, as of any Determination Date: (a) the Historical DSCR is less than 1.15:1.00; provided that a Cash Trap Event under this clause (a) shall continue until the Historical DSCR is above 1.15:1.00 as of any subsequent Determination Date; or (b) the Revenue Generation Date with respect to any GPU Server has not occurred within ninety (90) days of the applicable GPU Delivery Date pursuant to the terms of an Eligible Customer Contract; provided that a Cash Trap Event under this clause (b) shall continue until the applicable Revenue Generation Date has occurred as of any subsequent Determination Date.

“Cash Trap Prepayment Event” shall be deemed to occur if, as of any Determination Date, a Cash Trap Event has continued for at least four (4) consecutive Determination Dates.

“Cash Trap Reserve Account” shall mean an account established at the Account Bank in the name of the Initial Borrower entitled “Cash Trap Account” and with an account number ending in [***].

“Casualty Event” shall mean any event that causes all or a portion of any Infrastructure or Uncontracted Infrastructure to be materially damaged, destroyed or rendered unfit for its intended use for any reason whatsoever.

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A “Change in Control” shall be deemed to occur if:

(a) at any time, (i) prior to an IPO, the Permitted Holders shall cease to directly or indirectly own, beneficially and of record, at least fifty point one percent (50.1%) of the voting power of the outstanding Equity Interests of ~~Nscale Global and~~ the Parent Guarantor or (ii) following an IPO, (x) the Permitted Holders shall cease to directly or indirectly own, beneficially and of record, at least thirty-five (35%) of the voting power of the outstanding Equity Interests of ~~Nscale Global and~~ the Parent Guarantor or (y) any Person, entity, or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Equity Interests of ~~Nscale Global or~~ the Parent Guarantor that exceeds that of the Permitted Holders;

(b) at any time, the Parent Guarantor (together with the Aker Investor, solely with respect to the Equity Interests it owns in Midco, which such Equity Interests owned by Aker Investor shall not exceed 25.0% of all such Equity Interests in Midco) shall cease to, directly or indirectly, own one hundred percent (100%) of the issued and outstanding Equity Interests of any Borrower; provided, that the failure of one hundred percent (100%) of the issued and outstanding Equity Interests of any Borrower being pledged as a security interest in each such Borrower pursuant to clause (d) of the definition of “Collateral and Guarantee Requirement” shall in any event constitute a “Change in Control”;

(c) at any time, ~~Nscale Global~~the Parent Guarantor shall cease to Control any Borrower; or

(d) at any time, the Borrowers shall cease to, directly or indirectly, own one hundred percent (100%) of the issued and outstanding Equity Interests of any Subsidiary Guarantor.

(e) For purposes of this definition, “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or implementation of any treaty, law, rule or regulation, (b) any change in law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or United States or foreign regulatory agencies, in each case, pursuant to Basel III, CRD IV or CRR, or any law or regulation that implements or applies Basel III, CRD IV or CRR, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change in Tax Law” means any change which occurs after the date of this Agreement or, if later, after the date on which the relevant Lender became a Lender pursuant to this Agreement (as applicable) (or, if the relevant lender is fiscally transparent for the purposes of the jurisdiction imposing a Tax Deduction, and such status is relevant for determining its tax status towards such Tax Deduction, the date the relevant member of the Lender became such a member, but only in respect of payments to be received, or deemed for tax purposes to be received, by such member) in any law, regulation or treaty (or in the interpretation, administration or application of any law, regulation or treaty) or any published practice or published concession of any relevant tax authority.

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“Charges” shall have the meaning assigned to such term in Section 9.09.

“Circular Group Contribution” shall have the meaning assigned to such term in the definition of “Permitted Contribution”.

“Closing Date” shall mean the first date on which each of the conditions precedent set forth in Section 4.01 and Section 4.02 are satisfied or waived by the Administrative Agent (at the direction of each Lender) in accordance with the terms thereof.

“Cluster Advance Amount” shall mean, as of any date of determination with respect to any GPU Cluster, the lowest of: (a) the maximum amount of Delayed Draw Term Loans that could be borrowed on such date of determination such that the Delayed Draw Term Loans allocable to such Eligible Customer Contract and such GPU Cluster shall not exceed the product of (i) (A) with respect to any GPU Cluster allocable to any [***] Contract, prior to the applicable Revenue Generation Date thereof, fifty percent (50%), (B) with respect to any GPU Cluster allocable to a Pipeline Contract (other than any Pipeline Contract with [***] as a Customer), prior to the applicable Revenue Generation Date thereof, fifty-five percent (55%), or (C) in all other circumstances (including, for the avoidance of doubt, in connection with any additional borrowing with respect to any GPU Cluster allocable to any such Eligible Customer Contract following the Revenue Generation Date thereof), eighty percent (80%) (or, (x) solely with respect to the [***] Contracts, seventy-five percent (75%) and (y) solely with respect to On-Demand Contracts and Short-Term Contracts, fifty percent (50%)) and (ii) the applicable IG Capital Expenditures with respect to such GPU Cluster, (b) the maximum amount of Loans that could be borrowed on such date of determination such that, immediately after giving effect to such Borrowing of Loans, the IG Sizing DSCR shall be equal to or greater than 1.20:1.00 and (c) solely with respect to any [***] Contract, the maximum amount of Delayed Draw Term Loans that could be borrowed on any Funding Date such that the [***] Concentration Limit is satisfied, in each case, as of such date of determination. Notwithstanding anything to the contrary, for the purposes of calculating the Cluster Advance Amount after the Initial Amortization Payment Date, it is agreed and understood that the payments required to be made under Section 2.08 shall be deemed to have been made (whether or not such payments were actually made on such Quarterly Payment Date), except that, for the avoidance of doubt, such assumption does not relieve the Initial Borrower from making the payments required to be made pursuant to Section 2.08 and failure to make such payments shall result in an Event of Default pursuant to the terms set forth in this Agreement.

“Cluster Scheduled Amortization” shall mean with respect to each Delayed Draw Term Loan, the schedule of Loan principal payments set forth on Schedule 2.08(a), as such schedule is updated from time to time in accordance with this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

“Collateral” shall mean any and all assets, whether tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Access Agreements” shall have the meaning assigned to such term in Section 5.19(a).

“Collateral Accounts” shall mean (a) the Collection Accounts, (b) the Other Proceeds Account, (c) the Distribution Reserve Account, (d) the Cash Trap Reserve Account, (e) each Reserve Account, and (f) each General Account.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

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“Collateral Agreement” shall mean that certain Collateral and Guarantee Agreement, dated as of the Closing Date, among the Pledgor, Initial Borrower, the other Loan Parties and the Collateral Agent, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with this Agreement.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a) the Administrative Agent shall have received each Security Document required to be delivered on the Closing Date pursuant to Section 4.02(a)(iv) or from time to time pursuant to Section 5.10, subject to the limitations and exceptions of this Agreement or any Security Document, duly executed by the Pledgor, Nscale Drift or the Loan Parties, as applicable;

(b) payment of the Obligations shall be guaranteed by the Parent Guarantor pursuant to the Parent Guarantee;

(c) the Obligations shall have been guaranteed by the Subsidiary Guarantors pursuant to, and to the extent set forth in, the Collateral Agreement;

(d) the Obligations shall have been secured pursuant to the Security Documents by a first-priority security interest, subject to Liens permitted by Section 6.02, in all the Equity Interests of each Loan Party and, solely prior to the Nscale Drift Transfer Date, Nscale Drift (and the Collateral Agent, to the extent such interests are certificated, shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank);

(e) all Pledged Debt owing to any Loan Party that is evidenced by a promissory note with a principal amount in excess of $15,000,000 shall have been delivered to the Collateral Agent pursuant to the Security Documents and the Collateral Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(f) the Obligations shall have been secured by a first-priority perfected security interest in substantially all now owned or at any time hereafter acquired tangible and intangible assets of the Loan Parties, in each case, in accordance with the terms and conditions and subject to exceptions and limitations otherwise set forth in this Agreement and the Security Documents (to the extent appropriate in the applicable jurisdiction);

(g) solely prior to the Nscale Drift Transfer Date, the Obligations shall have been secured by a first-priority perfected security assignment of the monetary claims under each Data Center Lease/License to which Nscale Drift is party and share pledge over the shares in Nscale Drift; and

(h) except as otherwise contemplated by this Agreement or any Security Document, all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Security Documents, applicable Law or reasonably requested by the Administrative Agent or the Collateral Agent (at the request of the Required Lenders) to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded.

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Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A)
the Collateral Agent (at the direction of the Required Lenders) may grant extensions of time for the creation or perfection of security interests in, or taking other actions with respect to, particular assets (including extensions beyond the Closing Date) or any other compliance with the requirements of this definition where the Administrative Agent reasonably determines, in consultation with the Initial Borrower, that the creation or perfection of security interests or taking other actions, or any other compliance with the requirements of this definition cannot be accomplished without undue delay, burden or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents, and the Administrative Agent shall notify the other Lenders of any such extension so granted;
(B)
the Obligations shall not be required to be secured by any lease, license or other agreement or any property subject to a Capitalized Lease, purchase money security interest or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or Capitalized Lease or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Pledgor or Loan Parties) (in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or any other applicable law or principle of equity) other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code notwithstanding such prohibition; and
(C)
Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in this Agreement and the Security Documents and subject to any prohibitions under applicable Law. In particular, in relation to the Guarantee provided by Nscale Portugal and the Portuguese Security Agreement:

(i) No Portuguese Subsidiary Guarantor shall undertake any obligation to repay nor guarantee, in any way, any amount used to fund the acquisition or subscription of its own shares and/or the acquisition or subscription of the shares in its parent company (or, if applicable, in any other company which may indirectly control such company) to the extent that by undertaking such obligations or granting such guarantee that Portuguese Subsidiary Guarantor would be deemed to be providing financial assistance to the acquisition of own shares under article 322 of the Portuguese Companies Code (Código das Sociedades Comerciais). All provisions of the Loan Documents shall be construed accordingly in the sense that, in no case, shall a Portuguese Subsidiary Guarantor, under any Loan Document, guarantee or secure in any way the repayment of the above mentioned funds or enforcement thereof be used for the repayment of such funds and that any part of the Loan Documents not affected by any such potential invalidity under article 322 of the Portuguese Companies Code shall be maintained in full.

(ii) Additionally, no Portuguese Subsidiary Guarantor may guarantee any obligation which is not in the relevant company's own interest or the holder of such an obligation is not in a control or group relationship (as defined under Portuguese law) with the relevant Portuguese Subsidiary Guarantor. The obligations of the Portuguese Subsidiary Guarantor under this Agreement will not cover or extend to cover any liabilities which would cause an infringement of article 6, number 3 of the Portuguese Companies Code governing the capacity of the Portuguese companies on the granting of guarantees and security.

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(iii) No Portuguese Subsidiary Guarantor shall be liable to pay any amount under this Agreement and the Loan Documents to the extent that, were it so liable, it would be deemed as null and void in breach of article 6 or 322 of the Portuguese Companies Code or any other applicable laws having the same effect.

(iv) This section shall also apply mutatis mutandis to any Lien created by a Portuguese Subsidiary Guarantor under the Portuguese Security Agreement and to any Guarantee, indemnity, any similar obligation resulting in a payment obligation and payment, including but not limited to set-off, pursuant to the Loan Documents and made by the relevant Guarantor.

“Collection Account” shall have the meaning assigned to such term in Section 2.20(a)(i).

“Collection Period” shall mean with respect to each Quarterly Payment Date, the three-month period ending immediately prior to the month in which such Quarterly Payment Date occurs.

“Combined DSCR” shall mean, as of any date of determination, the ratio of (a) the total Projected Contracted Cash Flows, minus DC Costs, minus Senior Expenses, in each case calculated by reference to the three month period ended as of such date of determination and with respect to each Eligible Customer Contract that has achieved its Revenue Generation Date; provided that Projected Contracted Cash Flows, DC Costs and Senior Expenses with respect to any [***] Contract shall be limited to the Projected Contracted Cash Flows, DC Costs or Senior Expenses, as applicable, for the first four years thereof to (b) Projected Debt Service as of such date of determination. Notwithstanding anything to the contrary, for the purposes of calculating the IG Sizing DSCR after the Initial Amortization Payment Date, any payments required to be made under Section 2.08 shall be deemed to have been made on the applicable Quarterly Payment Date (whether or not such payments were actually made on such Quarterly Payment Date), provided that such assumption shall not relieve the Initial Borrower from making the payments required to be made pursuant to Section 2.08 and any failure to make such payments shall result in an Event of Default pursuant to the terms set forth in this Agreement.

“Commitment Termination Date” shall mean the last day of the Availability Period.

“Commitments” shall mean, collectively, with respect to any Lender, such Lender’s Delayed Draw Term Loan Commitments.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 9.17(a)(i).

“Compliance Certificate” shall mean a compliance certificate executed by a Financial Officer of the Manager (or the Initial Borrower, if the Manager has been replaced), in substantially the form of Exhibit D.

“Concentration Limit Excess Amount” shall mean, as of any date of determination on which any one or more of the Concentration Limits are exceeded, an amount (without duplication) equal to the portion of the aggregate principal amount of Loans by which each such Concentration Limit is exceeded.

“Concentration Limit Prepayment Event” shall be deemed to occur if, as of (x) the last day of the Availability Period, (y) the Contract Termination Date of any Eligible Customer Contract with an IG Customer or (z) the assignment of any Eligible Customer Contract by an IG Customer, (a) the principal amount of Loans (without giving effect to any prepayments to be made on such date) exceeds any of the

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Concentration Limits and (b) the aggregate Concentration Limit Excess Amount as of such date is greater than $25,000,000.

“Concentration Limits” shall mean the requirement that, as of any date of determination (including, for the avoidance of doubt, upon any Concentration Limit Prepayment Event), the principal amount of Loans attributable to (a) all [***] Contracts, in the aggregate, shall not exceed twenty percent (20%) of the aggregate amount of Loans outstanding as of such date (or, if such date of determination is prior to the end of the Availability Period, twenty percent (20%) of the sum of (i) the aggregate principal amount of the Commitments as of the Closing Date allocable to the [***] Contracts, the [***] Contract, and the [***] Signing Date Contract, plus (ii) the aggregate principal amount of the Commitments as of the Closing Date allocable to any other Eligible Customer Contract with an IG Customer in respect of a Pipeline 2 Cluster (the Customer Contracts described in this clause (ii), the “Pipeline Contracts”) (solely, in the case of clause (ii), to the extent that the Loan Parties have delivered to the Administrative Agent the fully executed Eligible Customer Contract and related Data Center Lease/Licenses in respect thereof)), (b) all On-Demand and Short-Term Contracts shall not exceed six percent (6.0%) of the aggregate amount of Loans outstanding as of such date, or (c) all Customer Contracts under which the Customer is not an IG Customer shall not exceed zero percent (0.0%) of the aggregate amount of Loans outstanding as of such date. The expected Loan allocations to each Loan Party and Project as of the Signing Date are set forth in Schedule 1.01.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.21 and other technical, administrative or operational matters) that the Administrative Agent (at the direction of the Required Lenders) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent (at the direction of the Required Lenders) in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (with the approval of the Required Lenders) decides is necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contract Termination Date” shall mean the date of termination of any Customer Contract.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall mean, with respect to each Collateral Account and any other deposit account or securities account of any Loan Party, one or more control agreements, consent letters,

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acknowledgments of liens or other documents executed by the financial institution with which such account is maintained and any other parties thereto, in each case which is sufficient to establish the Collateral Agent’s control pursuant to Section 9-104 of the UCC over such account or to perfect the security interest of the Collateral Agent in such account under applicable Law and is, in each case, in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).

“Covered Affiliate” means, in connection with the determination of a Lender’s net short position at the time of any determination, any Affiliate of such Lender that, at the time of such determination, is intentionally coordinating or acting in concert with such Lender with respect to its interest in any Loans and/or Commitments and/or any derivative instrument referencing a Loan Party or any Loans and/or Commitments.

“Covered Entity” shall mean any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning assigned to such term in Section 9.25.

“CRD IV” means Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

“Credit Event” shall mean each Credit Extension by a Lender.

“Credit Extension” shall mean a Borrowing requiring a Borrowing Request to be provided by any Borrower.

“CRR” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No. 648/2012.

“CTA” means the Corporation Tax Act 2009.

“Cure Equity” shall have the meaning assigned to such term in Section 7.03(a).

“Cure Right” shall have the meaning assigned to such term in Section 7.03(a).

“Customer” shall mean, as of any date of determination, the counterparty to a Customer Contract.

“Customer Acceptance Date” shall mean the date on which a Permitted Customer accepts delivery of Services, in whole or in part, under an Eligible Customer Contract.

“Customer Contract” shall mean any agreement entered into by and among any Loan Party (or transferred or assigned to such Person) and a customer for the provision of Services.

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“Customer Direct Agreement” shall mean duly executed direct agreements among a Customer, the applicable Loan Party and the Collateral Agent in respect of an Eligible Customer Contract, in form and substance reasonably acceptable to the Required Lenders.

“Data Center Lease/License” shall mean, (a) any data center lease agreements entered into between (i) any Loan Party or, before the Nscale Drift Transfer Date, Nscale Drift, and (ii) any of its Affiliates or third parties in respect of any Project, (b) any data center colocation agreements entered into between any Loan Party with any of its Affiliates or third-parties in respect of any Project and/or (c) licenses, solely to the extent required to operate the applicable Project.

“Data Protection Laws” shall mean, collectively, all applicable federal, state, provincial, local or foreign Laws, ordinances, regulations, rules, codes, orders, judgments or other legally binding requirements or rules of Law that relate to the collection, handling, possession, processing, sale, transmission or use of personal data or personal information, including, to the extent applicable to the business of the Initial Borrower, (a) the European Union’s General Data Protection Regulation (Regulation (EU) 2016/679 of the European Parliament and repealing Directive 95/46/EC) and the Privacy and Electronic Communications Directive 2002/58/EC, the UK Data Protection Act 2018 (“DPA”), the UK General Data Protection Regulation as defined by the DPA as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019, the Privacy and Electronic Communications Regulations 2003, (b) the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (Cal. Civ. Code §§ 1798.100 et seq.), (c) the Colorado Privacy Act (Colo. Rev. Stat. §§6-1-1301 et seq.), (d) the Connecticut Personal Data Privacy and Online Monitoring Act (Conn. Pub. Act No. 22-15), (e) the Utah Consumer Privacy Act (Utah Code §§ 13-61-101 et seq.), (f) the Virginia Consumer Data Protection Act (VA Code Ann. §§ 59.1-575 et seq.), (g) the Canadian Personal Information Protection and Electronic Documents Act (S.C. 2000, c. 5) and (h) the Personal Information Protection Law of the People’s Republic of China, adopted on August 20, 2021; each of the foregoing as amended or restated, and their foreign, state, provincial or local counterparts or equivalents.

“DC Costs” shall mean, rent payments, pass-through power costs and other amounts payable relating to the any Data Center Lease/License following the applicable GPU Delivery Date (which DC Costs shall, in any event, exclude any deposits pursuant to clause (p) of the definition of “Excepted Liens”).

“Debenture” means the English law governed debenture, dated on or prior to the Closing Date, and made between the Initial Borrower and the Subsidiary Guarantors as Chargors (as defined therein) and the Collateral Agent.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event or condition that upon notice, lapse of time or both hereunder would constitute an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.11(b).

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

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“Defaulting Lender” shall mean any Lender that (a) has failed to (i) fund all or any portion of its Loans within three (3) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Initial Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good-faith dispute or subsequently cured, (b) has notified in writing the Initial Borrower or the Administrative Agent that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied) with respect to its funding obligations, under any Facility or under other agreements generally in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with its funding obligations under any Facility (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Initial Borrower) or (d) has, or has a direct or indirect parent company that has, become the subject of a proceeding under a Bail-In Action or any bankruptcy or insolvency laws, or has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Initial Borrower and each Lender.

“Delayed Draw Term Loan Commitment” shall mean, collectively, (a) the Initial Delayed Draw Term Loan Commitment and (b) any Incremental Commitment.

“Delayed Draw Term Loan Facility” shall mean the Delayed Draw Term Loan Commitments and the Delayed Draw Term Loans.

“Delayed Draw Term Loans” shall mean the term loans made by the Lenders to the Initial Borrower from time to time pursuant to Section 2.01 and Section 2.22, as applicable.

“Delivered” or “Delivery” shall mean, with respect to any GPU Cluster on the relevant GPU Delivery Date, in connection with an IG Contract, such GPU Cluster has (a) satisfied all of the Initial Borrower’s internal testing and other requirements and (b) been deemed, in the Initial Borrower’s good-faith determination, ready to be accepted by the applicable Customer with respect to such IG Contract.

“Deployment Ramp Reserve Account” shall mean an account established at the Account Bank in the name of the Initial Borrower entitled “Deployment Ramp Reserve Account” and with an account number ending in [***].

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“Deployment Ramp Reserve Requirement” shall mean that, as of any date of determination, the Funded Amount with respect to the Deployment Ramp Reserve Account shall be equal to or greater than the sum of all (a) Senior Expenses and DC Costs payable in connection with each Eligible Customer Contract that has not yet achieved its Revenue Generation Date and (b) scheduled cash interest payments with respect to all outstanding Loans used to finance Capital Expenditures under any Eligible Customer Contract that has not yet achieved its Revenue Generation Date (in the case of this clause (b), calculated prior to the utilization of any amounts on balance in the Deployment Ramp Reserve Account), in each case, projected in the Financial Model to be due and payable by the Loan Parties for the three (3) full fiscal months following such date of determination.

“Determination Date” shall mean with respect to each Quarterly Payment Date, the date that is five (5) Business Days prior to such Quarterly Payment Date.

“Direct Agreements” shall mean, collectively, the Customer Direct Agreements and the Collateral Access Agreements.

“Disposition” or “Dispose” shall mean the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Initial Borrower of any of its Equity Interests to the Pledgor; provided, further, that no permitted withdrawals or transfers from the Collateral Accounts pursuant to Section 2.20 or otherwise from an Excluded Account shall constitute a Disposition hereunder. The term “Disposed” shall have a correlative meaning hereto.

“Disqualified Lender” shall mean:

(a) those Persons identified by the Initial Borrower to the Lenders and the Arranger (with a copy to the Administrative Agent) in writing on or prior to the Signing Date;

(b) any competitor of the Loan Parties that is identified in writing (which list of competitors may be supplemented by the Initial Borrower after the Signing Date) by means of a written notice to each Lender (with a copy to the Administrative Agent), but which supplementation shall not apply retroactively to disqualify any previously acquired assignment or participation in any Loan;

(c) any Affiliate of any Person described in clauses (a) and (b) above (other than any Bona Fide Debt Fund of any competitor of the Loan Parties) that is either identified in writing to the Administrative Agent or readily identifiable on the basis of such Affiliate’s name; it being understood and agreed that (i) no fund or account operating as part of the credit division of any Lender shall constitute a Disqualified Lender and (ii) the identification of any Person as a Disqualified Lender after the Signing Date shall not apply to retroactively disqualify any previously acquired assignment or participation interest in any Loan.

“Disqualified Person” shall have the meaning assigned to such term in Section 9.04(d)(ii).

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“Distribution Conditions” shall mean, on any date on any Quarterly Payment Date or on any other date on which an applicable Restricted Payment pursuant to Section 6.06 is made, compliance with the following conditions:

(a) at the time of and immediately after such transfer, no Event of Default or Default shall have occurred and be continuing;

(b) all amounts due and payable as of such Quarterly Payment Date pursuant to Section 2.08 have been paid in full;

(c) the Reserve Requirements shall have been satisfied on such date; and

(d) with respect to such Restricted Payment made from the Signing Date through the end of the Availability Period, the Specified Representations shall be true and correct in all material respects on and as of the applicable Quarterly Payment Date and date on which such Restricted Payment is made with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (or, to the extent qualified by materiality, true and correct in all respects).

“Distribution Reserve Account” shall mean a securities or deposit account established at the Account Bank in the name of the Initial Borrower entitled “Distribution Reserve Account” and with an account number ending in [***].

~~“Dutch Security Document” shall mean the Dutch law governed security agreement entered into between Nscale Portugal, Nscale Drift III and Nscale Norway, each as pledgor and the Collateral Agent as pledgee.~~

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Criteria” shall mean, with respect to any Customer Contract, that:

(a) the term of such Customer Contract shall be (i) (A) on a pay-as-you-go basis with no fixed term (Eligible Customer Contracts under this clause (a)(i)(A), “On-Demand Contracts”), or (B) no less than one (1) year (“Short-Term Contracts”) (provided, that the GPU Servers under Eligible Customer Contracts pursuant this clause (a)(i) shall not constitute greater than ten percent (10.0%) of all GPU Servers), or (ii) each, initially, for a term of no less than two (2) years and no greater than five (5) years;

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(b) no later than the second (2nd) full month after the Customer Acceptance Date, the applicable Loan Party shall be eligible for payments from such Customer under such Customer Contract on a linear basis (the “Revenue Generation Date”);

(c) such Customer Contract shall not contain (i) any rights of such Customer to “claw-back” cash payments previously made to any Loan Party (other than with respect to any upfront payments made by a Customer, solely to the extent the obligation to make any such “claw-back” cash payments is not an obligation of any Loan Party, limited solely to prior to the Customer Acceptance Date) and (ii) on and after the Customer Acceptance Date, any rights of such Customer to “claw-back” cash payments previously made to any Loan Party;

(d) such Customer Contract shall provide for payments denominated in U.S. Dollars;

(e) such Customer Contract shall be entered into with a Loan Party; provided that any payments under such Customer Contract shall be paid to the applicable Collection Account of such Loan Party (including, for the avoidance of doubt, all payments due and payable in connection with the [***] Signing Date Contract through its Contract Termination Date); provided further that such Loan Party may subcontract or delegate its obligations under such Customer Contract so long as such Loan Party remains liable under such Customer Contract as a counterparty and any payments remain payable to the applicable Collection Account of such Loan Party;

(f) such Customer Contract shall be structured such that the applicable Customer reserves a minimum number of GPU Servers as a Service by the applicable Loan Party during the term of such Customer Contract;

(g) such Customer Contract shall (i) not have restrictions on collateral assignment by the Loan Party party thereto, (ii) require the Customer party thereto to use commercially reasonable efforts to enter into a Customer Direct Agreement in respect thereof and (iii) permit the exercise of remedies pursuant to Section 7.02 hereunder (including, without limitation, the exercise of any applicable ‘step-in’ rights with respect to such Customer Contract) (which this clause (g)(iii) may be satisfied via a Customer Direct Agreement in accordance with clause (g)(ii));

(h) the applicable Concentration Limits shall remain satisfied after giving pro forma effect to the funding of all Loans for such Customer Contract as of the date that is the earlier of (i) the first date on which the Commitments (including any Incremental Commitments) have been reduced to $0 and (ii) the end of the Availability Period;

(i) such Customer Contract is not at any time the subject of a good-faith contest by appropriate legal proceedings;

(j) at the time of the initial Funding Date in respect of any Customer Contract, the Combined DSCR, after giving pro forma effect to any initial Borrowing in connection with such Customer Contract, shall be no less than 1.20:1.00;

(k) the Customer under such Customer Contract shall be a Permitted Customer;

(l) such Customer Contract shall not include any cross default (or similar) provisions or termination rights other than with respect to the corresponding GPU Cluster;

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(m) such Customer Contract shall only be assignable to a Person that has a corporate or sovereign credit rating equal to or higher than Baa3 by Moody’s or BBB- by S&P or Fitch (and in the case of a split rating, the lowest of such ratings); and

(n) such Customer Contract shall (i) not include termination rights of the Customer other than for a material breach of the Customer Contract by the applicable Loan Party (including by reason of such Loan Party ceasing to carry on its business (or a substantial part thereof), other than to the extent caused by action or inaction of the Manager and a successor Manager is able to be appointed pursuant to the Management Services Agreement), (ii) include customary exceptions for force majeure events beyond the control of the applicable Loan Party, (iii) not include termination rights of the Customer with respect to a breach for which the applicable Customer Contract provides a specific remedy (other than the termination of the applicable Customer Contract) and (iv) not include a termination right or automatic termination with respect to bankruptcy or insolvency of the Parent Guarantor or any Loan Party other than the Loan Party party to such Customer Contract; and

(o) the Initial Borrower shall have certified that such Customer Contract does not provide for any service level credits, offsets, or payment reductions for (i) availability failure unless the actual availability is below 99.5% for the applicable service period, giving effect to downtime considerations in the Initial Borrower’s reasonable discretion or (ii) matters relating to security, redundance or failover, or response and resolution of issues, in each case, on terms materially less favorable than prevailing market standards for comparable Customers (in the Initial Borrower’s reasonable discretion);

provided that, each of the [***] Contract, the [***] Contract and the [***] Signing Date Contract, in each case solely as in effect on the Signing Date (excluding any materially adverse amendments, waivers or consents), shall in any event be Eligible Customer Contracts.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a natural person, (ii) a Defaulting Lender or (iii) a Disqualified Lender. No Affiliated Lender shall be an Eligible Assignee hereunder.

“Eligible Customer Contract” shall mean, (a) the [***] Contract, (b) the [***] Contract, (c) the [***] Signing Date Contract, and (d) any other Customer Contract with a Permitted Customer that satisfies the Eligibility Criteria.

“Environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, and natural resources such as flora and fauna.

“Environmental Claim” shall mean any and all actions, suits, orders, demand letters, requests for information, claims, complaints, notices of non-compliance or violation, notices of liability or potential liability, liens, proceedings, consent orders or consent agreements, in each instance in writing, relating to any actual or alleged violation of or liability pursuant to Environmental Law or any Release or threatened Release of, or exposure of any Person to, Hazardous Material.

“Environmental Law” shall mean, collectively, all applicable federal, state, provincial, local or foreign laws, ordinances, regulations, rules, codes, orders, judgments or other legally binding requirements or rules of law that relate to the prevention, abatement or elimination of pollution, or the protection of the Environment, natural resources (including flora and fauna) or, to the extent relating to exposure to Hazardous Materials, human health and safety, including but not limited to the Comprehensive

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Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., and the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., each as amended, and their foreign, state, provincial or local counterparts or equivalents.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation, or other equivalents of or interests in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest, any limited liability company membership interest, and any unlimited liability company membership interests.

“Equity Proceeds” shall mean net cash proceeds received by the Initial Borrower since the Closing Date from (a) the issuance or sale of Equity Interests of the Initial Borrower or any direct or indirect parent of the Initial Borrower, (b) contributions to its common equity with the net cash and Cash Equivalent proceeds from the issuance and sale by the Pledgor or any of its Subsidiaries (or any direct or indirect parent of the Pledgor) of Equity Interests or a contribution to its common equity and/or (c) contributions to the Initial Borrower from the proceeds of Indebtedness (other than the Obligations) incurred by any direct or indirect parent of the Pledgor.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” shall mean (a) a Reportable Event; (b) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (d) the incurrence by the Initial Borrower of any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA); (e) the receipt by the Initial Borrower from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan, or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the incurrence by the Initial Borrower of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (h) the receipt by the Initial Borrower of any notice, or the receipt by any Multiemployer Plan from the Initial Borrower of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA).

“Erroneous Payment” shall have the meaning assigned to such term in Section 9.26(a).

“Erroneous Payment Demand” shall have the meaning assigned to such term in Section 9.26(a).

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“Erroneous Payment Subrogation Rights” shall have the meaning assigned to such term in Section 9.26(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Regulation” shall have the meaning assigned to such term in Section 3.23.

“Euros” shall mean the single currency of the Participating Member States.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Excepted Debt” shall mean:

(a) unsecured Indebtedness (but not for borrowed money) owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing property, casualty or liability insurance to any Loan Party in the ordinary course of business, pursuant to reimbursement or indemnification obligations to such Person;

(b) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within five (5) Business Days of its incurrence and (y) such Indebtedness in respect of credit or purchase cards is extinguished within sixty (60) days from its incurrence;

(c) to the extent constituting Indebtedness (but not for borrowed money), indemnification obligations of any Loan Party under one or more Eligible Customer Contracts and, to the extent applicable, the Data Center Leases/Licenses to which any Loan Party is a party;

(d) contingent liabilities of any Loan Party incurred in the ordinary course of business, to the extent otherwise constituting Indebtedness, including those relating to (i) the endorsement of negotiable instruments received in the normal course of its business and (ii) contingent liabilities incurred with respect to any Loan Document, any Eligible Customer Contract and, to the extent applicable, the Data Center Leases/Licenses to which any Loan Party is a party;

(e) unsecured Indebtedness in an aggregate principal amount at any time outstanding not to exceed $15,000,000;

(f) Indebtedness owed by any Loan Party to another Loan Party;

(g) unsecured Indebtedness owed by any Loan Party to any of its Affiliates (other than any other Loan Party); provided that (i) for so long as any Loans or Commitments are outstanding under this Agreement, the agreements and/or instruments representing or governing such Indebtedness shall expressly provide that no payments (including with respect to interest and fees) shall be required to be made with respect to such Indebtedness other than with the proceeds of any Restricted Payment otherwise permitted to be made under the terms of this Agreement, (ii) such Indebtedness shall be subject to a subordination agreement substantially consistent with form attached hereto as Exhibit N or otherwise subordinated on terms reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders) and (iii) such Indebtedness

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shall be pledged to the Collateral Agent for the benefit of the Secured Parties on terms reasonably acceptable to the Collateral Agent (acting at the direction of the Required Lenders);

(h) Indebtedness pursuant to Swap Agreements permitted by Section 6.03; and

(i) so long as no Event of Default has occurred and is continuing, unsecured Indebtedness that meets the conditions set out in clauses (a) and (b) of the definition of “Permitted Contribution”.

“Excepted Investments” shall mean:

(a) Investments resulting from pledges and deposits referred to in clause (b) of the definition of “Excepted Liens”;

(b) Investments (including debt obligations and Equity Interests) received upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment; and

(c) any Investment acquired by any Loan Party (1) in exchange for any other Investment or accounts receivable held by any Loan Party in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (2) as a result of a foreclosure by any Loan Party with respect to any secured Investment or other transfer of title with respect to any secured Investment in default with respect to any contractual counterparty of any Loan Party;

(d) any Investments in Infrastructure, which amount of such Investments made after the Signing Date (x) shall not exceed, when taken together with any payments under clause (iv) of Section 2.20(b), the Management Fees Cap or (y) shall otherwise be made pursuant to clause (xiii) of Section 2.20(b) or using the proceeds of the Delayed Draw Term Loans; and

(e) to the extent constituting an Investment, any Permitted Contribution so long as no Event of Default has occurred and is continuing.

“Excepted Liens” shall mean:

(a) Liens for Taxes (i) not yet delinquent, (ii) that remain payable without penalty or (iii) that are being contested in compliance with Section 5.03;

(b) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Loan Party;

(c) Liens securing judgments that do not constitute an Event of Default under Section 7.01(j) or securing appeal or other surety bonds related to such judgments;

(d) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) relating to pooled deposit or sweep accounts of any Loan Party to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of any Loan Party;

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(e) Liens arising solely by virtue of any statutory or common law provision relating to rights of set-off or similar rights;

(f) Liens for materialmen’s, mechanics’, workers’, repairmen’s, or other like Liens, arising in the ordinary course of any Loan Party’s business or in connection with the operation and maintenance of the Project, which (i) do not in the aggregate materially detract from the value of the property or assets to which they are attached or materially impair the construction or use thereof, and (ii) are either for amounts not yet due or for amounts being contested in good faith by appropriate proceedings;

(g) Liens of any Loan Party arising by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights arising in the ordinary course of business;

(h) Liens incurred in connection with contracts (other than for the payment of Indebtedness) or leases to which such Person is a party or to secure public or statutory obligations of such Person incurred, in each case, in the ordinary course of business;

(i) Liens arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business;

(j) grants of software, technology and other non-exclusive intellectual property licenses and sublicenses in the ordinary course of business;

(k) (i) Liens of a collection bank on items in the course of collection, (ii) Liens attaching to brokerage accounts in the ordinary course of business, (iii) bankers’ Liens and other Liens in favor of banking institutions by law or contract encumbering deposits which are customary in the banking industry and (iv) Liens securing cash management obligations arising in the ordinary course of business;

(l) Liens arising by law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(m) Liens arising by operation of law as a result of the existence of the UK VAT Group;

(n) Liens (not securing Indebtedness for borrowed money) on assets owned by any Loan Party and not otherwise permitted under Section 6.02 securing obligations incurred by such Loan Party in an aggregate amount not to exceed $5,000,000 at any time;

(o) any zoning, building, environmental and land use laws, regulations and ordinances or similar requirements of Law (including Environmental Law) that do not individually or in the aggregate materially detract from the ability of any Loan Party to use the property affected by such restrictions for its intended use;

(p) deposits to secure (1) performance of bids, (2) trade contracts and leases (other than finance leases (as defined in accordance with GAAP)), (3) statutory obligations, (4) surety and appeal bonds, (5) performance bonds, and (6) other obligations of a like nature (including reimbursement obligations for letters of credit), in each of the foregoing cases, incurred in the ordinary course of business; and

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(q) extensions, renewals and replacements of any of the foregoing Liens to the extent and for so long as (i) the Indebtedness or other obligations secured thereby remain outstanding and (ii) such Liens do not attach to more or additional assets than prior to such extension, renewal or replacement, as applicable.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Account” shall mean any deposit or securities account of any Loan Party that is solely and exclusively (a) a payroll, employee wage, employee benefits or employee withholdings account; (b) any sales, payroll or similar tax account; (c) an escrow, fiduciary or trust account (including, without limitation, any customer deposit account); (d) a zero balance account; (e) a petty funds account; (f) local operating or other accounts; and (g) any accounts that secure credit card programs; provided, that daily balance in all Excluded Accounts shall at all times be less than $2,000,000 (the “Excluded Account Control Agreement Exceptions Amount”). At no time shall any Collateral Account be an Excluded Account.

“Excluded Account Control Agreement Exceptions Amount” shall have the meaning assigned to such term in the definition of “Excluded Account”.

“Excluded Swap Obligation” shall mean, (a) with respect to any Guarantor, as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any of the foregoing) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (b) with respect to any Borrower Party, as it related to all or a portion of the grant by such Borrower Party of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any of the foregoing) by virtue of such Borrower Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Borrower Party becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which the relevant Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) solely with respect to a Loan or Commitment extended to a U.S. Borrower, in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Loan Parties under Section 2.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.15(e) or Section 2.15(g), (d) any Taxes imposed under FATCA, and (e) any Excluded UK Taxes.

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“Excluded UK Taxes” means any UK Tax Deduction required to be made from any payment by a Borrower Party in respect of an amount due from a UK Borrower with respect to an applicable interest in a Loan or Commitment extended to a UK Borrower under a Loan Document if, on the date on which the payment falls due:

(a) the payment could have been made to the relevant Lender without such UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender (other than as a result of any Change in Tax Law);

(b) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(2) of the definition of UK Qualifying Lender and:

(i) an officer of HMRC has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Loan Party making the payment or from the Administrative Agent a certified copy of that Direction; and

(ii) the payment could have been made to the Lender without such UK Tax Deduction if that Direction had not been made;

(c) the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(2) of the definition of UK Qualifying Lender and:

(i) the relevant Lender has not given a UK Tax Confirmation to the Administrative Agent; and

(ii) the payment could have been made to the Lender without such UK Tax Deduction if the Lender had given a UK Tax Confirmation to the Administrative Agent, on the basis that the UK Tax Confirmation would have enabled the Borrower Party or Administrative Agent to have formed a reasonable belief that the payment was an "excepted payment" for the purpose of section 930 of the ITA;

(d) the relevant Lender is a UK Treaty Lender and the Borrower Party making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 2.15(j)(ii) or Section 2.15(j)(iii) (as applicable); or

(e) the relevant Lender is a UK QPP Lender and the Borrower Party making the payment is able to demonstrate that the payment could have been made to the Lender without a UK Tax Deduction had that Lender complied with its obligations under Section 2.15(j)(vi).

“Facility” shall mean each of the Delayed Draw Term Loan Facility and the Incremental Facility, as the context requires.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

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“FCPA” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended. “Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of one percent (1%)) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of one percent (1%)) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be equal to the Floor for purposes of this Agreement.

“Fee Letter” shall mean that certain Fee Letter, dated as of the Signing Date, by and among the Initial Borrower and the Lenders party thereto.

“Financial Model” shall mean the “Nscale GPU Operating Model”, prepared by the Initial Borrower, which shall be delivered prior to the Closing Date, as updated prior to each Borrowing and otherwise from time to time, in each case to the extent constituting Permitted Model Updates

“Financial Officer” shall mean, relative to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer, or controller of such Person.

“Fitch” shall mean Fitch Ratings Inc.

“Floor” shall mean a rate of interest equal to zero percent (0.00%). “Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Plan” shall mean each employee benefit plan (within the meaning of Section 3(3) of ERISA) or arrangement that is not subject to U.S. law and is maintained or contributed to by any Loan Party, but excluding any employee benefit arrangement mandated by non-U.S. law and maintained by a Governmental Authority.

“Foreign Plan Event” shall mean with respect to any Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable Law or by the terms of such Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered; (c) the failure of any Foreign Plan to comply with any material provisions of applicable Law and regulations or with the material terms of such Foreign Plan; or (d) the existence of unfunded liabilities of any Loan Party in excess of the amount permitted under any applicable Laws, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority.

“Funded Amount” shall mean, with respect to any Reserve Account, collectively, the sum of (a) the amount of Unrestricted Cash of the Initial Borrower held in such Reserve Account plus (b) the undrawn amount of any Reserve L/C credited to such Reserve Account.

“Funded Project” shall mean, as of any date of determination, (x) all the Projects with respect to which Loans have been funded prior to such date and (y) any Project with respect to which Loans are to be made on or about the date of determination (but excluding, for the avoidance of doubt, any Project sold, transferred or otherwise Disposed of in accordance with Section 6.04).

“Funding Date” shall mean the date of any Borrowing.

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“FX Hedge Agreements” shall mean any foreign exchange hedging agreements, or option in respect of such agreement, entered into by any Loan Party for non-speculative purposes in order to mitigate its foreign exchange risk in the ordinary course of business.

“GAAP” shall have the meaning assigned to such term in Section 1.02(b).

“General Accounts” shall mean any deposit or securities accounts or other accounts of any Loan Party, other than the Collection Accounts, the Other Proceeds Account, the Distribution Reserve Account, the Cash Trap Reserve Account, and the Reserve Accounts.

“GLAS” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“GLAS LTD” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“GLAS Trust” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Glomfjord Data Center Lease/License” shall mean each Data Center Lease/License in respect of the Project located in Glomfjord, Norway, which data center shall at all times be owned by a subsidiary of the Parent Guarantor.

“Governmental Approvals” shall have the meaning assigned to such term in Section 3.08(c)(ii).

“Governmental Authority” shall mean any federal, state, provincial, local, or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“GPU Clusters” shall mean all groups of related Infrastructure, reasonably identified by the Loan Parties, necessary for any Loan Party to provide Services with respect to an IG Contract.

“GPU Delivery Date” shall mean the first date on which (a) the Infrastructure necessary to provide Services to the Customer party to the Customer Contract has been fully delivered to a Loan Party and (b) the applicable title to such Infrastructure has been transferred to a Loan Party.

“GPU Online Percentage” means, for any Collection Period, the percentage calculated as (a) the number of GPU Servers online for at least 60 days in such Collection Period, divided by (b) total number of GPU Servers that are the subject of a Funded Project that has achieved its Revenue Generation Date at the end of the immediately preceding Collection Period. For bare-metal GPU Servers (which such GPU Servers shall be identified as “BM” in Schedule 5.22, as updated from time to time) such GPU Servers are assumed to be online unless an “offline incident” is recorded on the Manager’s ITSM support tools. For GPU Servers which use the Manager’s software stack (which such GPU Servers shall be identified as “NBM” in Schedule 5.22, as updated from time to time), GPU Servers are assumed to be online unless the Manager’s fleet monitoring system indicates that a GPU Server is “offline”. A GPU Server shall be considered “online” for any day if such GPU Server is actually online for at least the majority of such day.

“GPU Servers” shall mean any graphics processing units, servers and ancillary components, including networking infrastructure, purchased by, or transferred to, any Loan Party in connection with an Eligible Customer Contract and which are new, unused or used prior to their purchase or transfer to the Initial Borrower or the Subsidiary Guarantor only in connection with an Eligible Customer Contract.

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“Group Relief” shall mean any loss, allowances or other amount eligible for surrender by way of group relief under Part 5 or Part 5A of the Corporation Tax Act 2010.

“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Signing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

“guarantor” shall have the meaning assigned to such term in the definition of “Guarantee”. “Guarantors” shall mean the Parent Guarantor, each Borrower (other than with respect to its own Obligations) and any Subsidiary Guarantor.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes and hazardous or toxic materials or substances, including explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, per- or polyfluoroalkyl substances or polychlorinated biphenyls, in each case subject to regulation due to their dangerous or deleterious properties or characteristics pursuant to any Environmental Law.

“Hedge Date” shall have the meaning assigned to such term in Section 5.23(a).

“Historical Cash Flows” shall mean, as of any Quarterly Payment Date, the actual amount of cash received by the Loan Parties in the Collection Accounts in the three (3) month period ended on such date.

“Historical Debt Service” shall mean, as of any Quarterly Payment Date, the sum of all (a) Obligations paid in cash by the Borrower with respect to all outstanding Loans attributable to Eligible Customer Contracts that have achieved their Revenue Generation Dates and Commitments in the three (3) month period ended on such date, including principal, interest, commitment fees and all other amounts payable under the Loan Documents (other than Secured Swap Agreements) and (b) ordinary course settlement amounts paid in cash by the Initial Borrower during such three (3) month period pursuant to Interest Rate Hedge Agreements in respect of Loans attributable to Eligible Customer Contracts that have achieved their Revenue Generation Dates net of ordinary course settlement amounts received by the Initial Borrower thereunder during such three (3) month period.

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“Historical DSCR” shall mean, as of any Quarterly Payment Date commencing with the first Quarterly Payment Date occurring after the Closing Date, the ratio of (a) the total Historical Cash Flows, minus DC Costs, minus Senior Expenses, in each case with respect to each Eligible Customer Contract for the three-month period ended as of such date of determination (or the remaining portion of such period as of such date of determination) that has achieved its Revenue Generation Date, to (b) Historical Debt Service as of such date of determination.

“HMRC” means H.M. Revenue & Customs of the United Kingdom.

“Icelandic Contractual Rights Pledge Agreement” shall mean with respect to each Data Center Lease concerning a data center located within Iceland, a contractual rights pledge agreement, including the notice to the relevant landlord and the landlord’s acknowledgement thereof and agreement with respect to ‘step-in’ rights, countersigned by the landlord, between any applicable Loan Party (which (a) are party to such Data Center Lease with the landlord or (b) own the Collateral at such data center), the applicable Loan Party’s landlord(s) and the Administrative Agent; provided that, it is understood and agreed that the Loan Parties shall ensure prior to the execution of the relevant contractual rights pledge agreement, the lease or contractual rights being assigned or pledged shall be vested in each appropriate Loan Party that owns the relevant Collateral being kept at such data center.

“Icelandic General Bond” shall mean a first priority general bond (Icel. tryggingarbréf), dated on or prior to the Closing Date, as amended, restated, supplemented or otherwise modified from time to time, including in connection with any Annexes later affixed thereto, providing for a first-priority security interest over the Collateral located in Iceland securing the Obligations under this Agreement and a negative pledge over such Collateral.

“IG Capital Expenditure” shall mean, as of any date of determination, the sum of (a) the aggregate purchase price of all Infrastructure (provided that as of (i) the first date on which at least seventy-five percent (75%) of the aggregate Delayed Draw Term Loan Facility is drawn, and (ii) the end of the Availability Period, the aggregate purchase price of Infrastructure constituting ancillary hardware infrastructure included in clauses (a) and (b) of this definition shall not exceed thirty-three percent (33%) of the purchase price of the GPU Servers included in all Infrastructure) to be used to provide Services by any Loan Party pursuant to an Eligible Customer Contract with an IG Customer, and (b) without duplication of clause (a), any Capital Expenditures expected by any Loan Party (in its reasonable discretion) to be funded in cash with respect to such Infrastructure.

“IG Contracts” shall mean any Eligible Customer Contract with an IG Customer.

“IG Customer” shall mean any Customer under an Eligible Customer Contract that at the time of signing such Eligible Customer Contract has (a) a corporate or sovereign credit rating equal to or higher than Baa3 by Moody’s or BBB- by S&P or Fitch (and in the case of a split rating, the lowest of such ratings) or (b) delivered, to the Initial Borrower or applicable Subsidiary Guarantor, a full and unconditional guaranty (or other credit support arrangement reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders)) of such Customer’s payment obligations under such Eligible Customer Contract by a parent entity of such Customer that satisfies the requirements included in the immediately preceding clause (a); provided that [***] and its Affiliates shall at all times be deemed to be an IG Customer.

“IG Debt Service” means, as of any date of determination, the sum of all (a) scheduled cash interest and scheduled principal payments, in each case, due and payable by the Initial Borrower with respect to all outstanding Loans attributable to IG Contracts that have achieved their Revenue Generation Dates until the maturity or acceleration of the Facility, (b) ordinary course settlement amounts reasonably expected by the

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Initial Borrower to be due and payable by the Initial Borrower during such period pursuant to Interest Rate Hedge Agreements in respect of Loans attributable to IG Contracts that have achieved their Revenue Generation Dates net of ordinary course settlement amounts reasonably expected by the Initial Borrower to be received by the Initial Borrower thereunder during the relevant period. For the avoidance of doubt, IG Debt Service shall not include any principal (other than, for the avoidance of doubt, principal payments expressly required to be paid pursuant to Section 2.08) or interest due and payable with respect to any voluntary or mandatory prepayments pursuant to the Loan Documents or any termination or unwind amounts due and payable with respect to any Interest Rate Hedge Agreement.

“IG Sizing DSCR” shall mean, as of any date of determination, the ratio of (a) the total Projected Contracted Cash Flows, minus DC Costs, minus Senior Expenses, in each case calculated by reference to the three month period ended as of such date of determination and with respect to the IG Contract corresponding to each GPU Cluster that has achieved its Revenue Generation Date; provided that Projected Contracted Cash Flows, DC Costs and Senior Expenses with respect to the [***] Signing Date Contract shall be limited to the Projected Contracted Cash Flows, DC Costs or Senior Expenses, as applicable, for the first four (4) years thereof, to (b) IG Debt Service, in each case, as of such date of determination. Notwithstanding anything to the contrary, for the purposes of calculating the IG Sizing DSCR after the Initial Amortization Payment Date, it is agreed and understood that the payments required to be made under Section 2.08 shall be deemed to have been made with respect to each Quarterly Payment Date on such Quarterly Payment Date (whether or not such payments were actually made on such Quarterly Payment Date), except that, for the avoidance of doubt, such assumption does not relieve the Initial Borrower from making the payments required to be made pursuant to Section 2.08 and failure to make such payments shall result in an Event of Default pursuant to the terms set forth in this Agreement.

“Incremental Cap” shall mean, as of any date of determination, $350,000,000, less the aggregate principal amount of all Incremental Loans incurred on or prior to such date.

“Incremental Commitment” shall mean any additional Commitments requested pursuant to Section 2.22.

“Incremental Facility” and “Incremental Facilities” shall have the meanings assigned to such terms in Section 2.22(a).

“Incremental Facility Amendment” shall mean an agreement in form and substance reasonably satisfactory to the Administrative Agent, (acting at the direction of the Required Lenders), the Initial Borrower, any applicable Additional Borrower and the relevant lenders providing the applicable Incremental Facility containing the terms of any Incremental Facility incurred pursuant to Section 2.22.

“Incremental Facility Closing Date” shall mean initial closing of the Incremental Facility as set out in the Incremental Facility Amendment.

“Incremental Lender” shall have the meaning assigned to such term in Section 2.22(a).

“Incremental Loans” shall mean any Loan incurred pursuant to the Incremental Facility. “Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than (i) trade liabilities and other liabilities incurred in the ordinary course of business maturing within ninety (90) days of the incurrence thereof and (ii) earnouts), (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations

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of such Person, (g) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit and (ii) in respect of banker’s acceptances and (h) all obligations in respect of Swap Agreements. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Indemnified Liabilities” shall have the meaning assigned to such term in Section 8.11.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Loan Parties under any Loan Document (other than any Secured Swap Agreement) and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Infrastructure” shall mean all infrastructure and other related components (including, without limitation, any GPU Servers, networking infrastructure or other hardware) to be used to provide Services with respect to an applicable Project.

“Initial Amortization Payment” shall have the meaning assigned to such term in Section 2.08(a).

“Initial Amortization Payment Date” shall have the meaning assigned to such term in Section 2.08(a).

“Initial Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Delayed Draw Term Loan Commitment” shall mean, with respect to any Lender, the amount set forth on Schedule 2.01 under the heading “Delayed Draw Term Loan Commitment”. The aggregate principal amount of the Delayed Draw Term Loan Commitments on the Signing Date is $1,422,000,000.

“Intellectual Property Collateral” shall have the meaning assigned to such term in the Collateral Agreement.

“Interest Period” shall mean, for any Term SOFR Loan or Borrowing, the period commencing on the date of such Term SOFR Loan or Borrowing or, in the case of a Loan converted from a Base Rate Loan to a Term SOFR Loan, on the effective date of the conversion of such Loan and, thereafter, commencing on the last day of the immediately preceding Interest Period applicable to such Term SOFR Loan and ending on the date three (3) months thereafter, as set forth in the relevant Borrowing Request or conversion notice (as the case may be); provided that (a) (i) if any Interest Period for a Term SOFR Loan would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (b) if any Interest Period for a Term SOFR Loan would end on a day following the Term Maturity Date applicable to such Loan, such Interest Period shall be deemed to end on the Term Maturity Date applicable to such Loan.

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“Interest Rate Hedge Agreements” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement, interest rate basis risk agreement, interest rate swap option agreement (for the avoidance of doubt, in each case, irrespective of whether the premium is payable upfront or over the term of such agreement), or other similar agreement or arrangement (including any combination of the foregoing), each of which is for the purpose of hedging or managing the interest rate exposure associated with the Initial Borrower’s operations.

“Interest Reserve Account” shall mean an account established at the Account Bank in the name of the Initial Borrower entitled “Interest Reserve Account” and with an account number ending in [***].

“Interest Reserve Requirement” shall mean that, as of any date of determination, the Funded Amount with respect to the Interest Reserve Account shall be equal to or greater than the sum of all scheduled cash interest payments projected in the Financial Model to be due and payable by the Initial Borrower with respect to all outstanding Loans for the three (3) full fiscal months following such date of determination; provided, that any such Funded Amount shall not be duplicative of or coincide with Funded Amounts of the Deployment Ramp Reserve Requirement pursuant to clause (b) of the definition thereof.

“Investment” shall mean, for any Person, to (a) purchase or acquire any Equity Interests or the Indebtedness of another Person, (b) make any loans, advances or capital contribution to another Person (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of any Loan Party) and (c) purchase or acquire (in one or a series of related transactions) all or substantially all of the property or business of another Person or assets constituting a business unit, line of business or division of such other Person. For purposes of covenant compliance, the amount of any Investment at any time shall be (i) the amount actually invested (measured at the time when made) minus (ii) the amount of dividends or distributions received in connection with such Investment and any return of capital, and any payment of principal received in respect of such Investment. For purposes of clarity, a Swap Agreement shall not be an Investment.

“IOSCO Principles” shall have the meaning assigned to such term in Section 2.21(d).

“IPO” shall mean the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) or other transaction which results in the common Equity Interests in the Parent ~~Company~~Guarantor or any direct or indirect parent company of the Parent Guarantor being publicly traded.

“Irish Security Document” shall mean the Irish law governed security deed entered into between the Initial Borrower, Nscale Portugal and Nscale Drift III, each as Chargor, and the Collateral Agent.

“ISDA CDS Definitions” shall have the meaning assigned to such term in Section 9.08(g).

“ITA” shall mean the Income Tax Act 2007.

“Latest Customer Contract Termination Date” shall mean, as of any date of determination, the latest scheduled Contract Termination Date for all Eligible Customer Contracts in effect as of such date.

“Laws” shall mean, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

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“Lender” shall mean each Person listed on Schedule 2.01 that has a Commitment or holds outstanding Loans and any other Person that becomes a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Solely for the purposes of Section 9.21, the term “Lenders” shall have the meaning set forth in such Section 9.21.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge, or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” shall mean (a) this Agreement, (b) the Security Documents, (c) the Parent Guarantee, (d) any promissory note issued under Section 2.07(d), (e) the Agent Fee Letter and the Fee Letter, (f) the Process Agent Appointment Letter, (g) the Secured Swap Agreements, (h) any Incremental Facility Amendment and (i) each other document entered into in connection with the Facilities or otherwise designated as a Loan Document by the Initial Borrower and the Administrative Agent (acting at the direction of the Required Lenders) delivered to the Administrative Agent.

“Loan Parties” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Loans” shall mean the Delayed Draw Term Loans.

“Management Fees” shall mean the “Fees” paid to the Manager pursuant to the Management Services Agreement.

“Management Fees Cap” shall have the meaning assigned to such term in Section 2.20(b)(iv).

“Management Services Agreement” shall mean the Management Services Agreement entered into on or prior to the Closing Date between the Initial Borrower and the Manager, as amended, supplemented, amended and restated or otherwise modified from time to time.

“Manager” shall mean Nscale Operations (UK) Limited or any successor entity provided for in the Management Services Agreement.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean any event or circumstance arising in respect of any Borrower Party or, solely with respect to any event or circumstance affecting any Borrower Party that has had (a) a material adverse effect on the business, operations, properties, assets or financial condition of such Borrower Party, (b) a material adverse effect on the ability of such Borrower Party to fully and timely perform its payment obligations under the Loan Documents, or (c) a material impairment of the validity or enforceability of, the material rights, remedies or benefits available to the Lenders, the Administrative Agent or the Collateral Agent under, any Loan Document.

“Material Customers” shall mean, in the aggregate, any Customer counterparty to Eligible Customer Contract(s) where the aggregate principal amount of Loans attributable to such Eligible Customer Contract(s) constitutes 20% or greater of the aggregate amount of Loans outstanding of such date.

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“Material Customers Payment Event” shall mean, for the immediately prior applicable Collection Period, the failure by Material Customers to make required payments when due (giving effect to any applicable cure periods) under the applicable Eligible Customer Contract(s).

“Material Indebtedness” shall mean, with respect to the Borrower Parties, any Indebtedness (excluding the Loans and, for the avoidance of doubt, undrawn letters of credit and performance bonds) of the Borrower Parties, in an aggregate principal amount exceeding $7,500,000.

“Material Intellectual Property” shall mean any intellectual property that is material to the operation of the business of any Loan Party after giving effect to any designation, transfer or exclusive license.

“Material Project Contracts” shall mean (a) the Eligible Customer Contracts, (b) the Management Services Agreement, (c) the Data Center Lease/Licenses, (d) any OEM Agreement, (e) any purchase orders entered into by a Loan Party under an OEM Agreement and (f) any other agreement designated as a “Material Project Contract” by the Initial Borrower and the Administrative Agent (acting at the direction of the Required Lenders).

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“[***] Contract” shall mean that certain Partner Statement of Work #3, dated effective as of September 12, 2025, by and between the Initial Borrower, as supplier, and [***], pursuant to the [***] Purchase Order Terms and Conditions, as in effect on the Signing Date.

“Midco” shall mean Nscale Investment Holdings Limited, a private company with limited liability incorporated under the laws of Jersey with registered number 161656.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Initial Borrower, any Subsidiary Guarantor or any ERISA Affiliate makes or is obligated to make contributions, or during the five (5) preceding calendar years, has made or been obligated to make contributions.

“Net Proceeds” shall mean

(a) with respect to any Disposition by any Loan Party, one hundred percent (100%) of the cash proceeds actually received by any Loan Party (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable) in connection with such Disposition minus (i) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts of any Indebtedness that is secured by such asset and that is required to be repaid in connection with such Disposition (other than pursuant hereto) or (B) any other required payments of other obligations relating to the Disposition with the proceeds thereof, (ii) the reasonable or customary out-of-pocket fees and expenses incurred by any Loan Party (including attorneys’ fees, accountants’ fees, investment banking fees, real property related fees, sales commissions, transfer taxes and charges and brokerage and consultant fees), (iii) all Taxes required to be paid or accrued or reasonably estimated to be required to be paid or accrued by any Parent Company or any Loan Party as a result thereof, in each case to the extent attributable to any Loan Party, and (iv) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities related to any of

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the applicable assets or retained by any Loan Party, including liabilities related to environmental matters or against any indemnification obligations; and

(b) with respect to any Casualty Event, one hundred percent (100%) of the cash proceeds actually received by any Loan Party in connection therewith (including casualty insurance settlements and condemnation awards, but only as and when received) minus (i) the reasonable or customary out-of-pocket fees and expenses incurred by any Loan Party (including attorneys’ fees, accountants’ fees, investment banking fees, real property related fees, sales commissions, transfer taxes and charges and brokerage and consultant fees) in connection therewith and (ii) all Taxes required to be paid or accrued or reasonably estimated to be required to be paid or accrued by any Parent Company or any Loan Party as a result thereof, in each case, to the extent attributable to any Loan Party.

“Net Short Lender” shall have the meaning assigned to such term in Section 9.08(g).

“Net Worth Requirement” shall have the meaning assigned to such term in the Parent Guarantee.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.17(c).

“Non-Defaulting Lender” shall mean, at any time, a Lender that is not a Defaulting Lender.

“Norwegian Security Document” shall mean each security document over any Norwegian law floating charge over operating assets (No. driftstilbehør) of any Norwegian Subsidiary Guarantor, Norwegian law floating charge over trade receivables (No. factoringpant) of each Norwegian Subsidiary Guarantor, Norwegian law floating charge over inventory (No. varelager) of each Norwegian Subsidiary Guarantor, Norwegian law governed security agreements in relation to each Norwegian law governed floating charge; Norwegian law assignment of monetary claims under any intercompany loans granted by a Norwegian Subsidiary Guarantor, Norwegian law account pledge over bank accounts held in Norway by any Subsidiary Guarantor, Norwegian law assignment of all monetary claims of the Subsidiary Guarantors or Nscale Drift under any Data Center Lease/License governed by Norwegian law, and any

Norwegian law share charge over all shares in each Norwegian Subsidiary Guarantor or Nscale Drift.

“Norwegian Subsidiary Guarantor” means each Subsidiary Guarantor incorporated in Norway.

“Notice of Conversion/Continuation” shall have the meaning assigned to such term in Section 2.05(a).

“Nscale Drift” shall mean Nscale Drift AS, a private limited company incorporated in Norway, with company registration number 828 605 062.

“Nscale Drift III” shall mean Nscale Drift III AS, a private limited company incorporated in Norway, with company registration number 936 651 712.

“Nscale Drift Transfer Date” shall mean the first date on which (a) Nscale Drift shall have assigned its rights and obligations under each Data Center Lease/License to which it is party to Nscale Norway pursuant to an assignment agreement reasonably satisfactory to the Required Lenders or (b) Nscale Norway shall have entered into a new Data Center Leases/License with each counterparty to a Data Center Lease/License to which Nscale Drift is party as of the Signing Date.

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~~“Nscale Global” shall mean Nscale Global Holdings Limited, a private limited company incorporated in England and Wales with registered number 15749408~~.

“Nscale Iceland” shall mean Nscale Services Iceland ehf, as a private limited company incorporated in Iceland with company registration number 550126-1250.

“Nscale Norway” shall mean Nscale Services Norway AS, a private limited company incorporated in Norway, with company registration number 936 370 160.

“Nscale Portugal” shall mean Nscale Services Portugal, Unipessoal, LDA., a company duly incorporated and validly existing under the laws of Portugal, with registered office at Rua Marquês da Fronteira, 111 1.º Esq., 1700-292 Lisbon, registered with the Commercial Registry Office of Lisbon under the company and taxpayer number 519040082, with a share capital of €2.

“Nscale US” shall mean Nscale US Holdings Inc., a Delaware corporation. “[***]” shall mean [***].

“[***] Contract” shall mean that certain Master Cloud Services Agreement dated as of July 12, 2025, between [***] and ~~Nscale Global~~the Parent Guarantor, together with each order form executed by any Loan Party thereunder, as in effect on the Signing Date, which contracts will have been assigned to Nscale Norway, which shall at all times be a Subsidiary Guarantor, prior to the Funding Date in respect thereof.

“[***] Step-Up Date” shall mean the first date on which [***] has assigned its obligations under those certain portions of the [***] Contract attributable to the Infrastructure located at both of the Permitted DC Locations identified on Schedule 3.11(a) hereto (as of the Signing Date) as “[***]” and “[***]” to a Customer that (a) is not a Permitted Customer and (b) has a corporate or sovereign credit rating lower than Baa2 (stable) by Moody’s and BBB (stable) by S&P or Fitch; provided that, for the avoidance of doubt, any other assignment by [***] of its rights under the [***] Contract (other than the assignment of its rights in respect of both such Permitted DC Locations) shall not constitute the [***] Step-Up Date; provided further, that nothing herein shall be construed to permit an assignment by [***] to a party that is not an IG Customer.

“Obligations” shall mean all amounts owing to any of the Agents, any Lender or any other Secured Party pursuant to the terms of this Agreement or any other Loan Document or Erroneous Payment Subrogation Rights, or to any Specified Swap Counterparty pursuant to the terms of any Secured Swap Agreement, or pursuant to the terms of any Guarantee thereof, including, without limitation, with respect to any Loan or Secured Swap Agreement, together with the due and punctual performance of all other obligations of each of the Loan Parties under or pursuant to the terms of this Agreement or the other Loan Documents or any Secured Swap Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against each of the Loan Parties or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, “Obligations” shall not include any Excluded Swap Obligations.

“OEM Agreement” shall mean an original equipment manufacturer agreement entered into by any Loan Party for the supply of the GPU Servers described in Schedule 5.22 under the Eligible Customer Contracts.

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“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury. “On-Demand Contracts” shall have the meaning assigned to such term in clause (a) of the definition of “Eligibility Criteria”.

“Operating Expense Reserve Account” shall mean an account established at the Account Bank in the name of the Initial Borrower entitled “Operating Expense Reserve Account” and with an account number ending in [***].

“Operating Expense Reserve Requirement” shall mean that, as of any date of determination, the Funded Amount with respect to the Operating Expense Reserve Account shall be equal to or greater than the sum of all Senior Expenses and DC Costs projected in the Financial Model to be due and payable by the Loan Parties for the three (3) full fiscal months following such date of determination; provided, that any such Funded Amount shall not be duplicative of Funded Amounts of the Deployment Ramp Reserve Requirement pursuant to clause (a) of the definition thereof.

“Original Jurisdiction” means, in relation to any Loan Party, the jurisdiction under whose laws that Loan Party (as applicable) is incorporated, formed, established or registered as at the date of this Agreement.

“Other Connection Taxes” shall mean, with respect to any Agent or Lender or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties under the Loan Documents (other than any Secured Swap Agreement), Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Proceeds” shall mean (a) all Net Proceeds from any Disposition by any Loan Party of any Collateral and (b) all Net Proceeds from any Casualty Event, provided that “Other Proceeds” shall not include any Equity Proceeds.

“Other Proceeds Account” shall mean an account established at the Account Bank in the name of the Initial Borrower entitled “Other Proceeds Account” and with an account number ending in [***].

“Other Taxes” shall mean any and all present or future stamp, court, recording, filing, documentary or similar Taxes or any other similar excise or property Taxes, intangible Taxes, charges or levies arising from any payment made under, or from the execution, delivery, performance, registration or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, the Loan Documents (other than any Secured Swap Agreement), except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Parent Company” shall mean, as the context may require, ~~Nscale Global,~~ the Parent Guarantor, the Pledgor and any other Person that is a direct or indirect parent company (which may be organized, among other things, as a partnership), including any managing member, of the Initial Borrower.

“Parent Guarantee” shall mean that certain Parent Guarantee Agreement, dated as of the Closing Date, by and among Parent Guarantor and the Collateral Agent.

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“Parent Guarantor” shall mean Nscale ~~Intermediate~~Global Holdings Limited, a private limited company ~~with limited liability~~ incorporated ~~under the laws of Jersey~~in England and Wales with registered number ~~161657~~15749408.

“Participant” shall have the meaning assigned to such term in Section 9.04(b)(vi).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(b)(vi).

“Participating Member States” shall mean any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” shall mean a party to this Agreement.

“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act, Title III of Public Law 107-56 (signed into law on October 26, 2001).

“Payment Event” or “Payment Events” shall have the meanings assigned to such terms in the definition of “Applicable Premium”.

“Payment in Full” shall mean (a) the Commitments have been terminated, (b) the principal of and interest on each Loan and all other expenses or amounts payable under any Loan Document shall have been unconditionally and irrevocably discharged in full in cash other than contingent obligations for which no claim has been made and (c) for purposes of Section 7.04 and Section 9.18, all Secured Swap Agreements have been novated concurrently with or after the repayment described in clause (b) above or have been terminated or expired other than Secured Swap Agreements as to which arrangements satisfactory to the applicable Specified Swap Counterparty party to such Secured Swap Agreement shall have been made.

“Payment or Bankruptcy Event of Default” shall mean an Event of Default as set out in Sections 7.01(b), 7.01(c), 7.01(h) or 7.01(i).

“Payment Recipient” shall have the meaning assigned to such term in Section 9.26(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA. “Periodic Term SOFR Determination Day” shall have the meaning assigned to such term in the definition of “Term SOFR”.

“Permitted Contribution” shall mean any group contribution (Nw. konsernbidrag) and related arrangement made pursuant to the Norwegian Tax Act (Nw. skatteloven) Sections 10-2 to 10-4 by way of so called "circular group contributions" made simultaneously between two entities with effect for the same financial year (Nw. sirkelkonsernbidrag) (“Circular Group Contribution”), which are made between any of the Norwegian Subsidiary Guarantors or between any Norwegian Subsidiary Guarantor and any other Affiliate of the Parent Guarantor that is part of the same Norwegian tax group as such Norwegian Subsidiary Guarantor, provided that: (a) such group contributions are carried out so that any claims or receivables arising between the relevant parties as a result of such group contributions to the fullest extent possible are netted off as between the relevant parties immediately upon the group contributions having been made; and (b) there is no negative effect on the equity value of the Norwegian Subsidiary Guarantors upon the completion of such Circular Group Contributions compared to the equity value prior to the grant of such Circular Group Contributions taking into consideration that the value of any tax loss utilized by a

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Norwegian Subsidiary Guarantor shall be equal to the amount of tax loss utilized multiplied by the applicable corporate tax rate of the relevant tax year.

“Permitted Customers” shall mean any Customer identified on Schedule 4.03(a), which schedule may be updated from time to time upon the request of the Initial Borrower with the prior written consent of the Required Lenders.

“Permitted DC Location” shall mean (a) each data center owner, location and country set forth on Schedule 3.11(a) hereto, and (b) each other data center location designated as a “Permitted DC Location” with the prior written consent of the Supermajority Lenders (not to be unreasonably withheld, delayed or conditioned).

“Permitted Holders” shall mean any holder of Equity Interests of ~~Nscale Global~~the Parent Guarantor, as of the Signing Date~~, if and when applicable~~.

“Permitted Model Updates” shall mean, with respect to an Eligible Customer Contract, reasonable updates to the Financial Model which are reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) to account for any actual changes since the previously delivered Financial Model to (a) collateral delivery dates, (b) capital expenditure payment schedules, (c) underlying contract payment assumptions, (d) DC Costs, (e) underlying benchmark and base rates (to the extent interest rates are not hedged), (f) inflation, (g) foreign exchange-related hedge costs based on actual hedging, and (h) Management Fees (provided that the Management Fee cannot be increased without the consent of the Lenders).

“Person” shall mean any natural person, corporation, business trust, joint venture, association,

company, partnership (general or limited), limited liability company (or series or division thereof), individual or family trusts, or government or any agency or political subdivision thereof.

“Personal Data” has the meaning set out in the Data Protection Laws.

“Pipeline 2 Cluster” shall mean one or more GPU Clusters comprised of up to 4,608 [***] GPU Servers at the [***] site, as described in tab “[***]” of the Financial Model.

“Pipeline Contracts” shall have the meaning assigned to such term in the definition of “Concentration Limits”.

“Plan” shall mean any employee pension benefit plan as defined in Section 3(3) of ERISA, but excluding any Multiemployer Plan, in respect of which any Loan Party or, with respect to any such plan that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, any ERISA Affiliate, is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.17(b).

“Pledged Collateral”, with respect to particular Collateral, shall have the meaning assigned to such term in the Security Document applicable to such Collateral.

“Pledged Debt” with respect to particular Collateral, shall have the meaning assigned to such term in the Security Document applicable to such Collateral.

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“Pledgor” shall mean Nscale Services Intermediate Holdings Limited, a private limited company incorporated in England and Wales with registered number 16793881.

“Portuguese Allocated Amount” shall be equal to the amount of the expected Loan allocation to Nscale Portugal, as set forth in Schedule 1.01.

“Portuguese Companies Code” shall mean the Portuguese Código das Sociedades Comerciais, approved by Decree-Law no. 262/86, of 2 September, as amended or superseded from time to time.

“Portuguese Security Agreement” shall mean the Portuguese law governed agreement entered into between Nscale Portugal, the Initial Borrower and the Collateral Agent, pursuant to which the Security is granted by the Initial Borrower and Nscale Portugal over assets located in Portugal or created under Portuguese law.

“Portuguese Stamp Duty Code” shall mean the Portuguese Código do Imposto do Selo approved by Decree-law no 287/2003, of 12 November, as amended or superseded from time to time.

“Portuguese Subsidiary Guarantor” means each Subsidiary Guarantor incorporated in Portugal. “Power Purchase Agreement” shall mean any agreement (including each confirmation entered into pursuant to any master agreement or similar agreement, any tariff or other quasi-governmental binding agreement) providing for any swap, cap, collar, put, call, floor, future, option, spot, forward, credit sleeve, power and/or capacity purchase and sale agreement, asset management agreement, netting agreement or similar agreement entered into in respect of electric power to be used by any GPU Cluster, and any agreement (including, but not limited to, any guarantee, credit sleeve or similar arrangement) providing for credit support for any of the foregoing, in all cases whether settled financially or physically. “Pre-Acceptance Concentration Limit” shall mean $425,000,000.

“primary obligor” shall have the meaning set forth in the definition of the term “Guarantee.” “Prime Rate” shall mean the “U.S. Prime Rate” as quoted in The Wall Street Journal.

“Prior Liens” shall mean Liens permitted pursuant to Section 6.02 other than Liens permitted pursuant to clause (c) of the definition of “Excepted Liens”.

“Pro Rata Share” shall mean, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the aggregate Commitments and, if applicable and without duplication, Loans under the applicable Facility or Facilities at such time; provided that, in the case of the Delayed Draw Term Loan Commitments, if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Process Agent Appointment Letter” shall mean that certain Appointment and Acknowledgement Re: Process Agent, dated on or prior to the Closing Date, among the Borrower Parties party thereto and Nscale US.

“Processing” has the meaning set out in the Data Protection Laws (and “Process”, “Processes” and “Processed” shall be construed accordingly).

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“Project” shall mean the infrastructure-as-a-service, platform-as-a-service, products (including the web portal and subdomains), services (such as support and service level commitments) and solutions to be provided by a Loan Party pursuant to an IG Contract including, without limitation, the Infrastructure related thereto.

“Projected Contracted Cash Flows” shall mean, as of any Quarterly Payment Date, with respect to any Eligible Customer Contract, the projected amounts (as determined by the Administrative Agent and Initial Borrower in a manner substantially consistent with how such calculation is made on Schedule 2.04 as in effect on the Signing Date) of contracted cash flows to Initial Borrower or a Subsidiary Guarantor, as applicable, from such Eligible Customer Contract (net of any payments already received (including all upfront payments already received) through the latest applicable Term Maturity Date).

“Projected Contracted Cash Flows Spreadsheet” shall mean the spreadsheet of contracted cash flows to Initial Borrower as set forth on Schedule 2.04, as such Schedule 2.04 is updated from time to time as necessary hereunder.

“Projected Debt Service” means, as of any date of determination, with respect to all Loans attributable to Eligible Customer Contracts that have achieved their Revenue Generation Dates, the sum of all (a) scheduled cash interest and scheduled principal payments, in each case, due and payable by the Initial Borrower with respect to all outstanding Loans until the maturity or acceleration of the Facility and (b) ordinary course settlement amounts reasonably expected by the Initial Borrower to be due and payable by the Initial Borrower during such period pursuant to Interest Rate Hedge Agreements net of ordinary course settlement amounts reasonably expected by the Initial Borrower to be received by the Initial Borrower thereunder during the relevant period. For the avoidance of doubt, Projected Debt Service shall not include any principal (other than, for the avoidance of doubt, principal payments expressly required to be paid pursuant to Section 2.08) or interest due and payable with respect to any voluntary or mandatory prepayments pursuant to the Loan Documents, or any termination or unwind amounts due and payable with respect to any Interest Rate Hedge Agreement.

“Projections” shall mean any projections and any forward-looking statements (including statements with respect to booked business) of Initial Borrower furnished to the Lenders or the Administrative Agent by or on behalf of Initial Borrower prior to the Closing Date.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” shall have the meaning assigned to such term in Section 9.17(b).

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning assigned to such term in Section 9.25.

“QPP Certificate” shall mean a creditor certificate for the purposes of the QPP Regulations, in the form set out in Exhibit H-5.

“QPP Connected Lender” shall mean a Lender (or, in the case of a Lender which is treated as transparent for the purposes of the taxation of income both under the laws of the jurisdiction in which it is incorporated or established and under the domestic law of the United Kingdom(disregarding the effect of any UK Treaty), an entity which is in accordance with HMRC guidance beneficially entitled for the purposes of the QPP Regulations to interest payable to that Lender) which the UK Borrower reasonably believes is a connected person in respect of the UK Borrower for the purposes of regulation 3(1)(d) of the QPP Regulations.

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“QPP Regulations” shall mean the Qualifying Private Placement Regulations 2015 (2015 No. 2002) enacted in the United Kingdom.

“Quarterly Payment Date” shall mean the fifteenth (15th) day (or next succeeding Business Day) of each March, June, September and December, commencing with the first full fiscal quarter of Initial Borrower ending after the Closing Date (which first Quarterly Payment Date shall be, for the avoidance of doubt, June 15, 2026).

“Receiving Party” shall have the meaning assigned to such term in Section 2.15(k)(ii).

“Recipient” shall mean the Lenders, the Administrative Agent, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, as applicable.

“recipient” shall have the meaning assigned to such term in Section 6.05(h).

“Register” shall have the meaning assigned to such term in Section 9.04(b)(iv).

“Regulated Bank” shall mean (a) any swap dealer registered with the U.S. Commodity Futures Trading Commission or security-based swap dealer registered with the U.S. Securities and Exchange Commission, as applicable; or (b) any commercial bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913, (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 C.F.R. part 211, (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii), or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, controlling persons, members, representatives, and the successors of each of the foregoing, of such Person and such Person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into or through the Environment. The term “Released” shall have a correlative meaning hereto.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

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“Relevant Party” shall have the meaning assigned to such term in Section 2.15(k)(ii).

“Replacement Contract Right” shall have the meaning assigned to such term in Section 7.01(m).

“Replacement Contract Time Period” shall mean the time period in which the Replacement Contract Right may be exercised.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period has been waived, with respect to a Plan.

“Required Lenders” shall mean, at any time, the consent of Lenders having Loans and Commitments that, taken together, represent more than fifty percent (50%) of the sum of all Loans and Commitments of the Lenders at such time; provided that, to the extent there are two or more Lenders that are not Affiliates at such time, Required Lenders must include two Lenders that are not Affiliates of each other.

“Reserve Accounts” shall mean (a) the Interest Reserve Account, (b) the Operating Expense Reserve Account and (c) the Deployment Ramp Reserve Account.

“Reserve L/C” shall mean each irrevocable standby letter of credit in favor of the Collateral Agent issued by an Acceptable Issuer in form, scope and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).

“Reserve Requirements” shall mean (a) the Interest Reserve Requirement, (b) the Operating Expense Reserve Requirement and (c) the Deployment Ramp Reserve Requirement.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, relative to any Person, any executive officer, Financial Officer, director, general partner, managing member or sole member of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” shall have the meaning assigned to such term in Section 6.06.

“Revenue Generation Date” shall have the meaning assigned to such term in clause (b) of the definition of “Eligibility Criteria”.

“S&P” shall mean Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc.

“Sanctioned Country” shall mean: (a) a country or territory which is the subject or target of comprehensive Sanctions, (as of the Signing Date, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Crimea region of Ukraine); and (b) the non-governmental controlled portions of the Zaporizhzhia and Kherson regions of Ukraine.

“Sanctioned Person” shall mean any Person that is the target of Sanctions, including (a) any Person listed in any list of designated Persons maintained by the U.S. government, including OFAC and the U.S. Department of State or relevant non-U.S. authorities, including the United Nations Security Council,

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Canada, the European Union or its member states, or the United Kingdom; (b) any Person operating, organized or resident in a Sanctioned Country, (c) the government of a Sanctioned Country or the Government of Venezuela, or (d) any Person fifty percent (50%) or more owned or (where relevant under applicable Sanctions) controlled by, directly or indirectly, any of the foregoing Person or Persons referred to in clauses (a), (b) or (c) of this definition.

“Sanctions” shall mean any Laws relating to economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time (a) by the U.S. government, including, without limitation, those administered by OFAC and the U.S. Department of State, (b) by Global Affairs Canada or the Department of Public Safety of Canada, (c) by the United Nations Security Council, the European Union or any EEA Member Country (including, without limitation, the Netherlands)~~, Jersey~~ or the United Kingdom or (d) any country in which any Borrower Party is organized or has material operations.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Interest Rate Hedge Agreement” shall mean any Interest Rate Hedge Agreement that is entered into by and between any Loan Party and any Specified Swap Counterparty.

“Secured FX Hedge Agreement” shall mean any FX Hedge Agreement that is entered into by and between any Loan Party and any Specified Swap Counterparty.

“Secured Parties” shall have the meaning ascribed to such term in the Collateral Agreement.

“Secured Swap Agreement” shall mean any Secured Interest Rate Hedge Agreement or Secured FX Hedge Agreement.

“Secured Swap Transaction” shall mean any transaction (howsoever defined under the relevant Secured Swap Agreement) under any Secured Swap Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Act and the Exchange Act” shall have the meaning assigned to such term in Section 9.24.

“Security” means a mortgage, hypothec, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” shall mean the Collateral Agreement, each Control Agreement, the Debenture, the UK Share Pledge, each Norwegian Security Documents, the Portuguese Security Agreement, the Icelandic General Bond, the Icelandic Contractual Rights Pledge Agreement, the Irish ~~Security Document, the Dutch~~ Security Document and the share pledge agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing, the Collateral and Guarantee Requirement or Section 5.10, any other document evidencing or creating a Lien or Security over any asset to secure any Obligation or otherwise designated as a Security Document by the Initial Borrower and the Administrative Agent (acting at the direction of the Required Lenders) delivered to the Administrative Agent.

“Senior Expenses” shall mean (a) the Management Fees (up to an amount not to exceed the Management Fees Cap), (b) any Taxes owed by any Loan Party, and (c) any amounts payable out of service revenue under an Eligible Customer Contract by any Loan Party to third parties, including without

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limitation, brokers, intermediaries and advisors (which Senior Expenses shall, in any event, exclude any deposits pursuant to clause (n) of the definition of “Excepted Liens”).

“Services” shall mean the infrastructure-as-a-service, platform-as-a-service, products (including the web portal and subdomains), services (such as support and service level commitments) and solutions to be provided by any Loan Party to a customer and such customer’s end users.

“Short-Term Contracts” shall have the meaning assigned to such term in the definition of “Eligibility Criteria”.

“Signing Date” shall mean the first date on which each of the conditions precedent set forth in Section 4.01 are satisfied or waived by the Administrative Agent (at the direction of each Lender) in accordance with the terms thereof.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvency” shall mean, as to any Person as of any date of determination, that on such date (a) the fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of such Person and its Subsidiaries, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries, (b) the present fair saleable value of the property of such Person and its Subsidiaries will be greater than the amount that will be required to pay the probable liabilities of such Person and its Subsidiaries on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) such Person and its Subsidiaries will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following such date, in each case, on a consolidated basis. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Solvent” has a meaning correlative thereto.

“Specified ECF Sweep Cash” shall mean, as of any Quarterly Payment Date, (a) the funds available in the Collection Accounts attributable to then-outstanding On-Demand and Short-Term Contracts, less (b) any amounts due on such Quarterly Payment Date and payable in accordance with clauses first through eleventh of Section 2.20(b).

“Specified Representations” shall mean the representations and warranties under Section 3.06, Section 3.08, Section 3.14, Section 3.17, Section 3.18 and Section 3.22.

“Specified Swap Counterparty” shall mean (a) any Person who is a Lender, the Arranger or an Agent or an Affiliate of a Lender, the Arranger or an Agent at the time it enters into (including by way of amendment, assignment, transfer, novation or conversion of an existing Swap Agreement) an Interest Rate Hedge Agreement or FX Hedge Agreement or (b) any Person or commercial bank, investment bank, insurance company or other similar financial institution, or any Affiliate thereof; provided that, with respect to clause (b), such Person has a credit rating (or whose obligations under the applicable Interest Rate Hedge Agreement or FX Hedge Agreement are guaranteed by a Person with a credit rating) of at least Baa1 by

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Moody’s or at least BBB+ by S&P at the time of the execution of the applicable Interest Rate Hedge Agreement or FX Hedge Agreement; provided further that, in each case of clause (a) or (b), such Person has signed this Agreement on the Signing Date in its capacity as Specified Swap Counterparty or has delivered an Accession Agreement to the Administrative Agent.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one (1) and the denominator of which is the number one (1) minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D). Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership (general or limited), association, joint venture, limited liability company or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or more than fifty percent (50%) of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person.

“Subsidiary Guarantors” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Supermajority Lenders” shall mean, at any time, the consent of Lenders having Loans and Commitments that, taken together, represent more than eighty percent (80%) of the sum of all Loans and Commitments of the Lenders at such time; provided that, to the extent there are two or more Lenders that are not Affiliates at such time, Supermajority Lenders must include two Lenders that are not Affiliates of each other.

“Supplemental Agent” and “Supplemental Agents” shall have the meanings assigned to such terms in Section 8.12.

“Supplier” shall have the meaning assigned to such term in Section 2.15(k)(ii).

“Supported QFC” shall have the meaning assigned to such term in Section 9.25.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future, cap, collar, floor, or derivative transaction or option or similar agreement (including any combination of the foregoing) involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial, power provision or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent Guarantor, the Pledgor or any Loan Party shall be a Swap Agreement.

“Swap Obligation” shall mean, with respect to any Borrower Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section la(47) of the Commodity Exchange Act.

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“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Loan Document (other than any Secured Swap Agreement), other than a deduction or withholding from a payment under a Loan Document (other than any Secured Swap Agreement) required by FATCA.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, assessments, fees or other similar charges (including ad valorem charges) in the nature of a tax or withholdings imposed by any Governmental Authority and any and all additions to tax, interest and penalties related thereto (and “Tax” shall be construed accordingly).

“Technical Advisor” shall mean Altman Solon LLP.

“Term Maturity Date” shall mean, with respect to any Loan, the date that is the earlier of (a) the date of the final principal payment pursuant to the Cluster Scheduled Amortization, as updated from time to time, and (b) five (5) years after the final day of the Availability Period.

“Term SOFR” shall mean:

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that, if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that, if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day; provided further that, if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

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“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent (at the direction of the Required Lenders) in its reasonable discretion).

“Term SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Total Delayed Draw Term Loan Commitment” shall mean the sum of the Delayed Draw Term Loan Commitments of all of the Lenders.

“Transactions” shall mean, collectively, the transactions to occur on, prior to or immediately after the Closing Date, including (a) the execution and delivery of the Loan Documents and the initial Borrowings hereunder and (b) the payment of all fees and expenses owing in connection with the foregoing, including Attorneys Costs.

“Transaction Security” shall mean the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom (a “UK Treaty”) which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Type” shall mean, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan. “U.S. Borrower” shall mean a Borrower that is (or is an entity disregarded from) a U.S. Person. “U.S. Dollars” or “$” shall mean the lawful currency of the United States of America.

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” shall have the meaning assigned to such term in Section 9.25.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.15(e)(ii)(B)(3).

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction. “UK Borrower” shall mean a Borrower that is incorporated in the United Kingdom.

“UK Borrower DTTP Filing” shall mean a HMRC DTTP2 duly completed and filed by a UK Borrower, which:

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(A) where it relates to a UK Treaty Lender that becomes a Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender's name in Schedule 2.01 and:

(i) in the case of the Initial Borrower, is filed with HMRC within 30 days of the date of this Agreement; or

(ii) where the UK Borrower is an Additional Borrower, is filed with HMRC within 30 days of the date on which that Borrower becomes an Additional Borrower; or

(B) where it relates to a UK Treaty Lender that becomes a Lender after the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a party as a Lender and:

(i) where the UK Borrower is a Borrower as at the date on which that UK Treaty Lender becomes a Lender, is filed with HMRC within 30 days of that date; or

(ii) where the UK Borrower is not a Borrower as at the date on which that UK Treaty Lender becomes a Lender, is filed with HMRC within 30 days of the date on which that UK Borrower becomes an Additional Borrower.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Non-Bank Lender” shall mean:

(a) a Lender listed in Schedule 2.01 as a “UK Non-Bank Lender”;

(b) a Lender which becomes a Lender after the date of this Agreement and which gives a UK Tax Confirmation in the documentation which it executes on becoming a party as a Lender.

“UK Opaque Entity” shall mean an entity which is not treated as transparent for the purposes of UK taxation of income (in accordance with domestic law or, if applicable, any relevant UK Treaty).

“UK QPP Lender” shall mean a Lender which:

(a) is not a UK Treaty Lender;

(b) is entitled to receive interest payments from the relevant UK Borrower free of any UK Tax Deduction by virtue of the application of section 888A ITA and the QPP Regulations (assuming, for these purposes, that: (i) the relevant Facility, Loan or drawdown in respect of a Loan was entered into by the relevant UK Borrower for genuine commercial reasons, and not as part of a tax advantage scheme, for the purposes of Regulation 3(c) of the QPP Regulations and (ii) the Lender is not a QPP Connected Lender); and

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(c) either:

(i) where the Lender is the only person beneficially entitled to interest payable to it in respect of the Loan in accordance with published HMRC guidance, has delivered a QPP Certificate to the UK Borrower in respect of the Loan provided that such QPP Certificate is not a Withdrawn Certificate or a Cancelled Certificate; or

(ii) where the Lender is an entity which is treated as transparent for the purposes of the taxation of income both under the laws of the jurisdiction in which it is incorporated or established and under the domestic law of the United Kingdom (disregarding the effect of any UK Treaty), has delivered a QPP Certificate to the UK Borrower on behalf of each person which is beneficially entitled for the purposes of the QPP Regulations to interest payable to that Lender, provided that such QPP Certificate is not a Withdrawn Certificate or a Cancelled Certificate,

provided that if a Lender is a QPP Connected Lender that Lender shall not be a UK QPP Lender.

“UK Qualifying Lender” shall mean:

(a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document to a UK Borrower and is:

(1) a Lender:

(A) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of Section 879 of the ITA) at the time that that advance was made, and which is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(2) a Lender which is:

(A) a company resident in the United Kingdom for United Kingdom tax purposes;

(B) a partnership each member of which is:

(i) a company so resident in the United Kingdom; or

(ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

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(C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of the CTA) of that company;

(b) a UK Treaty Lender;

(c) a UK QPP Lender; or

(d) a Lender which is a building society (as defined for the purpose of Section 880 of the ITA) making an advance under a Loan Document.

“UK Regulation” shall have the meaning assigned to such term in Section 3.23.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Share Pledge” shall mean the English law governed security agreement in respect of the issued share capital of the Initial Borrower entered into on or prior to the Closing Date between the Pledgor as Chargor (as defined therein) and the Collateral Agent.

“UK Tax Confirmation” shall mean a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document to the UK Borrower is either:

(a) a company resident in the United Kingdom for United Kingdom tax purposes;

(b) a partnership each member of which is:

(1) a company so resident in the United Kingdom; or

(2) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of Section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of Section 19 of the CTA) of that company.

“UK Tax Deduction” shall mean a Tax Deduction on account of Tax imposed by the United Kingdom.

“UK Transparent Entity” shall mean an entity which is treated as transparent for the purposes of UK taxation of income (in accordance with domestic law or, if applicable, any relevant UK Treaty).

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“UK Transparent Lender” shall mean a Lender to which the following applies:

(a) the Lender is a UK Transparent Entity;

(b) on the basis of looking through any entity that is a UK Transparent Entity, each ultimate partner, member, unitholder or shareholder in the Lender to which interest payable by the relevant UK Borrower is allocated is a UK Opaque Entity (each a “UK Opaque Entity Partner”); and

(c) any and all interest received by the Lender in respect of an advance to a UK Borrower is treated for the purposes of UK taxation of income (in accordance with domestic law or, if applicable, any relevant UK Treaty) as the income of such UK Opaque Entity Partner or UK Opaque Entity Partners.

“UK Treaty Lender” shall mean:

(a) a Lender which:

(1) is treated as a resident of a Treaty State for the purposes of a UK Treaty;

(2) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender's participation in the Loan is effectively connected; and

(3) meets all other conditions which must be met under the relevant UK Treaty and United Kingdom domestic law for residents of such Treaty State to obtain full exemption from tax on interest imposed by the United Kingdom, including the completion of any necessary procedural formalities (save that where the relevant Lender holds a passport under the HMRC DT Treaty Passport scheme and has confirmed its scheme reference number and relevant jurisdiction of tax residence in accordance with Section 2.15(j)(ii)(B), all such procedural formalities shall be deemed to have been completed by that Lender for the purposes of this definition); or

(b) a UK Transparent Lender:

(1) each of whose UK Opaque Entity Partners is treated as a resident of a Treaty State for the purposes of the relevant UK Treaty;

(2) none of whose UK Opaque Entity Partners carries on a business in the United Kingdom through a permanent establishment with which its participation in the Loan (or the UK Opaque Entity Partner or Partners' income, profits or gains derived from such participation) is effectively connected;

(3) each of whose UK Opaque Entity Partners meets all other conditions which must be met under the relevant UK Treaty and United Kingdom domestic law for residents of such Treaty State to obtain full exemption from tax on interest imposed by the United Kingdom, including the completion of any necessary procedural formalities in order for payments of interest to be paid free of withholding to such UK Transparent Lender (save that where the relevant UK Transparent Lender holds a passport under the HMRC DT Treaty Passport scheme in its own name and has confirmed its scheme reference number and relevant jurisdiction of tax residence in accordance with Section 2.15(j)(ii)(B), all such procedural formalities shall be deemed to have been completed by that UK Transparent Lender for the purposes of this definition).

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“UK VAT Group” means the VAT Group with registration number GB 503 2274 34. “Unadjusted

Benchmark Replacement” shall mean the Benchmark Replacement

excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Uncontracted Infrastructure” shall mean, collectively, all infrastructure and other related components (including any GPU Servers, networking infrastructure and other hardware) that are (a) purchased by, or transferred to, and owned by the Initial Borrower or any Subsidiary Guarantor and (b) not subject to, or not necessary for any Loan Party to comply with, any contracted obligations with respect to the Project (or with respect to any provision of services similar to those provided with respect to the Project); provided that any such infrastructure and related components that are subject to, or necessary for Initial Borrower or Subsidiary Guarantor to comply with, its Contractual Obligations under any Material Project Contract that has been terminated or cancelled (other than as a result of the expiration of the stated term of such Material Project Contract and not as a result of a breach or default thereunder or otherwise as not prohibited under the Loan Documents) shall be deemed not to be an Uncontracted Infrastructure.

“Undrawn Fee” shall have the meaning assigned to such term in Section 2.10(b).

“Unrestricted Cash” shall mean cash or Cash Equivalents of Initial Borrower that would not appear as “restricted” on a consolidated balance sheet of Initial Borrower; provided that cash or Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of Initial Borrower solely because such cash or Cash Equivalents are subject to a deposit account control agreement or a securities account control agreement in favor of the Collateral Agent shall constitute Unrestricted Cash hereunder.

“VAT” means:

(a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112);

(b) value added tax imposed by the Value Added Tax Act 1994;

(c) any other tax of a similar nature, whether imposed in the United Kingdom or a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) or (b) above, or imposed elsewhere.

“VAT Group” shall mean any companies that comprise a group for VAT purposes.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

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“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withdrawn Certificate” means a withdrawn certificate for the purposes of the QPP Regulations. “Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution

Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield Differential” shall have the meaning set forth in Section 2.22(e)(iii).

Section 1.02. Interpretative Provision.

(a) General. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All references to “knowledge” or “awareness” of the Borrower Parties or a Responsible Officer means the actual knowledge of a Responsible Officer of such Borrower Party. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(b) Accounting. Except as otherwise provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) and all terms of an accounting or financial nature not specifically or completely defined herein shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided that, if Initial Borrower notifies the Administrative Agent that Initial Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Signing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Initial Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision is amended in accordance herewith.

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(c) References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (i) references to organizational documents, agreements (including the Loan Documents), and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements, modifications, replacements, refinancings, renewals, or increases are not prohibited by any Loan Document; and (ii) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such Law.

(d) If, pursuant to the terms of any Loan Document, (i) a Norwegian Subsidiary Guarantor is entitled or required to hold an amount on trust for another party, such Norwegian Subsidiary Guarantor shall hold such amount as agent for or otherwise on behalf of such other party, and, pending payment of such amount to such other party, such Norwegian Subsidiary Guarantor shall keep such amount separated from its other assets (and the same applies if any other party is entitled or required to hold an amount on trust for another party and such arrangement is governed by Norwegian law) and (ii) the Collateral Agent or any other party is entitled or required to hold any Collateral governed by Norwegian law as trustee for another party, the Collateral Agent or such other party shall hold such Collateral as agent or otherwise on behalf of such other party.

(e) Any transfer of rights and obligations under a Loan Document governed by Norwegian law shall be made by way of a transfer.

(f) Any transaction to which a Norwegian Subsidiary Guarantor is a party shall be on arm’s-length terms.

(g) Construction. (i) Where the Administrative Agent or the Collateral Agent is referred to as acting "reasonably” or “in a reasonable manner” or as coming to an opinion or determination that is "reasonable” (or any similar or analogous wording is used), this shall mean that the Administrative Agent and the Collateral Agent shall be acting or coming to an opinion or determination on the instructions of the Lenders, Required Lenders or the Supermajority Lenders (as the case may be) acting reasonably or in a reasonable manner and the Administrative Agent and the Collateral Agent shall be under no obligation to determine the reasonableness of such instructions or whether in giving such instructions the Lenders, Required Lenders or the Supermajority Lenders (as the case may be) are acting reasonably or in a reasonable manner.

(ii) Where acceptability to or satisfaction of the Administrative Agent or the Collateral Agent is referred to in relation to a matter not affecting the personal interests of the Administrative Agent or Collateral Agent (including, for the avoidance of doubt, any satisfaction or determination in relation to conditions precedent), this shall mean the acceptability to or satisfaction of the Lenders, Required Lenders or the Supermajority Lenders (as the case may be) as notified by it to the Administrative Agent or Collateral Agent.

In respect of paragraphs (i) and (ii) above, the Administrative Agent and the Collateral Agent shall not be responsible for any liability occasioned or by any delay or failure on the part of the Lenders, Required Lenders or the Supermajority Lenders (as the case may be) to give any such instructions or direction or to form any such opinion.

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Section 1.03. Effectuation of Transfers. Each of the representations and warranties of the Loan Parties contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions unless the context otherwise requires.

Section 1.04. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.05. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day (it is understood that the foregoing shall cause any grace period associated with any such payment obligation or performance of any covenant, duty or obligation to extend to the immediately succeeding Business Day as well).

Section 1.06. Negative Covenant Compliance. For purposes of determining whether any Loan Party complies with any exception to Article VI where compliance with any such exception is based on a financial ratio or metric being satisfied as of a particular point in time, it is understood that (a) compliance shall be measured at the time when the relevant event is undertaken and (b) correspondingly, any such ratio and metric shall only prohibit the relevant Loan Party from creating, incurring, assuming, suffering to exist or making, as the case may be, any new, for example, Liens, Indebtedness or Investments, but shall not result in any previously permitted, for example, Liens, Indebtedness or Investments ceasing to be permitted hereunder. For the avoidance of doubt, with respect to determining whether any Loan Party comply with any negative covenant in Article VI, to the extent that any obligation, transaction, or action could be attributable to more than one exception to any such negative covenant, the relevant Loan Party may categorize or re-categorize all or any portion of such obligation, transaction or action to any one or more exceptions to such negative covenant that permit such obligation, transaction or action.

Section 1.07. Certifications. All certifications to be made hereunder by a Responsible Officer or representative of the Loan Parties shall be made by such a Person in his or her capacity solely as Responsible Officer or representative of such Loan Party, on the relevant Loan Party’s behalf and not in such Person’s individual capacity.

Section 1.08. Rounding. Any financial ratios required to be maintained by the Loan Parties pursuant to this Agreement (or required to be satisfied for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number.

Section 1.09. Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other

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Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Agent-Related Persons may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Initial Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Loan Parties, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.10. Portuguese Terms. Unless a contrary indication appears, in relation to a Portuguese Subsidiary Guarantor, or otherwise relates to assets, rights or interests located in Portugal or otherwise governed by Portuguese law, a reference to:

(a) its "constitutional documents" means (i) the online access code to the up-to-date commercial registry certificate (certidão do registo comercial) or certified copy of the up-to-date commercial registry certificate; and (ii) the online access code to the up-to-date articles of association (estatutos) or certified copy of the up-to-date articles of association,

(b) "insolvency” or “winding-up" shall be construed in accordance with Article 3 of the Portuguese Insolvency Code, (Código da Insolvência e da Recuperação de Empresas), enacted by Decree-Law no. 53/2004, of 18 March, as amended from time to time, and includes (i) a natural or legal person which is unable to pay its debts as they fall due, and (ii) a legal person which liabilities are manifestly higher to its assets, as determined by the applicable accountancy rules, irrespectively of whether an insolvency proceeding has been initiated or petitioned;

(c) an "insolvency proceeding" or “winding-up” procedure includes any insolvency proceeding (processo de insolvência) and special revitalization procedure (processo especial de revitalização), as defined in the Portuguese Insolvency Code, the extrajudicial regime for the corporate recovery (RERE) set forth by Law no. 8/2018 of 2 March and the extraordinary business viability proceedings(processo extraordinário de viabilização de empresas) set forth by Law no. 75/2020 of 27 November;

(d) a person being "unable to fulfil its outstanding debts" or "unable to pay its debts" refers to that person being in a state of insolvency;

(e) "winding-up", "administration", "dissolution" or "liquidation" includes, without limitation, "dissolução, liquidação, administração e liquidação da massa insolvente" or any other similar proceedings under the laws of Portugal;

(f) a "liquidator", "receiver", "administrative receiver", "administrator", "compulsory manager" or other similar officer includes, without limitation, "liquidatário", "administrador judicial", "administrador judicial provisório" or any other person performing the same role;

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(g) a "composition", "compromise", "assignment", "arrangement with any creditors" or "arrangement with creditors" includes, without limitation, the approval of an "acordo de credores" in the context of an insolvency proceeding;

(h) a "lien", "security" or "security interest" includes, without limitation, any "penhor (com ou sem desapossamento)”, “penhor civil”, “penhor comercial”, “penhor financeiro”, “hipoteca", “consignação de rendimentos”, “cessão de créditos com escopo de garantia” and any other "garantia real";

(i) "guarantee" includes "fiança", "aval", "garantia autónoma", "garantia à primeira solicitação", "garantia solidária" or any other form of personal guarantee ("garantia pessoal") under Portuguese law;

(j) a “director” or “manager” includes: an “administrador” in relation to a limited liability company by shares (sociedade anónima) or “gerente” in relation to a limited liability company by quotas (sociedade por quotas);

(k) shares in a Portuguese company includes: “ações” in limited liability companies by shares (sociedades anónimas) or “quotas” in limited liability companies by quotas (sociedades por quotas), as applicable;

(l) “gross negligence” means “negligência grosseira” and "wilful default" means “dolo”;

(m) “financial assistance” means any act contemplated by article 322 of the Portuguese Companies Code;

(n) a “receiver”, “administrative receiver”, “administrator” or the like includes, without limitation, any “administrador judicial”, “administrador judicial provisório” or “administrador da insolvência”, under the Portuguese Insolvency Code;

(o) a “security interest” or “Security” includes, without limitation any “hipoteca”, “penhor”, “consignação de rendimentos”, any other type of real security (“direito real de garantia”) or agreement or arrangement having a similar effect; and

(p) a “matured obligations” refers to any crédito vencido e exigível.

~~Section 1.11. Jersey Terms. In each Loan Document, where it relates to a person:~~

~~(i) incorporated; (ii) established; (iii) constituted; (iv) formed; (v) which carries on, or has carried on, business; or (vi) that has immovable property, in each case, in Jersey, a reference to:~~

~~(a) a proceeding under a bankruptcy, insolvency, receivership or similar~~ law, a composition, compromise, assignment or arrangement with any creditor, winding up, liquidation, administration, dissolution, insolvency event or insolvency includes, without limitation, bankruptcy (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954), a compromise or arrangement of the type referred to in Article 125 of theCompanies (Jersey) Law 1991 and any procedure or process referred to in Part 21 of the Companies (Jersey) Law 1991, and any other proceedings affecting the rights of creditors generally under Jersey law, and shall be construed so as to include any equivalent or ~~analogous proceedings;~~

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~~(b) a receiver, administrative receiver, administrator or the like includes,~~ without limitation, a liquidator, a liquidator, appointed pursuant to Part 21 of the Companies (Jersey) Law 1991, the Viscount of the Royal Court of Jersey, Autorisés or any ~~other person performing the same function of each of the foregoing;~~

~~(c) Lien, security, encumbrance or a security interest includes, without~~ limitation, any hypothèque whether conventional, judicial or arising by operation of law and any security interest created pursuant to the Security Interests (Jersey) Law 1983 or Security ~~Interests (Jersey) Law 2012 and any related legislation; and~~

~~(d) any equivalent or analogous procedure or step being taken in~~ connection with insolvency includes any corporate action, legal proceedings or other formal procedure or step being taken in connection with an application for a declaration of en désastre being made in respect of any such entity or any of its assets (or the making of such ~~declaration).~~

ARTICLE II

THE CREDITS

Section 2.01. Commitments. Subject to the terms set forth herein, each Lender party hereto agrees to make Delayed Draw Term Loans in U.S. Dollars to Initial Borrower on any Business Day during the Availability Period, in an aggregate principal amount that will not result in (i) any Lender’s outstanding Delayed Draw Term Loans exceeding such Lender’s Delayed Draw Term Loan Commitment as of the Closing Date and (ii) the aggregate outstanding Delayed Draw Term Loans of all Lenders exceeding the Total Delayed Draw Term Loan Commitments as of the Closing Date, in each case, after giving effect thereto and to the application of the proceeds thereof. Such Delayed Draw Term Loans may be Base Rate Loans or Term SOFR Loans as further provided herein.

Section 2.02. Loans and Borrowings. Each Loan to Initial Borrower shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments under the applicable Facility. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and not joint and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

Section 2.03. Requests for Borrowings. To request a Borrowing, the Initial Borrower shall notify the Administrative Agent of such request by delivering to the Administrative Agent a Borrowing Request (or such other form as may be approved by the Administrative Agent) and signed by Initial Borrower not later than 11:00 a.m., London time, thirteen (13) Business Days before the date of the proposed Borrowing. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) whether the Borrowing is to be comprised of Term SOFR Loans or Base Rate Loans (if no election as to the Type of a Borrowing is specified in the applicable Borrowing Request, then the requested Borrowing shall be a Term SOFR Loan) and, if the Borrowing is to be a Term SOFR Loan, the Initial Borrower shall always be deemed to have elected a three-month Interest Period,

(b) the aggregate amount of the requested Borrowing,

(c) the date of such Borrowing, which shall be a Business Day,

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(d) the location and number of Initial Borrower’s account to which funds are to be disbursed or such other account (which shall not be a Collateral Account) that is otherwise provided in a customary funds flow memorandum provided to the Administrative Agent and reasonably approved thereby, and

(e) the quantity, and purchase orders with respect to the applicable GPU Servers (including a calculation of the Projected Contracted Cash Flows with respect to all Eligible Customer Contracts to Initial Borrower in respect of such GPU Servers) to be acquired (or that have been acquired since the immediately preceding Borrowing) in connection with the Borrowing.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. Funding of Borrowings. Each Lender shall make each Loan to be made by it to Initial Borrower hereunder by 5:00 p.m. (London time) on the proposed date thereof by wire transfer of immediately available funds, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to Initial Borrower by promptly crediting the amounts so received, in like funds, to such account of Initial Borrower as is designated by Initial Borrower in the Borrowing Request, which funds may be made available by the Administrative Agent to the Initial Borrower the following Business Day.

Section 2.05. Conversion and Continuation Elections.

(a) The Initial Borrower shall have the option to (i) request that any Loan be made as a Term SOFR Loan, (ii) convert at any time all or any part of outstanding Loans from Base Rate Loans to Term SOFR Loans, (iii) convert any Term SOFR Loan to a Base Rate Loan, or (iv) continue all or any portion of any Loan as a Term SOFR Loan upon the expiration of the applicable Interest Period. Any Loan having the same proposed Interest Period to be made or continued as, or converted into, a Term SOFR Loan must be in a minimum amount of $1,000,000 (or such lesser amount as the Administrative Agent (at the direction of the Required Lenders) may agree). Any such election must be made by Initial Borrower by 11:00 a.m. (London time) on the third Business Day prior to (A) the date of any proposed Loan which is to bear interest at Term SOFR, (B) the end of each Interest Period with respect to any Term SOFR Loans to be continued as such, or (C) the date on which Initial Borrower wishes to convert any Base Rate Loan to a Term SOFR Loan for an Interest Period designated by Initial Borrower in such election. If no election is received with respect to a Term SOFR Loan by 11:00 a.m. (London time) on the third Business Day prior to the end of the Interest Period with respect thereto, that Term SOFR Loan shall be converted to a Term SOFR Loan with a three-month Interest Period. The Initial Borrower must make such election by notice to the Administrative Agent with respect to the Loans in writing, including by electronic transmission. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) substantially in the form of Exhibit E or in a writing in any other form reasonably acceptable to the Administrative Agent (at the direction of the Required Lenders). No Loan shall be made, converted into or continued as a Term SOFR Loan if an Event of Default has occurred and is continuing at the time of the proposed conversion or continuation and the Required Lenders have determined in writing not to make or continue any Loan as a Term SOFR Loan as a result thereof.

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(b) Upon receipt of a Notice of Conversion/Continuation, the Administrative Agent will promptly notify each Lender thereof, as the case may be. In addition, the Administrative Agent will, with reasonable promptness, notify Initial Borrower and the Lenders of each determination of Term SOFR; provided that any failure to do so shall not relieve Initial Borrower of any liability hereunder or provide the basis for any claim against the Administrative Agent. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loan held by each Lender with respect to which the notice was given.

Section 2.06. Termination of Commitments. The parties hereto acknowledge that:

(a) Upon each Borrowing of Delayed Draw Term Loans, the Delayed Draw Term Loan Commitments of each Lender will be reduced by an amount equal to the amount of Delayed Draw Term Loans made by such Lender in connection with such Borrowing. The Delayed Draw Term Loan Commitments of each Lender will terminate at 11:59 p.m. New York time on the final day of the Availability Period.

(b) Notwithstanding anything to the contrary in this Agreement, the Initial Borrower may terminate, in whole or in part, without premium or penalty, the Delayed Draw Term Loan Commitments; provided that each reduction of the Delayed Draw Term Loan Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. The Initial Borrower shall notify the Lenders and the Administrative Agent, in writing, of any election to terminate or reduce the Delayed Draw Term Loan Commitments pursuant to this Section 2.06(b) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Any termination or reduction pursuant to this Section 2.06(b) shall apply proportionately and permanently to reduce the Delayed Draw Term Loan Commitments of each of the applicable Lenders.

(c) Upon the occurrence of a Change in Control, the Commitments shall be reduced to zero and this Agreement shall contemporaneously terminate and be of no force and effect, other than the rights, privileges, immunities and indemnities of the Agents expressly set forth in the Loan Documents, which shall survive in accordance with the terms hereof.

(d) If the Closing Date has not occurred on or prior to the date that is sixty (60) days after the Signing Date, the Commitments shall be reduced to zero and this Agreement shall contemporaneously terminate and be of no force and effect, other than the rights, privileges, immunities and indemnities of the Agents expressly set forth in the Loan Documents, which shall survive in accordance with the terms hereof.

Section 2.07. Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Initial Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Initial Borrower to each Lender hereunder, and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

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(c) The entries made in the accounts maintained pursuant to Sections 2.07(a) or 2.07(b) shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of Initial Borrower to repay the Loans in accordance with the terms of this Agreement. In the event of any conflict between the records maintained by any Lender and the Register maintained by the Administrative Agent in such matters, the Register shall control in the absence of manifest error.

(d) Any Lender may request that Loans made by it to Initial Borrower be evidenced by a promissory note substantially in the form of Exhibit G. In such event, Initial Borrower shall prepare, execute, and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including, to the extent requested by any assignee, after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the registered payee named therein (or to such payee and its registered assigns).

Section 2.08. Scheduled Payment of Loans.

(a) On each Quarterly Payment Date, Initial Borrower shall repay the Loans in cash (commencing on the first Quarterly Payment Date that occurs after the first Revenue Generation Date (such date, the “Initial Amortization Payment Date” and such initial amortization payment on the Initial Amortization Payment Date, the “Initial Amortization Payment”)) in the amount set forth for such Quarterly Payment Date under the Cluster Scheduled Amortization, as updated in connection with each Borrowing pursuant to Section 4.03(g)(ii)(B).

(b) The Initial Borrower shall repay all unpaid principal and other amounts due in respect of each Loan in cash on the Term Maturity Date applicable to such Loan.

Section 2.09. Prepayment of Loans.

(a) Optional Prepayments.

(i) Mechanics. Except as otherwise set forth herein, Initial Borrower shall have the right at any time and from time to time to prepay Loans in whole or in part without premium or penalty (but subject to Section 2.09(a)(ii) and Section 2.09(c)), in an aggregate principal amount that is an integral multiple of (A) $500,000 and not less than $500,000 or (B) if less, the amount of Loans outstanding under the applicable Facility. The Initial Borrower shall notify the Administrative Agent by written notice substantially in the form of Exhibit B hereto of any prepayment hereunder not later than 11:00 a.m., London time, three (3) Business Days prior to the date of prepayment (or such later times to which the Administrative Agent may agree). Each such notice shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. The Administrative Agent will promptly notify the Lenders of any such notice of the foregoing, and any such notice may be contingent upon the consummation of a refinancing or other event and such notice may otherwise be extended or revoked. Prepayments shall be accompanied by accrued interest and fees to the extent required by Section 2.10 or 2.11(d).

(ii) Application of Voluntary Prepayments. Prepayment of the Loans pursuant to Section 2.09(a) shall be applied to (A) scheduled principal repayment installments on a pro rata basis by the proportion of the Loans so prepaid and (B) payment

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in full of any termination, unwind and other payments under any Secured Interest Rate Hedge Agreement that are then due and payable as result of any reduction of the notional amount of such Secured Swap Agreement to the extent that such reduction is necessary to comply with Section 5.23 after giving effect to such prepayment of the Loans; provided that, such prepayments shall be applied among the Lenders on a pro rata basis to all then-outstanding Facilities on a pro rata basis. For the avoidance of doubt, (x) the payment of interest on any Loans shall be made ratably among the parties owed such obligations in proportion to the respective amounts owed each and (y) the prepayment of outstanding principal amount of any Loans which are then due and payable shall be made ratably among the parties owed such obligations in proportion to the respective amounts owed each.

(b) Mandatory Prepayments.

(i) Dispositions of Uncontracted Infrastructure. Promptly upon receipt by any Loan Party (but in any event within one (1) Business Day of such receipt), Initial Borrower shall apply one hundred percent (100%) of the Net Proceeds of any Disposition of Uncontracted Infrastructure pursuant to Section 6.05(d) to prepay the Loans in accordance with Section 2.09(b)(xi).

(ii) Non-Permitted Indebtedness. Promptly upon receipt by any Loan Party (but in any event within one (1) Business Day of such receipt), Initial Borrower shall apply one hundred percent (100%) of the Net Proceeds of any incurrence of Indebtedness that is not permitted pursuant to Section 6.01 to prepay the Loans in accordance with Section 2.09(b)(xi).

(iii) Cash Trap Prepayment Event. Promptly but no later than three (3) Business Days after the occurrence of a Cash Trap Prepayment Event, the Initial Borrower shall apply one hundred percent (100%) of the amounts on deposit in the Cash Trap Reserve Account to prepay the Loans in accordance with Section 2.09(b)(xi).

(iv) Other Proceeds. Promptly upon receipt by Initial Borrower (but in any event within five (5) Business Days of such receipt), Initial Borrower shall apply (x) any proceeds of a Disposition (but excluding any Disposition of Uncontracted Infrastructure pursuant to Section 6.05(d), Dispositions of which are covered by clause (i) above) and (y) the Other Proceeds (excluding any Other Proceeds subject to prepayment under clause (x) of this Section 2.09(b)(iv) and excluding (A) in the case of any Casualty Event, any Net Proceeds thereof less than $5,000,000 from any single event or $10,000,000 in the aggregate from all such events during any fiscal year and (B) in the case of any Disposition by Initial Borrower permitted pursuant to Section 6.05 (other than Section 6.05(d)), any Net Proceeds thereof less than $5,000,000 from any single event or $10,000,000 in the aggregate from all such events during any fiscal year) received by Initial Borrower, to prepay the Loans in accordance with Section 2.09(b)(xi).

(v) Concentration Limit Prepayment Event.

a. Promptly following the last day of the Availability Period (but in any event within five (5) Business Days) in the event that a Concentration Limit Prepayment Event has occurred on such date, the Initial Borrower shall prepay the Loans in an amount equal to the Concentration Limit Excess Amount as of such date in accordance with Section 2.09(b)(xi); provided that to the extent the Concentration Limit Prepayment Event is directly caused by the termination of an Eligible Customer Contract

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and Initial Borrower or Subsidiary Guarantor, as applicable, is entitled to exercise the Replacement Contract Right, the prepayment of Loans under this clause (v) shall be deferred until the expiration of the Replacement Contract Time Period and be required solely to the extent the Concentration Limit Prepayment Event remains uncured after giving pro forma effect to any replacement Eligible Customer Contract.

(B) On the first Quarterly Payment Date following the occurrence of a Concentration Limit Prepayment Event under clause (y) or clause (z) of the definition thereof, the Loan Parties shall apply the lesser of (1) one hundred percent (100%) of the amounts on deposit in the Collection Accounts available for mandatory prepayment in accordance with Section 2.20(b)(viii) and (2) the Concentration Limit Excess Amount, in either case, to prepay the Loans in accordance with Section 2.09(b)(xi); provided that to the extent the Concentration Limit Prepayment Event is directly caused by the termination of an Eligible Customer Contract and Initial Borrower or Subsidiary Guarantor, as applicable, is entitled to exercise the Replacement Contract Right, the prepayment of Loans under this clause (v) shall be deferred until the expiration of the Replacement Contract Time Period and be required solely to the extent the Concentration Limit Prepayment Event remains uncured after giving pro forma effect to any replacement Eligible Customer Contract pursuant to the Replacement Contract Right.

(vi) Final Collection Period. On the final day of last full Collection Period prior to the Latest Customer Contract Termination Date, one hundred percent (100%) of Available Excess Cash to prepay the Loans in accordance with Section 2.09(b)(xi).

(vii) Termination of an Eligible Customer Contract. Promptly upon the termination of an Eligible Customer Contract in whole or in part, Initial Borrower shall prepay the Loans in accordance with Section 2.09(b)(xi) to the extent necessary to cause the amount of outstanding Loans attributable to such Eligible Customer Contract to be less than or equal to the Cluster Advance Amount (after giving pro forma effect to such prepayment); provided that such prepayment of Loans shall be deferred until the expiration of the applicable Replacement Contract Time Period and be required solely to the extent required after giving pro forma effect to any replacement Eligible Customer Contract pursuant to the Replacement Contract Right.

(viii) On-Demand Contracts and Short-Term Contracts. As long as any Loans attributable to On-Demand and Short-Term Contracts remain outstanding, seventy-five percent (75%) of Specified ECF Sweep Cash to prepay such Loans in accordance with Section 2.09(b)(xi).

(ix) Change in Control. Promptly upon the occurrence of a Change in Control, Initial Borrower shall prepay an amount equal to the aggregate principal amount of Loans then outstanding in accordance with Section 2.09(b)(xi).

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(x) GPU Online Percentage; Material Customers Payment Event. In the event that, as of any Determination Date, (A) the GPU Online Percentage for the most recently ended Collection Period is less than eighty-five percent (85%) or (B) a Material Customers Payment Event has occurred and is continuing, one hundred percent (100%) of Specified ECF Sweep Cash to prepay the Loans in accordance with Section 2.09(b)(xi).

(xi) Application of Mandatory Prepayments. Any prepayment of the Loans pursuant to this Section 2.09(b) shall be prepaid together with (A) all accrued and unpaid interest thereon and any breakage costs pursuant to Section 2.14 and shall be applied to installments of principal (with respect to which such prepayments shall be applied in the inverse order of maturity) and (B) payment in full of any termination or unwind payments under (x) any Secured FX Hedge Agreement with respect to the Eligible Customer Contract to which the Loans that are prepaid are related, that are then due and payable to any Specified Swap Counterparty as a result of such prepayment and (y) any Secured Interest Rate Hedge Agreement that are then due and payable to any Specified Swap Counterparty as result of any reduction of the notional amount of any Secured Swap Transaction thereunder to the extent that such reduction is necessary to comply with Section 5.23 after giving effect to such prepayment of the Loans; provided that the aggregate amount so applied for a prepayment under clauses (i), (ii) and (iv) of this Section 2.09(b) shall be made out of the applicable prepayment proceeds arising from the occurrence of the event described therein; provided, further, that prepayments shall be applied as described in the applicable clause of this Section 2.09(b) or, if not specified, shall be applied among the Lenders on a pro rata basis to all then-outstanding Facilities on a pro rata basis. For the avoidance of doubt, (x) the payment of interest on any Loans shall be made ratably among the parties owed such obligations in proportion to the respective amounts owed each and (y) the prepayment of outstanding principal amount of any Loans which are then due and payable shall be made ratably among the parties owed such obligations in proportion to the respective amounts owed each.

(xii) To the extent permitted by the foregoing clauses, amounts prepaid shall be applied first to any Base Rate Loans then outstanding and then to outstanding Term SOFR Loans with the shortest Interest Periods remaining; provided that, so long as no Event of Default shall have occurred and be continuing at the time of such prepayment, Initial Borrower may elect that, for a period not to exceed thirty (30) days, the remainder of such prepayments not applied to prepay Term SOFR Loans be deposited in an interest bearing collateral account pledged to, and under the exclusive control of, the Administrative Agent to secure the Obligations and applied thereafter to prepay the Base Rate Loans on the last day of the next expiring Interest Period of such Base Rate Loans so prepaid (provided that (A) interest shall continue to accrue on such Base Rate Loans in respect of which such deposit was made at the rate otherwise applicable under this Agreement to such Base Rate Loans until such deposit is applied to prepay such Base Rate Loans, and (B) immediately upon the occurrence and during the continuance of an Event of Default, such amounts may, without further action or notice of any kind, be removed from such account by Administrative Agent and immediately used by Administrative Agent to prepay the Base Rate Loans in accordance with the relevant terms of this Agreement).

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(c) Applicable Premium.

(i) If, prior to the second (2nd) anniversary of the applicable Funding Date with respect to the applicable Loans, (A) the Initial Borrower makes a voluntary prepayment of Loans pursuant to Section 2.09(a) or a mandatory prepayment of Loans pursuant to sections of this Agreement referred to in the definition of “Applicable Premium”, (B) Loans are accelerated or (C) Loans are subject to a mandatory assignment by a Non-Consenting Lender in accordance with Section 2.17, Initial Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, the Applicable Premium (with respect to such Loans).

(ii) The Applicable Premium shall become immediately due and payable, and the Initial Borrower will pay such premium, as compensation to the Lenders for the loss of their anticipated interest and fees on such Loans and not as a penalty, whether or not a Bankruptcy Event has commenced, and (if a Bankruptcy Event has commenced) without regard to whether such Bankruptcy Event is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Loans are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the Loans in or in connection with a Bankruptcy Event shall constitute an optional prepayment thereof under the terms of Section 2.09(a) and require the immediate payment of the Applicable Premium. Any Applicable Premium payable pursuant to this Section 2.09(c)(i) shall be presumed to be the liquidated damages sustained by each Lender as the result of the redemption and/or acceleration of its Loans and Initial Borrower agrees that it is reasonable under the circumstances in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Applicable Premium shall be in addition to, and not in lieu of, all principal payments and other amounts due pursuant to this Agreement.

Section 2.10. Fees.

(a) The Initial Borrower agrees to pay (i) to the Administrative Agent, for the account of the Administrative Agent, the administrative fees to which Initial Borrower and Administrative Agent agree in writing (including, but not limited to, the administrative fees set forth in the Agent Fee Letter pursuant to the terms thereof and all Attorney Costs) and (ii) to the Collateral Agent, for the account of the Collateral Agent, the agency fees to which Initial Borrower and Collateral Agent agree in writing (including, but not limited to, the agency fees set forth in the Agent Fee Letter pursuant to the terms thereof and all Attorney Costs).

(b) The Initial Borrower agrees to pay (or cause to be paid) to each Lender, each for its own account, an undrawn fee (the “Undrawn Fee”), in an amount equal to (i) on or prior to the date that is six (6) months after the Signing Date, one half of one percent (0.50%) and (ii) following the date that is six (6) months after the Signing Date, one percent (1.00%), in each case, of the average daily unused amount of the Commitments (as such Commitments may be terminated in part or in whole in accordance with Section 2.06(a)) of such Lender, during the period from and including the date of this Agreement to but excluding the Commitment Termination Date (or if such Commitment is cancelled or expired prior to such date, on the date of such cancellation or expiration). For purposes of computing Undrawn Fees, a Lender’s Commitment shall be deemed to be used to the extent of such Lender’s then-outstanding Loans. Accrued Undrawn Fees shall be

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due and payable on (i) each Quarterly Payment Date commencing on the first such date to occur on or after the Closing Date and on the Commitment Termination Date and (ii) the date that is 60 days from the Signing Date if the Closing Date does not occur.

(c) The Initial Borrower agrees to pay (or cause to be paid) the fees pursuant to the Fee Letter.

Section 2.11. Interest.

(a) The Initial Borrower shall pay interest in cash on the unpaid principal amount of each Loan made to Initial Borrower at a rate per annum equal to (i) with respect to any Term SOFR Loan, Term SOFR plus the Applicable Margin applicable thereto and (ii) with respect to any Base Rate Loan, the Base Rate plus the Applicable Margin applicable thereto.

(b) Notwithstanding the foregoing, during the continuance of any Event of Default arising under Section 7.01(b) or (c), Initial Borrower shall pay interest on the overdue principal amount of all outstanding Loans and any overdue interest payments or any fees or other amounts owed hereunder, at a rate per annum equal to two percent (2.00%) plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section 2.11 (the “Default Rate”); provided that in no event shall the Default Rate apply following the date any Default or Event of Default is waived by the Required Lenders or cured by Initial Borrower.

(c) Interest on each Loan shall be paid in arrears on each Quarterly Payment Date and on the Term Maturity Date applicable to such Loan; provided that (i) interest accrued pursuant to Section 2.11(b) shall be payable promptly on demand and (ii) in the event of any repayment or prepayment of any Loan or any conversion thereof, accrued interest on the principal amount repaid, prepaid or converted shall be payable on the date of such repayment, prepayment or conversion.

(d) Each determination of an interest rate by the Administrative Agent shall be conclusive and binding on Initial Borrower and the Lenders in the absence of manifest error. All computations of fees and interest (other than interest accruing on Base Rate Loans) payable under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. All computations of interest accruing on Base Rate Loans payable under this Agreement shall be made on the basis of a 365-day year (366 days in the case of a leap year) and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to (but excluding) the last day thereof. Interest on any Loan shall begin to accrue from the date on which each Lender makes funds available in the account of the Administrative Agent pursuant to Section 2.04.

Section 2.12. Illegality of Term SOFR. If after the Signing Date any Lender shall determine that the introduction of any Change in Law or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its lending office to make Term SOFR Loans, then, on notice thereof by such Lender to Initial Borrower and the Administrative Agent, the obligation of that Lender to make Term SOFR Loans shall be suspended until such Lender shall have notified the Administrative Agent and Initial Borrower that the circumstances giving rise to such determination no longer exists.

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(a) Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any Term SOFR Loan, Initial Borrower shall prepay in full all Term SOFR Loans of such Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans, together with any amounts required to be paid in connection therewith pursuant to Section 2.14.

(b) If the obligation of any Lender to make or maintain Term SOFR Loans has been terminated, Initial Borrower may elect, by giving notice to such Lender through the Administrative Agent that all Loans which would otherwise be made by any such Lender as Term SOFR Loans shall be instead Base Rate Loans.

(c) Before giving any notice to the Administrative Agent pursuant to this Section 2.12, the affected Lender shall designate a different lending office with respect to its Term SOFR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

Section 2.13. Increased Costs

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, FDIC insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii) subject any Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities, or capital attributable thereto; or

(iii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender (other than Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) to Initial Borrower or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then Initial Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered in connection therewith (but only to the extent the applicable Lender is imposing such charges or additional amounts on other similarly situated borrowers under credit facilities comparable to the Facilities).

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or any of the Loans made by such Lender or as a consequence of the Commitments to make any of the foregoing, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Initial Borrower shall pay to such Lender such additional amount or amounts as

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will compensate such Lender or such Lender’s holding company for any such reduction suffered in connection therewith (but only to the extent the applicable Lender is imposing such charges or additional amounts on other similarly situated borrowers under credit facilities comparable to the Facilities).

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in Section 2.13(a) or 2.13(b) shall be delivered to Initial Borrower and shall be conclusive absent manifest error. The Initial Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.13, such Lender shall notify Initial Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Initial Borrower shall not be required to compensate a Lender pursuant to this Section 2.13 for any increased costs or reductions incurred more than one hundred eighty (180) days prior to the date that such Lender notifies Initial Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.14. Funding Losses. The Initial Borrower agrees to reimburse each Lender and to hold each Lender harmless from any actual out-of-pocket loss (which, for the avoidance of doubt, shall not include any lost profits or similar loss) or reasonable and documented out-of-pocket expense which such Lender may sustain or incur as a consequence of:

(a) the failure of Initial Borrower to borrow, continue or convert a Loan after Initial Borrower has given (or is deemed to have given) a Borrowing Request or a Notice of Conversion/Continuation;

(b) the failure of Initial Borrower to make any prepayment after Initial Borrower has given a notice thereof in accordance with this Agreement;

(c) the prepayment of a Term SOFR Loan on a day which is not the last day of the Interest Period with respect thereto; or

(d) the conversion pursuant to Section 2.05 of any Term SOFR Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period, including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Term SOFR Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by Initial Borrower to the Lenders under this Section 2.14, each Term SOFR Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at Term SOFR used in determining the interest rate for such Term SOFR Loan by a matching deposit or other borrowing in the interbank market for a comparable amount and for a comparable period, whether or not such Term SOFR Loan is in fact so funded.

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Section 2.15. Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower Parties under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable Law; provided that if the Borrower Parties, the Administrative Agent or any other Person acting on behalf of the Administrative Agent in regards to any such payments shall be required by applicable Law to deduct Taxes from such payments, then (i) if such Taxes are Indemnified Taxes, the sum payable by the Borrower Parties shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.15) the Administrative Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings for Indemnified Taxes been made, (ii) the Borrower Parties, the Administrative Agent or any other Person acting on behalf of the Administrative Agent shall make such deductions or withholdings and (iii) the Borrower Parties, the Administrative Agent or any other Person acting on behalf of the Administrative Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b) Without duplication, the Borrower Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c) Without duplication of any amounts paid under Section 2.15(a) or (b), the Borrower Parties shall indemnify the Administrative Agent and each Lender, within twenty (20) days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid by, or required to be withheld or deducted from a payment to, the Administrative Agent or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that a certificate as to the amount of such payment or liability and setting forth in reasonable detail the basis and calculation for such payment or liability delivered to the relevant Borrower Party by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error of the Lender or the Administrative Agent, as applicable. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the relevant Borrower Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of such Borrower Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(b)(vi) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (c).

(d) As soon as practicable after any payment of Taxes by any relevant Borrower Party to a Governmental Authority pursuant to this Section 2.15, the relevant Borrower Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued

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by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).

(e) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Parties and the Administrative Agent, at the time or times reasonably requested by Initial Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Parties or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Parties or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Parties or the Administrative Agent as will enable the Borrower Parties or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(e)(ii)(A), (B) and (D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, solely with respect to a Loan or Commitment extended to a U.S. Borrower,

(A) any Lender that is a U.S. Person shall deliver to the U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Borrower or the Administrative Agent), copies of duly executed and completed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, copies of duly executed and completed of IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

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(2) copies of duly executed and completed IRS Form W-8ECI or W-8EXP (or any successor form);

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the U.S. Borrower or its sole regarded owner within the meaning of Sections 871(h)(3)(B) or 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the U.S. Borrower or its sole owner described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of duly executed and completed IRS Form W-8BEN or W-8BEN-E (or any successor form); or

(4) to the extent a Foreign Lender is not the beneficial owner, copies of duly executed and completed IRS Form W-8IMY (or any successor form), accompanied by copies of duly executed and completed IRS Form W-8ECI, W-8EXP, W-8BEN or W-8BEN-E (or any successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9 (or any successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the U.S. Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the U.S. Borrower or the Administrative Agent), copies of duly executed and completed any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the U.S. Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the U.S. Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the U.S. Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the U.S. Borrower or the Administrative Agent as may be necessary for the U.S. Borrower and the Administrative Agent to comply with their obligations under FATCA and

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to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if it becomes aware any form or certification it previously delivered has expired or become obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower Parties and the Administrative Agent in writing of its legal inability to do so.

(iii) Each Lender which is a Lender that extended a Loan or Commitment to a UK Borrower under a Loan Document on the date of this Agreement shall confirm, opposite its name in Schedule 2.01, which of the following categories it falls in:

(A) not a UK Qualifying Lender;

(B) a UK Qualifying Lender (other than a UK Treaty Lender or a UK QPP Lender);

(C) a UK Treaty Lender (on the assumption that all procedural formalities have been completed); or

(D) a UK QPP Lender.

(iv) Each Lender which becomes a Lender and extended a Loan or Commitment to a UK Borrower under a Loan Document after the date of this Agreement shall indicate, in the documentation which it executes on becoming a party to this Agreement, which of the following categories it falls in:

(A) not a UK Qualifying Lender;

(B) a UK Qualifying Lender (other than a UK Treaty Lender or a UK QPP Lender);

(C) a UK Treaty Lender (on the assumption that all procedural formalities have been completed); or

(D) a UK QPP Lender,

and the Administrative Agent shall promptly send a copy of such documentation to the relevant Borrower Parties.

(v) If a Lender fails to indicate its status in accordance with Section 2.15(e)(iii) or Section 2.15(e)(iv) (as applicable) then that Lender shall be treated for the purposes of this Agreement (including by each Borrower Party) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall promptly inform the relevant Borrower Parties). For the avoidance of doubt, the documentation which a Lender executes on becoming a party as a Lender shall not be invalidated by any failure of a Lender to comply with Section 2.15(e)(iii) or Section 2.15(e)(iv) (as applicable).

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(f) If a party determines, in good faith and in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the any Borrower Party or with respect to which any Borrower Party has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the relevant Borrower Party (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable and documented out-of-pocket expenses (including Taxes) of such indemnified party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the relevant Borrower Party, upon the request of the indemnified party, agrees to repay as soon as reasonably practicable the amount paid over to such Borrower Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the indemnified party in the event the indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(f), in no event will the indemnified party be required to pay any amount to the relevant Borrower Party pursuant to this Section 2.15(f) the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.15(f) shall not be construed to require the indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Borrower Party or any other Person.

(g) Solely with respect to a Loan or Commitment extended to a U.S. Borrower, on or before the date that the Administrative Agent or any successor or replacement Administrative Agent becomes the Administrative Agent hereunder (or, if later, the date that a U.S. Borrower is designated as an Additional Borrower for the applicable Loan or Commitment) or any such form expires or becomes obsolete or inaccurate in any respect, and at such other times upon the reasonable request of any Borrower Party, it shall deliver to the relevant Borrower Party two copies of duly executed either (1) IRS Form W-9, or (2) (a) IRS Form W-8ECI with respect to amounts it receives on its own account and (b) IRS Form W-8IMY (or successor form) with respect to all other payments, in each case as will establish that it is exempt from U.S. withholding Taxes, including Taxes imposed by FATCA. The Administrative Agent agrees that if it becomes aware any form or certification it previously delivered has expired or become obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the relevant Borrower Party in writing of its legal inability to do so.

(h) The parties hereto agree and covenant to treat the Loans as indebtedness not governed by the rules set out in the United States Treasury Regulations Section 1.1275-4 for U.S. federal and all applicable state and local income and franchise tax purposes, and not to take any action that is inconsistent with the foregoing and will take no contrary position, unless otherwise required pursuant to a closing agreement with the IRS or other applicable Governmental Authority or a non-appealable judgment of a court of competent jurisdiction.

(i) Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction, or discharge of all obligations under any Loan Document. For purposes of this Section 2.15, the term “applicable law” includes FATCA.

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(j) UK Tax Matters

(i) A Borrower Party shall promptly upon becoming aware that it must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) notify the Administrative Agent accordingly (and the Administrative Agent shall promptly notify the relevant Lender(s)). Similarly, a Lender shall promptly notify the Administrative Agent on becoming so aware in respect of a payment payable by a Borrower Party to that Lender. If the Administrative Agent receives such notification from a Lender, it shall promptly notify each relevant Borrower Party.

(ii)

(A) Subject to Section 2.15(j)(ii)(B) below, a UK Treaty Lender and each Borrower Party which makes a payment to which that UK Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Borrower Party to obtain authorization to make that payment without a UK Tax Deduction and maintain that authorization where it ceases or expires.

(B)

(1) A UK Treaty Lender which becomes a Lender on the date of this Agreement and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Schedule 2.01; and

(2) A UK Treaty Lender which becomes a Lender after the date of this Agreement and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to Section 2.15(j)(ii)(A) above to complete further procedural formalities necessary for that Borrower Party to obtain authorization to make that payment without a UK Tax Deduction.

(iii) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.15(j)(ii)(B) above, the relevant Borrower Party shall make a UK Borrower DTTP Filing with respect of such Lender within 30 Business Days. If:

(A) a Borrower Party making a payment to that Lender has not made a UK Borrower DTTP Filing in respect of that Lender; or

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(B) a Borrower Party making a payment to that Lender has made a UK Borrower DTTP Filing in respect of that Lender but:

(1) that UK Borrower DTTP Filing has been rejected by HMRC;

(2) HMRC has not given the Borrower Party authority to make payments to that Lender without a UK Tax Deduction within 60 days of the date of the UK Borrower DTTP Filing; or

(3) HMRC has given the Borrower Party authority to make payments to that Lender without a UK Tax Deduction but such authority has subsequently been revoked or expired;

and in each case, the relevant Borrower Party has notified that Lender in writing, that Lender and the Borrower Party shall co-operate in completing any additional procedural formalities necessary for that Borrower Party to obtain authorization to make that payment without a UK Tax Deduction.

(iv) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 2.15(j)(ii)(B) above, no Borrower Party shall make a UK Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender's Commitment(s) or its participation in any Loan unless that Lender otherwise agrees.

(v) A Borrower Party shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(vi) If a UK QPP Lender becomes aware that any confirmation given in a QPP Certificate previously delivered by it has ceased to apply, that UK QPP Lender shall as soon as is reasonably practicable notify the Administrative Agent to that effect. If the Administrative Agent receives such notification from a Lender, it shall as soon as reasonably practicable notify the UK Borrower.

(vii) A Lender which is a Lender on the date of this Agreement and which is a UK Non-Bank Lender gives a UK Tax Confirmation by entering into this Agreement.

(viii) A UK Non-Bank Lender shall promptly notify the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation. A UK QPP Lender shall promptly notify the Administrative Agent if it ceases to be a UK QPP Lender and (if applicable) if it becomes a UK Treaty Lender. In each case, if the Administrative Agent receives any such notification from a Lender, it shall promptly notify the relevant Borrower Party.

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(ix) If:

(A) a UK Tax Deduction should have been made in respect of a payment made by or on account of a Borrower Party to a Lender under a Loan Document;

(B) such Borrower Party was unaware, and could not reasonably be expected to have been aware, that such UK Tax Deduction was required and as a result did not make the UK Tax Deduction or made a UK Tax Deduction at a reduced rate; and

(C) either:

(1) the relevant Lender has not complied with its obligations under Section 2.15(j)(i) and as a result such Borrower Party did not make the UK Tax Deduction or made a UK Tax Deduction at a reduced rate; or

(2) in reliance on the notifications and confirmation pursuant to Section 2.15(e)(iii), Section 2.15(e)(iv) or any QPP Certificate the relevant Borrower Party did not make such UK Tax Deduction or made a UK Tax Deduction at a reduced rate; and

(D) the Borrower Party would not have been required to make an increased payment under Section 2.15(a) in respect of that UK Tax Deduction;

then the recipient of the payment in respect of which the UK Tax Deduction should have been made (or made at a higher rate) undertakes promptly to reimburse, upon a written request by that Borrower Party, such Borrower Party for the amount of the UK Tax Deduction that should have been (but was not) made (the “Tax Deduction Reimbursement Amount”) (including any penalty and interest payable in connection with any failure to pay or any delay in paying any of the same to the extent such penalty or interest arises as a result of (i) a failure by the relevant Lender to comply with its obligations under Section 2.15(j)(i) or (ii) the information provided by the relevant Lender pursuant to Section 2.15(e)(iii), Section 2.15(e)(iv) or any QPP Certificate being incorrect, but excluding, for the avoidance of doubt, in all cases any penalty or interest which arises as a result of the relevant Borrower Party failing to promptly pay any Tax Deduction Reimbursement Amount received from a Lender pursuant this Section 2.15(j)(ix) to a tax authority).

(k) VAT

(i) All amounts expressed to be payable under a Loan Document by any Party to a Recipient which (in whole or in part) constitute the consideration for any supply or supplies for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply or supplies, and accordingly, subject to subsection (ii) below, if VAT is or becomes chargeable on any supply or supplies made by any Recipient to any party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that Party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Recipient must promptly provide an appropriate VAT invoice to that Party).

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(ii) If VAT is or becomes chargeable on any supply or supplies made by any Recipient (the “Supplier”) to any other Recipient (the “Receiving Party”) under a Loan Document, and any party other than the Receiving Party (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply or supplies to the Supplier (rather than being required to reimburse or indemnify the Receiving Party in respect of that consideration):

(A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Receiving Party must (where this clause (A) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment which the Receiving Party receives from the relevant tax authority which the Receiving Party reasonably determines relates to the VAT chargeable on that supply; and

(B) (where the Receiving Party is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Receiving Party, pay to the Receiving Party an amount equal to the VAT chargeable on that supply but only to the extent that the Receiving Party reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii) Where a Loan Document requires any Party to reimburse or indemnify a Recipient for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof that represents VAT, save to the extent that the Recipient determines (acting reasonably and in good faith) that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in this Section 2.15(k) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union (including, for the avoidance of doubt, in accordance with section 43 of Value Added Tax Act 1994)) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v) In relation to any supply made by a Recipient to any Party under a Loan Document, if reasonably requested by such Recipient, that Party must promptly provide such Recipient with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Recipient's VAT reporting requirements in relation to such supply.

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(vi) The Initial Borrower shall:

i. (to the extent that an application has not been made prior to the date of this Agreement) apply, or procure that an application is made, as soon as reasonably practicable and in any event within thirty (30) days after the date of this Agreement, to HMRC to request that the representative member of the UK VAT Group be changed to ~~the Parent Guarantor~~Nscale Intermediate Holdings Limited; and

ii. provide to the Administrative Agent, as soon as reasonably practicable and in any event within fifteen (15) Business Days of receipt, copies of any correspondence received from HMRC in response to any application, whether made before or after the date of this Agreement.

(vii) Upon ~~the Parent Guarantor~~Nscale Intermediate Holdings Limited becoming the representative member of the UK VAT Group pursuant to the application referred to in Section 2.15(k)(vi) above, ~~the Parent Guarantor~~Nscale Intermediate Holdings Limited shall pay to the applicable Loan Party an amount equivalent to such proportion of any repayment of VAT received by ~~the Parent Guarantor~~Nscale Intermediate Holdings Limited from HMRC or of any credit obtained by reference to an excess of deductible input tax over output tax that is properly attributable to supplies made to and by that Loan Party whilst it is a member of the UK VAT Group.

Notwithstanding anything to the contrary in this Agreement, this Section 2.15 shall not apply to any Secured Swap Agreement.

Section 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Unless otherwise specified, Initial Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or fees, or of amounts payable under Section 2.09(c), Section 2.13 or Section 2.15, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to Initial Borrower by the Administrative Agent, except that payments pursuant to Sections 2.15 and 9.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder of principal or interest in respect of any Loan shall in each case be made in the currency in which such Loan was made. All payments of other amounts due hereunder or under any other Loan Document shall be made in U.S. Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

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(b) Subject to Section 2.20, if at any time insufficient funds are received by and available to the Administrative Agent from Initial Borrower to pay fully all amounts of principal, interest and fees then due from Initial Borrower hereunder, such funds shall be applied (i) first, towards payment of outstanding fees and expenses of the Agents, (ii) second, towards payment of interest and fees then due from Initial Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, towards payment of principal then due from Initial Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim, through the application of any proceeds of Collateral or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.16(c) shall not be construed to apply to any payment made by Initial Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Initial Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against Initial Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Initial Borrower in the amount of such participation.

(d) If any Lender shall fail to make any payment required to be made by it pursuant to this Section 2.16 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.17. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.13, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall (at the request of the relevant Loan Party) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as applicable, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The relevant Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b) If any Lender requests compensation under Section 2.13 or 2.14, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (a) of this Section 2.17, or if any Lender is a Defaulting Lender, then the relevant Loan Party may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.13, 2.14 or 2.15) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the relevant Loan Party shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Loan Party (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or Section 2.14 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.17 shall be deemed to prejudice any rights that the relevant Loan Party may have against any Lender that is a Defaulting Lender.

(c) If any Lender (such Lender, a “Non-Consenting Lender”) (x) has failed to consent to a proposed waiver, amendment, other modification, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of Lenders in addition to the Required Lenders or (y) has failed to confirm the satisfaction of the conditions precedent pursuant to Article IV and, in each case, with respect to which the Required Lenders shall have granted their consent, then, provided that no Event of Default then exists, the relevant Loan Party shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees in accordance with Section 9.04 and deliver any outstanding promissory notes to Initial Borrower; provided that (i) all Obligations of the relevant Loan Party then owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (ii) the Non-Consenting Lender shall receive a price equal to the principal amount thereof plus accrued and unpaid interest thereon; provided further that, in the event a Non-Consenting Lender has not consented to the waiver of any condition precedent to the initial funding of the Delayed Draw Term Loans pursuant to Section 4.02, and with respect to which the Required Lenders shall have granted their consent, the Commitments of such Non-Consenting Lender in such circumstance may also, at the relevant Loan Party’s option, be re-allocated to other Lenders willing to increase its Commitments hereunder. In connection with any such assignment, the relevant Loan Party, the Administrative Agent, such Non-Consenting Lender, and the replacement Lender shall otherwise comply with Section 9.04. Each Lender agrees that, if the relevant Loan Party exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.04. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender shall be deemed to have executed and delivered, and in addition hereby authorizes and directs the Administrative Agent to execute and deliver, such documentation as may be required to give effect to an assignment in accordance with Section 9.04 on behalf of a Non-Consenting Lender and any such documentation shall be effective for purposes of documenting an assignment pursuant to Section 9.04. For the avoidance of doubt, if any Lender shall be deemed a Non-Consenting

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Lender and is required to assign all or any portion of its Loans or its Loans are prepaid by the relevant Loan Party, then the relevant Loan Party shall pay the Applicable Premium that would otherwise be payable by the relevant Loan Party in connection with the voluntary prepayment thereof.

Section 2.18. Inability to Determine Rates. Subject to Section 2.21, if, on or prior to the first day of any Interest Period for any Term SOFR Loan:

(a) the Administrative Agent determines, or the Required Lenders determine (which determination in each case shall be conclusive and binding absent manifest error), that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(b) the Required Lenders determine that for any reason in connection with any request for a Term SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify Initial Borrower and each Lender.

Upon notice thereof by the Administrative Agent to Initial Borrower, any obligation of the Lenders to make Term SOFR Loans, and any right of Initial Borrower to continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or affected Interest Periods) until the Administrative Agent (at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) Initial Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or affected Interest Periods) or, failing that, Initial Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected Term SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, Initial Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.14. Subject to Section 2.21, if the Administrative Agent or the Required Lenders determine (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.

Section 2.19. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver, or consent with respect to this Agreement shall be restricted as set forth in Section 9.08.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent

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as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agents hereunder; second, as Initial Borrower may request (so long as no Default or Event of Default has occurred and is continuing to the extent no Default or Event of Default is a condition to funding the subsequent mentioned Loan), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and Initial Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to Initial Borrower as a result of any judgment of a court of competent jurisdiction obtained by Initial Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 4.01 and Section 4.02 (with respect to any funding of initial Delayed Draw Term Loans) were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If Initial Borrower notifies the Administrative Agent in writing that, in its sole discretion, a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Initial Borrower while that Lender was a Defaulting Lender; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.20. Cash Waterfall.

(a) Deposits into Accounts.

(i) Collection Accounts. The Loan Parties shall deposit, and shall use reasonable best efforts to cause third parties that make payments to any Loan Party to deposit, in the accounts set forth on Schedule 2.20 hereto (the “Collection Accounts”) (without duplication): (A) the proceeds of all Available Cash; (B) any Other Proceeds transferred from the Other Proceeds Account pursuant to Section 2.20(c); (C) any amounts transferred from the Distribution Reserve Account pursuant to Section 2.20(d)(ii), and (D) any amounts transferred from the applicable Reserve Account pursuant to Section 2.20(f)(ii) and Section 2.20(g)(ii).

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(ii) Other Proceeds Account. The Initial Borrower shall deposit, and shall use reasonable best efforts to cause third parties that would otherwise make payments directly to any Loan Party to deposit, in the Other Proceeds Account, Other Proceeds promptly after receipt thereof by any Loan Party.

(iii) Distribution Reserve Account. The Initial Borrower shall deposit, or cause to be deposited, in the Distribution Reserve Account all amounts transferred from the Collection Accounts pursuant to Section 2.20(b)(xiv).

(iv) Interest Reserve Account. The Initial Borrower shall deposit, or cause to be deposited, in the Interest Reserve Account (A) any amount required to satisfy the Interest Reserve Requirement on the Closing Date and each Funding Date and (B) all amounts transferred from the Collection Accounts pursuant to Section 2.20(b)(ix).

(v) Operating Expense Reserve Account. The Initial Borrower shall deposit, or cause to be deposited, in the Operating Expense Reserve Account (A) any amount required to satisfy the Operating Expense Reserve Requirement on the Closing Date and each Funding Date and (B) all amounts transferred from the Collection Accounts pursuant to Section 2.20(b)(x).

(vi) Deployment Ramp Reserve Account. The Initial Borrower shall deposit, or cause to be deposited, in the Deployment Ramp Reserve Account any amount required to satisfy the Deployment Ramp Reserve Requirement on the Closing Date and each Funding Date.

(vii) Cash Trap Reserve Account. The Initial Borrower shall deposit, or cause to be deposited, in the Cash Trap Reserve Account all amounts transferred from the Collection Accounts pursuant to Section 2.20(b)(xii).

(viii) Reserve L/Cs. Notwithstanding anything herein to the contrary, any amounts required to be deposited in a Reserve Account may be satisfied with the delivery of a Reserve L/C by Initial Borrower to the Administrative Agent for the benefit of the Lenders.

(b) Withdrawals from the Collection Accounts. All amounts in the Collection Accounts shall be disbursed by the applicable Loan Parties from time to time for application, at the following times and in the following order of priority (provided, that after the occurrence and during the continuance of (x) a Cash Trap Event or (y) an Event of Default, to the extent such amounts under clause (ii) and clause (iv) are in excess of the amounts set forth on the most recent Financial Model, the disbursal of such excess amounts shall be pursuant to a certificate delivered by the Initial Borrower and countersigned by the Administrative Agent (acting at the direction of the Required Lenders)); provided that the Initial Borrower may determine in its sole discretion the Collection Account or Collection Accounts from which to make each withdrawal and transfer described in this Section 2.20(b), so long as the aggregate funds on deposit in the Collection Accounts as of any date are not applied to the withdrawals and transfers specified in any level of priority unless all payments required pursuant to any more senior level of priority have been made in full on such date; provided, further, that nothing herein shall be construed to permit the Initial Borrower to

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determine not to withdraw funds available in any Collection Account in which there are available funds when withdrawals under this Section 2.20(b) are required:

(i) first, on each date as needed, to pay (A) the indemnities, administrative fees and expenses (including fees, charges and disbursements of counsel) which are then due and payable under the Loan Documents (including to the Agents), (B) all indemnities, administrative fees and expenses (including fees, charges and disbursements of counsel) which are then due and payable to the Account Bank and (C) all indemnities, administrative fees and expenses (including fees, charges and disbursements of counsel) which are then due and payable to any Specified Swap Counterparty under any Secured Swap Agreement, ratably among the parties owed such obligations in proportion to the respective amounts owed to each;

(ii) second, on each date as needed, to pay DC Costs (including to transfer amounts necessary to pay such DC Costs to local operating accounts to make such payments);

(iii) third, on each date as needed, to (A) pay any Taxes owed by the Loan Parties (including to transfer amounts necessary to pay such Taxes to Excluded Accounts to make such payments) and (B) make any payment by the Loan Parties permitted by Section 6.06(c), Section 6.06(d), Section 6.06(e) or Section 6.06(f);

(iv) fourth, on each date as needed, to pay the Management Fees in an amount not to exceed nine and one-half percent (9.5%) of the aggregate amounts of Available Cash deposited in the Collection Accounts in any Collection Period (the “Management Fees Cap”);

(v) fifth, on each Quarterly Payment Date, to pay Undrawn Fees, in each case, to the extent not previously paid;

(vi) sixth, on a pro rata basis according to the amount then due and payable, to pay (A) scheduled interest payments and expenses which are then due and payable with respect to the Facility and (B) ordinary course payments (other than termination and unwind payments) which are then due and payable to any Specified Swap Counterparty in respect of Secured Swap Agreements, ratably among the parties owed such obligations in proportion to the respective amounts owed each;

(vii) seventh, on a pro rata basis according to the amount then due and payable, (A) on each Quarterly Payment Date, to make the repayments of principal with respect to the Facility in accordance with the Cluster Scheduled Amortization as required pursuant to Section 2.08 and (B) on each Quarterly Payment Date and each other date as needed, to pay any termination, unwind and other payments payable to any Specified Swap Counterparty under any Secured Swap Agreement which are then due and payable, ratably among the parties owed such obligations in proportion to the respective amounts then owed each;

(viii) eighth, on each date as needed, to make any mandatory prepayment of the Loans with respect to the Facility as required pursuant to Section 2.09(b) (other than Section 2.09(b)(viii) and Section 2.09(b)(x));

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(ix) ninth, on each Quarterly Payment Date, to deposit an amount into the Interest Reserve Account, if any, required to satisfy the Interest Reserve Requirement as of such Quarterly Payment Date;

(x) tenth, on each Quarterly Payment Date, to deposit an amount into the Operating Expense Reserve Account, if any, required to satisfy the Operating Expense Reserve Requirement as of such Quarterly Payment Date;

(xi) eleventh, on each date as needed, to make any mandatory prepayment of the Loans with respect to the Facility as required pursuant to Section 2.09(b)(viii) and Section 2.09(b)(x);

(xii) twelfth, on each Quarterly Payment Date, solely to the extent that a Cash Trap Event has occurred and is continuing as of such date, (A) if the Cash Trap Event is as a result of the event described in clause (a) of the definition “Cash Trap Event”, fifty percent (50%) of the Cash Trap Amount, or (B) if the Cash Trap Event is a result of the events described in clause (b) of the definition “Cash Trap Event”, one hundred percent (100%) of the Cash Trap Amount, in each case, to the Cash Trap Reserve Account;

(xiii) thirteenth, (A) on each date as needed, to pay any expenses or payments due pursuant to the Management Services Agreement, not otherwise paid pursuant to priority fourth above and any other operating costs and expenses and capital expenditures of the Loan Parties (including transfers to Excluded Accounts to make such payments) and (B) on each Quarterly Payment Date, after giving effect to the transfers made pursuant to clause (i) through (xii) of this Section 2.20(b), to pay any scheduled interest payments and expenses and make the repayments of principal, in each case which are then due and payable or will be due and payable in the subsequent Collection Period, and are required to be made, pursuant to any agreement governing any Indebtedness permitted pursuant to Section 6.01; and

(xiv) fourteenth, on each Quarterly Payment Date, after giving effect to transfers made pursuant to clauses (i) through (xiii) of this Section 2.20(b), to the Distribution Reserve Account.

(c) Withdrawals from the Other Proceeds Account. Funds on deposit in the Other Proceeds Account shall be transferred from time to time: (i) first, as needed, to make any mandatory prepayment of the Loans pursuant to Section 2.09(b)(iv) and (ii) second, to the Collection Account determined by the Initial Borrower in its sole discretion for application in accordance with Section 2.20(b).

(d) Withdrawals from the Distribution Reserve Account.

(i) On any Quarterly Payment Date or within thirty (30) days thereafter, if the Distribution Conditions have been satisfied pursuant to Section 6.06(a), then the Initial Borrower may withdraw and transfer to any Person or account all or a portion of the amounts on deposit in the Distribution Reserve Account.

(ii) If the funds on deposit in the Collection Accounts are insufficient to make all payments in respect of the Obligations then due and payable, the Initial Borrower shall transfer from the Distribution Reserve Account the amount of such insufficiency to the Collection Account determined by the Initial Borrower for application

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in accordance with the provisions set forth in Section 2.20(b); provided that any such transfer shall be only of amounts on deposit in the Distribution Reserve Account.

(e) Withdrawals from the Interest Reserve Account.

(i) If the funds on deposit in the Collection Accounts are insufficient to make all payments specified in Section 2.20(b)(vi), then the Initial Borrower shall withdraw and transfer from the Interest Reserve Account the amount of such insufficiency to the Collection Account determined by the Initial Borrower for application in accordance with the provisions set forth in Section 2.20(b); provided that any such transfer shall be only of amounts on deposit in the Interest Reserve Account.

(f) Withdrawals from the Operating Expense Reserve Account.

(i) If the funds on deposit in the Collection Accounts are insufficient to make all payments contemplated in Sections 2.20(b)(ii) and 2.20(b)(iv), including after giving effect to any transfers pursuant to Section 2.20(g)(i), then, with the consent of the Administrative Agent, the Initial Borrower shall withdraw and transfer from the Operating Expense Reserve Account the amount of such insufficiency to the Collection Account or Excluded Account determined by the Initial Borrower for application in accordance with the provisions set forth in Section 2.20(b) (or, in the event the amount of such withdrawal and transfer would be greater than all such payments made in the immediately prior Collection Period, the consent of the Required Lenders shall be required); provided that any such transfer shall be only of amounts on deposit in the Operating Expense Reserve Account. On any Quarterly Payment Date, solely to the extent the Funded Amount in the Operating Expense Reserve Account exceeds the then-applicable Operating Expense Reserve Requirement, the Initial Borrower may withdraw and transfer such excess amount to the Collection Account determined by the Initial Borrower.

(ii) After the payment in full of all Obligations with respect to Loans and Secured Swap Agreements attributable to any Eligible Customer Contract, if there are any amounts on deposit in the Operating Expense Reserve Account attributable to such Eligible Customer Contract, then the Initial Borrower may withdraw and transfer to the Collection Account determined by the Initial Borrower such amounts in excess of the then-applicable Operating Expense Reserve Requirement on deposit in the Operating Expense Reserve Account.

(g) Withdrawals from the Deployment Ramp Reserve Account.

(i) If the funds on deposit in the Collection Accounts are insufficient to make all payments contemplated in Sections 2.20(b)(ii), Section 2.20(b)(iv), and Section 2.20(b)(vi) in respect of the Infrastructure used to serve any Eligible Customer Contract for which the Revenue Generation Date has not yet occurred and the related Loans used to finance such Infrastructure, then the Initial Borrower shall withdraw and transfer from the Deployment Ramp Reserve Account the amount of such insufficiency or such lesser amount constituting full utilization of amounts on deposit under the Deployment Ramp Reserve Account to the applicable Collection Account for application in accordance with the provisions set forth in Section 2.20(b); provided that any such transfer shall be only of amounts on deposit in the Deployment Ramp Reserve Account.

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(ii) On or after the Revenue Generation Date for any Eligible Customer Contract, if there are any amounts on deposit in the Deployment Ramp Reserve Account attributable to such Eligible Customer Contract, then the Initial Borrower may withdraw and transfer to the Collection Account determined by the Initial Borrower such amounts on deposit in the Deployment Ramp Reserve Account.

(h) Withdrawals from the Cash Trap Reserve Account.

(i) If a Cash Trap Prepayment Event has occurred and is continuing, then the Initial Borrower shall apply all amounts on deposit in the Cash Trap Reserve Account to make a mandatory prepayment of the Loans in accordance with Section 2.09(b)(iii).

(ii) On each Determination Date, if no Cash Trap Event is continuing, then the Initial Borrower may withdraw and transfer to the Collection Account determined by the Initial Borrower all amounts on deposit in the Cash Trap Reserve Account.

Section 2.21. Benchmark Replacement.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.21), upon the occurrence of a Benchmark Transition Event, the Administrative Agent (at the direction of the Required Lenders) and Initial Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and Initial Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders; provided that the Administrative Agent, in its sole discretion, may abstain from executing such amendment until so directed by the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.21(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (at the direction of the Required Lenders) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify Initial Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify Initial Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.21(e). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.21, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest

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error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.21.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks (the “IOSCO Principles”), then the Administrative Agent (at the direction of the Required Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the IOSCO Principles for a Benchmark (including a Benchmark Replacement), then the Administrative Agent (at the direction of the Required Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon Initial Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Initial Borrower may revoke any request for a Term SOFR Loan of, conversion to or continuation of a Term SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Initial Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

Section 2.22. Incremental Facilities.

(a) The Initial Borrower may from time to time with the consent of the Required Lenders, increase the aggregate amount of the Commitments by requesting new delayed draw term loan commitments to provide Delayed Draw Term Loans (any such increase, an “Incremental Facility” or the “Incremental Facilities”) by an aggregate amount not in excess of the Incremental Cap, tested at the time of incurrence thereof. The Initial Borrower may invite (i) any Lender, any Affiliate of any Lender and/or any Approved Fund and/or (ii) any other Person to provide all or a portion of the Incremental Commitments (any such Person, an “Incremental Lender”).

(b) Any Incremental Facility shall be effected pursuant to an Incremental Facility Amendment executed and delivered by the Administrative Agent, the Initial Borrower, the applicable Additional Borrower designated to be Initial Borrower in respect of such Incremental Facility, the Required Lenders and the applicable Incremental Lenders, which Incremental Facility

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Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Initial Borrower, to effect the provisions of this Section 2.22 (it being agreed and understood that the terms applicable to any Incremental Facility incurred hereunder shall be substantially similar to the terms applicable to the then-existing Commitments). The Lenders hereby irrevocably authorize and direct the Administrative Agent to enter into any Incremental Facility Amendment and any amendment to any of the other Loan Documents with the Borrowers, as may be necessary to effectuate the increase or extended to Delayed Draw Term Loans or Delayed Draw Term Loan Commitments pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Initial Borrower in (which may include amending and restating the Loan Documents), in each case on terms consistent with this Section 2.22; it being acknowledged and agreed by each Lender that the Administrative Agent, in its capacity as such shall have no liability with respect to such amendments and each Lender hereby irrevocably waives to the fullest extent permitted by Law any claims with respect to such amendments.

(c) The effectiveness of any Incremental Facility shall be conditioned upon (i) delivery by the Parent Guarantor of an executed amendment to the existing Parent Guarantee or a new guarantee in substance and form reasonably satisfactory the Incremental Lenders; and (ii) no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments and any related transactions.

(d) On the effective date of any Incremental Commitment, each Incremental Lender that has agreed to provide such Incremental Commitment shall become a Lender hereunder.

(e) The terms, provisions and documentation of the Incremental Loans and Incremental Commitments shall be as agreed between the Initial Borrower and the applicable Incremental Lenders providing such Incremental Commitments (including, for the avoidance of doubt, that the Incremental Lenders and/or the Administrative Agent may require certain fees be paid in connection with the provision of such Incremental Commitments and/or the execution of such Incremental Facility Amendment); provided that to the extent any covenants and events of default of any Incremental Commitment are more favorable (with respect to the lenders thereunder) than the comparable terms hereunder (with respect to the Lenders under the Delayed Draw Term Loan Facility), the Lenders hereunder shall be entitled to such terms with respect to the applicable facilities hereunder. In any event, any Incremental Loans:

(i) shall not mature earlier than the Term Maturity Date at the time of incurrence of such Incremental Loans;

(ii) shall have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of Delayed Draw Term Loans outstanding at the time of incurrence of such Incremental Loans;

(iii) subject to the foregoing, shall be subject to an amortization schedule and All-In Yield determined by the Initial Borrower and the applicable Incremental Lenders and set forth in each applicable Incremental Facility Amendment; provided, however, that if the All-In Yield applicable to such Incremental Loans shall be greater than the applicable All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Delayed Draw Term Loans by more than 50 basis points per annum (the amount of such excess, the “Yield Differential”), then the interest rate (together with, as provided in the proviso below, the

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Term SOFR or Base Rate floor) with respect to the Delayed Draw Term Loans shall be increased by the applicable Yield Differential; provided, further, that, if any Incremental Loans include a Term SOFR or Base Rate floor that is greater than the Term SOFR or Base Rate floor applicable to any existing Loans, such differential between interest rate floors shall be included in the calculation of All-In Yield for purposes of this clause (iii), but only to the extent an increase in the Term SOFR or Base Rate floor applicable to the existing Delayed Draw Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the Term SOFR and Base Rate floors (but not the applicable rate) applicable to the existing Delayed Draw Term Loans shall be increased to the extent of such differential between interest rate floors;

(iv) subject to clauses (i), (ii) and (iii) above, shall have an applicable rate and amortization determined by the Borrower and the applicable Incremental Lenders;

(v) shall not be secured by any assets other than the Collateral and shall not be guaranteed by any entity other than a Guarantor and the Initial Borrower; and

(vi) shall not be established or drawn until after the Initial Delayed Draw Term Loan Commitments have been drawn in full or terminated. Notwithstanding anything to the contrary, the establishment of any Incremental Loans (i) will not impact the amortization or the Term Maturity Date of the existing Delayed Draw Term Loans, which shall in each case, continue to be determined as in effect immediately prior to the establishment of such Incremental Loans and (ii) shall be under a different tranche than the initial Delayed Draw Term Loans.

(f) Reallocation of Exposure. Upon any Incremental Facility Closing Date on which Incremental Commitments are effected through an increase in the Commitments pursuant to this Section 2.22, (i) each of the Lenders shall assign to each of the Incremental Lenders, and each of the Incremental Lenders shall purchase from each of the Lenders, at the principal amount thereof, such interests in the Incremental Loans outstanding on such Incremental Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Loans will be held by existing Lenders and Incremental Lenders ratably in accordance with their Commitments after giving effect to the addition of such Incremental Commitments to the Commitments, (ii) each Incremental Commitment shall be deemed for all purposes a Commitment and each Loan made thereunder shall be deemed, for all purposes, a Loan and (iii) each Incremental Lender shall become a Lender with respect to the Incremental Commitments and all matters relating thereto. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(g) This Section 2.22 shall supersede any provisions in Section 2.16 or 9.04 to the contrary.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Loan Parties represent and warrant to the Administrative Agent, the Collateral Agent and each of the Lenders with respect to themselves (and as applicable, with respect to each Borrower Party) that, as of the Signing Date and as otherwise required by Section 4.03:

Section 3.01. Organization; Powers. Each Borrower Party (a) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and Material Project Contracts to which it is a party and each other agreement or instrument contemplated thereby to which they are or will be parties and to borrow and otherwise obtain credit hereunder.

Section 3.02. Authorization; No Conflicts. The execution, delivery and performance by each Loan Party of each of the Loan Documents to which it is a party, the Borrowings hereunder and the Transactions (a) have been duly authorized by all necessary corporate, stockholder, limited liability company or partnership action required to be obtained by such Loan Party and (b) will not (i) violate any provision of (A) law, statute, rule or regulation, (B) the certificate or articles of incorporation or other constitutive documents or limited liability company agreement or by-laws of such Loan Party, (C) any applicable order of any court or order of any Governmental Authority or (D) any indenture, lease, agreement or other instrument to which such Loan Party is a party or by which it or any of its property is or may be bound or (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in clauses (b)(i)(A), (C) and (D) of this Section 3.02 would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (c) will not result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by such Loan Party, other than the Liens created by the Loan Documents. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 3.03. Enforceability. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document and Material Project Contract in effect as of the Signing Date, the Closing Date or on the each applicable Funding Date, as applicable, and delivered by such Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) implied covenants of good faith and fair dealing and (d) the need for filings and registrations necessary to create or perfect Liens on the Collateral granted by such Loan Party in favor of the Secured Parties.

Section 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with, permit from, notice to, or any other action by, any Governmental Authority is or will be required in connection with (a) the entry of any Loan Party into, or the performance by such Loan Party of its obligations under, the Loan Documents, (b) the development, ownership and operation of each Funded Project as contemplated by the Loan Documents, the Material Project Contracts and the Data Center

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Leases/Licenses (to the extent required to be obtained by any Loan Party at the then-current stage of development of such Funded Project), (c) the consummation of the Transactions by the Loan Parties or (d) the grant by such Loan Party of the Liens granted under the Security Documents or the validity, perfection and enforceability thereof or for the exercise by the Collateral Agent of its rights and remedies thereunder, except for (i) the filing of UCC financing statements (or the filing of financing statements under any other local equivalent) or (ii) such consents, authorizations, filings or other actions that have either (A) been made or obtained and are in full force and effect, (B) are listed on Schedule 3.04 or (C) such actions, consents, approvals, registrations or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

Section 3.05. Title to Properties; Material Project Contracts.

(a) Each Loan Party has good and valid (subject to the terms of the Material Project Contracts and the Data Center Leases/Licenses to which such Loan Party is a party) title to, or valid leasehold interests (as applicable) in, all its material properties and assets necessary for the operation of each Funded Project as contemplated hereby, except for Liens permitted under this Agreement. There is no breach or default, or condition that with notice and/or the passage of time would constitute a breach or default by any Loan Party (nor, to such Loan Party’s knowledge, by any counterparty thereto) under the Material Project Contracts or the Data Center Leases/Licenses to which such Loan Party is a party, except in each case to the extent that such breach, default or condition would not reasonably to have any Material Adverse Effect.

(b) Schedule 3.05 contains a true, correct and complete list of all the Material Project Contracts in effect as of the Signing Date, and all such Material Project Contracts are in full force and effect and no defaults currently exist thereunder.

Section 3.06. No Material Adverse Change. Since the Signing Date, there has been no occurrence, development, change, event, or loss which has resulted in or would reasonably be expected to have, individually or in the aggregate, any Material Adverse Effect.

Section 3.07. Equity Interests; Subsidiaries.

(a) Schedule 3.07(a) sets forth as of the Signing Date the name and jurisdiction of incorporation, formation or organization of the Loan Parties, and the percentage of each class of Equity Interests owned by each Loan Party, indicating its ownership thereof. The Equity Interests in each Loan Party have been duly authorized and validly issued and are fully paid and non-assessable. There is no existing option, warrant, call, right, commitment or other agreement to which any Loan Party is a party requiring, and there is no Equity Interest in any Loan Party outstanding which upon conversion or exchange would require, the issuance by any Loan Party of any additional Equity Interests in any Loan Party, or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase an Equity Interest in any Loan Party.

(b) The Initial Borrower has no Subsidiaries other than the Subsidiary Guarantors (and, so long as any such Subsidiary is not a Subsidiary Guarantor, Nscale Iceland and Nscale Portugal).

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Section 3.08. Litigation; Compliance with Laws; Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions.

(a) Except as set forth on Schedule 3.08(a), there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of the Loan Parties, threatened in writing against or affecting, the Loan Parties or any business, property or rights of the Loan Parties which (i) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (ii) purport to affect or pertain to any Loan Document or any Transaction.

(b) None of the Material Project Contracts is subject to any action, suit, litigation, arbitration or administrative proceeding or dispute which is reasonably likely to be adversely determined against the Loan Parties or any Project and, if so adversely determined, would reasonably be expected to have a Material Adverse Effect.

(c) (i) None of any Loan Party, or any of its properties or assets, is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any currently applicable Law, rule or regulation, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) each of the Loan Parties holds all permits, licenses, registrations, certificates, approvals, consents, clearances and other authorizations from any Governmental Authority (“Governmental Approvals”) required under any currently applicable Law, rule or regulation for the operation of its business as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Each Loan Party is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Data Protection Laws), except such non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(e) Each Loan Party and its respective directors or officers, and to the knowledge of such Loan Party, their employees and agents, in each case acting in its capacity as such, is in compliance with applicable Anti-Money Laundering Laws in all respects. To the extent required by applicable Anti-Money Laundering Laws, each Loan Party has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by such Loan Party, and their respective directors, officers, employees and agents, with applicable Anti-Money Laundering Laws.

(f) (i) Each Loan Party and its respective directors or officers, and to the knowledge of such Loan Party, their employees and agents, in each case while acting in its capacity as such, is in compliance with applicable Anti-Corruption Laws in all material respects.

(ii) Each Loan Party has implemented and maintains in effect or is subject to policies and procedures designed to promote and achieve compliance by such Loan Party and its directors, officers, employees and agents with applicable Anti-Corruption Laws.

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(iii) The Initial Borrower will not use, directly or knowingly indirectly, any part of the proceeds of the Loans in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or knowingly indirectly, to any government official or commercial counterparty to influence official action or secure an improper advantage in each case in violation of applicable Anti-Corruption Laws.

(g) Each Loan Party and its respective directors, officers, employees, and agents, in each case while acting in its capacity as such, is in compliance with applicable Sanctions. No Loan Party or any of its directors or officers, or to the knowledge of such Loan Party, employees or agents is a Sanctioned Person. Each Loan Party has implemented and maintains in effect policies and procedures designed to promote and achieve compliance by such Loan Party and its respective directors, officers, employees, and agents with applicable Sanctions. No Loan Party will use, or will cause its directors, officers, employees or agents to use, directly or knowingly indirectly, any part of any proceeds of the Loans: (i) to fund or facilitate any activities or business of, with or involving any Sanctioned Person or in any Sanctioned Country, in violation of applicable Sanctions, or (ii) in any manner that would constitute or give rise to a violation of Sanctions by any party hereto (including any Lender). Any provision of this Section 3.08(g) shall not apply to or in favor of any Secured Party if and to the extent that it would result in a breach, by or in respect of such Secured Party, of any applicable Blocking Law.

Section 3.09. Federal Reserve Regulations.

(a) None of the Loan Parties are engaged principally, or as one of their important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b) No proceeds of any Borrowings will be used for any purpose that violates Regulation T, Regulation U or Regulation X.

Section 3.10. Investment Company Act. No Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. Each of the Loan Parties is not a “covered fund” under the Volcker Rule (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Section 3.11. Use of Proceeds. The Initial Borrower shall use the proceeds of the Delayed Draw Term Loans to (a) finance (including to pay, or reimburse any Affiliate of the Initial Borrower for payments or equity contributions made in respect of) then-applicable IG Capital Expenditures for deployment in a Permitted DC Location (as set forth on Schedule 3.11(a) hereto or as consented by the Supermajority Lenders, as the case may be), and (b) pay transaction costs and expenses incurred therewith.

Section 3.12. Taxes. Except as set forth on Schedule 3.12, each Loan Party has timely filed (after giving effect to any applicable extensions) all federal, state and other Tax returns and reports, domestic and foreign (as applicable), required to be filed by each of them and each such Tax return is complete and accurate and such Loan Party has paid all Taxes, assessments, fees and other charges levied upon it or upon its properties, income or assets that are due and payable, other than those that are being contested in good faith and by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP or the failure of which to be filed, complete, accurate or paid would not reasonably be expected to have a Material Adverse Effect. Any U.S. Borrower is treated as a disregarded entity for U.S. federal income tax purposes.

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Section 3.13. No Material Misstatements.

(a) All written information (other than the Projections, estimates and information of a general economic nature) concerning the Loan Parties, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the Loan Parties in connection with the Transactions or the other transactions contemplated hereby (as modified or supplemented by other information so furnished), when taken as a whole, as of the Signing Date, does not contain any untrue statement of a material fact as of any such date or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

(b) The Projections prepared by or on behalf of the Loan Parties or any of their representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Loan Parties to be reasonable as of the date thereof, as of the date such Projections were furnished to the Administrative Agent (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material, and that no assurances can be given that any such Projections will be realized).

(c) As of the Signing Date, the information included in the Beneficial Ownership Certification provided to any Lender in connection with this Agreement is true and correct in all material respects.

Section 3.14. Employee Benefit Plans. Each Plan has been administered in compliance with the applicable provisions of ERISA and the Code (and the regulations and published interpretations thereunder) except for such noncompliance that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. As of the Signing Date, the excess of the present value of all benefit liabilities under each Plan of any Loan Party and any ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan would not reasonably be expected to have a Material Adverse Effect, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, does not exceed the value of the assets of all such underfunded Plans by an amount that would reasonably be expected to have a Material Adverse Effect. No ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events and Foreign Plan Events which have occurred or for which liability is reasonably expected to occur, would reasonably be expected to have a Material Adverse Effect.

Section 3.15. Environmental Matters. Except as set forth on Schedule 3.15 or for matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (a) there are no Environmental Claims or other judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of any Loan Party threatened against any Loan Party, which allege a violation of or liability under any Environmental Laws, (b) each Loan Party has obtained, and maintained in full force and effect, all Governmental Approvals required under Environmental Laws for the conduct of their businesses and operations as currently conducted and each Loan Party is in compliance with the terms and conditions of all such Governmental Approvals and with all applicable Environmental Laws, (c) no Loan Party is currently conducting, funding or responsible for any investigation, remediation, remedial action or cleanup of any Release or presence of Hazardous Materials, (d) there has been no presence, Release or

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threatened Release of Hazardous Materials by any Loan Party or by any other Person, at any property currently or, to the knowledge of any Loan Party, formerly owned or operated by any Loan Party that would reasonably be expected to give rise to any liability of any Loan Party, or Environmental Claim against any Loan Party under any Environmental Laws, (e) no Hazardous Material has been transported for disposal or Released at any location by any Loan Party in a manner that would reasonably be expected to give rise to an Environmental Claim against any Loan Party, or other liability under Environmental Laws of any Loan Party, and (f) no Loan Party has entered into a written contract to expressly assume, guarantee or indemnify any third party for any liability of any other Person arising under Environmental Law. Representations and warranties of each Loan Party with respect to environmental matters (including Environmental Law and Hazardous Materials) are limited to those in this Section 3.15 unless expressly stated.

Section 3.16. Solvency. On the Signing Date and on the Closing Date, immediately after giving effect to the Transactions, the Loan Parties are Solvent.

Section 3.17. Borrower and Subsidiary Guarantors are each a Limited Purpose Entity.

(a) On and after the Closing Date, each Loan Party, ~~except for Nscale~~excluding any Loan Party organized in Iceland, Portugal or Norway, has been formed each as a limited purpose entity subject to customary “special purpose entity” provisions as set forth in such Loan Party’s organizational documents in effect as of the Closing Date.

(b) No Loan Party has engaged in any material lines of business substantially different (i) from those lines of business contemplated or conducted by such Loan Party on the Signing Date or (ii) reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

Section 3.18. Labor Matters. There are no strikes pending or threatened against any Loan Party that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of the Loan Parties have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All material payments due from the Loan Parties, or for which any claim may be made against the Loan Parties, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Loan Parties to the extent required by GAAP. Consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any of any Loan Party (or any of their predecessors) is a party or by which any of any Loan Party (or any of their predecessors) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to the Loan Parties, taken as a whole.

Section 3.19. Insurance. All insurance required to be obtained and maintained by the Loan Parties pursuant to Section 5.02 and Schedule 5.02 has been obtained and is in full force and effect.

Section 3.20. Status as Senior Debt; Perfection of Security Interests.

(a) On and after the Closing Date, each Loan Party’s obligations under the Loan Documents (other than Excluded Swap Obligations) are secured and unsubordinated obligations and (i) rank at least pari passu in priority of payment with all unsecured obligations of such Borrower Party, outstanding at any time except for any obligations of such Loan Party held by those whose claims are preferred under any bankruptcy or insolvency procedures to the extent required by the terms of any applicable Laws, and (ii) the security conferred by each Security

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Document constitutes first priority security interest of the type described, over the assets referred to, in that Security Document and those assets are not subject to any prior or pari passu Security.

(b) Each Security Document delivered pursuant to Sections 4.02 and 5.10 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, and enforceable security interest in the Collateral described therein and proceeds thereof in all material respects. On and after the Closing Date, in the case of (i) the Pledged Collateral described in each of the Security Documents, when stock certificates, if any, representing such Pledged Collateral are delivered to the Collateral Agent, and (ii) the other Collateral described in the Security Documents, when (A) financing statements under Article 9 of the UCC and (B) other filings specified therein in appropriate form are filed in the offices specified therein, the Liens created by the Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof to the extent perfection can be obtained by filing financing statements, making such other filings specified therein or by possession, as security for the Obligations of the Loan Parties, in each case prior and superior in right to any other Person, subject, in the case of Collateral other than Pledged Collateral, to Prior Liens, and in the case of Pledged Collateral, to Liens for Taxes, banker’s liens or other rights of set-off arising (and that have priority) by operation of law.

Section 3.21. Location of Business and Offices.

(a) The Initial Borrower’s jurisdiction of organization is England and Wales as of the Signing Date and as of the Closing Date; the name of Initial Borrower as listed in the public records of its jurisdiction of organization is Nscale Services UK LTD as of the Signing Date and as of the Closing Date; the tax identification number of Initial Borrower is 9735524457 as of the Signing Date and as of the Closing Date; and the organizational identification number of Initial Borrower in its jurisdiction of organization is 16445102 as of the Closing Date (or as set forth in a notice delivered to the Administrative Agent pursuant to Section 4.01(b)). The Initial Borrower’s principal place of business and chief executive office is located at the address specified in Section 9.01(a) (or as set forth in any notice delivered pursuant to Section 5.10(c) or Section 9.01(a)).

(b) As of the Signing Date and as of the Closing Date, the Subsidiary Guarantors’ jurisdictions of organization; the name of the Subsidiary Guarantors as listed in the public records of each of its jurisdiction of organization; the tax identification number of the Subsidiary Guarantors; the organization identification number of the Subsidiary Guarantors in each of its jurisdiction of organization; and each Subsidiary Guarantor’s principal place of business and chief executive office, are described on Schedule 3.21(b).

Section 3.22. Intellectual Property. Except as has not resulted in and would not reasonably be expected to have a Material Adverse Effect, (a) each Loan Party owns or has the right to use all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, know-how, licenses and other intellectual property rights, including the Intellectual Property Collateral, which are necessary for the development, ownership and operation of any Funded Project owned by such Loan Party, including in accordance with the applicable Material Project Contracts, and (b) to the knowledge of any Loan Party, no material product, process, method, service, substance, part or other material offered for sale, sold, contemplated to be sold or used by it in connection with its business infringes, misappropriates or violates any patent, trademark, service mark, trade name, domain name, copyright, trade secrets, know-how, license or other intellectual property right owned by any other Person.

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Section 3.23. Centre of Main Interests and Establishments. In respect of each Loan Party, for the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “EU Regulation”) or the EU Regulation as it forms part of domestic law of the United Kingdom as amended by the Insolvency (Amendment) (EU Exit) Regulations 2019 (SI 2019/146) and Insolvency (Amendment) (EU Exit) Regulations 2020) (SI 2020/647) (the “UK Regulation”) (as applicable), its “centre of main interests” (as that term is used in Article 3(1) of the EU Regulation or Article 3(1) of the UK Regulation) is situated in its Original Jurisdiction and it has no “establishment” (as that term is used in Article 2(10) of the EU Regulation or Article 2(10) of the UK Regulation (as applicable)) in any other jurisdiction.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01. Signing Date. The effectiveness of this Agreement is subject to the satisfaction or waiver by the Administrative Agent at the direction of each Lender of each of the following conditions precedent on the date hereof (in each case, in form and substance satisfactory to the Lenders):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto and thereto either (i) a counterpart of this Agreement, the Fee Letter and the Agent Fee Letter signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) (which may include telecopy transmission, or electronic transmission of a PDF copy, of a signed signature page of this Agreement, the Fee Letter or the Agent Fee Letter) that such party has signed a counterpart of this Agreement, the Fee Letter and the Agent Fee Letter, as applicable.

(b) (i) The Administrative Agent and Collateral Agent shall have received at least three (3) Business Days prior to the Signing Date all documentation and other information required by regulatory authorities with respect to the Borrower Parties under applicable “know your customer” and Anti-Corruption Laws, and Anti-Money Laundering Laws, and regulations, including without limitation the PATRIOT Act, that has been reasonably requested by the Administrative Agent in writing at least ten (10) days in advance of the Signing Date and (ii) to the extent any Borrower Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, each Lender shall have received a Beneficial Ownership Certification in relation to such Borrower Party at least one (1) day prior to the Signing Date (provided that, upon execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (b) shall be deemed satisfied).

(c) The Administrative Agent shall have received a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each of the Borrower Parties (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Borrower Party is a party (including, without limitation, the Parent Guarantee) and such resolutions shall not have been modified, rescinded or amended and are in full force and effect on the Signing Date.

(d) The Administrative Agent (or its counsel) shall have received duly executed and complete copies of (i) the Customer Contracts set out in clauses (a), (b) and (c) of the definition of the “Eligible Customer Contract” and (ii) all other Material Project Contracts as in effect as of the Signing Date;

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(e) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the Signing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (or, to the extent qualified by materiality, true and correct in all respects).

(f) At the time of and immediately after the Signing Date, no Event of Default or Default shall have occurred and be continuing.

(g) The Administrative Agent (or its counsel) shall have received a certificate of a Responsible Officer of the Initial Borrower, dated the Signing Date, and certifying that the conditions set forth in Sections 4.01(d), (e), and (f) have been satisfied or waived.

For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 4.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed signing date specifying its objection thereto.

Section 4.02. Closing Date. The obligation of the Lenders to make the initial Credit Extensions on the Closing Date is subject to the satisfaction or waiver by the Administrative Agent at the direction of each Lender of each of the following conditions precedent (in each case, in form and substance satisfactory to the Lenders):

(a) The Administrative Agent shall have received each of the following:

(i) a copy of (A) the certificate or articles of incorporation, articles of association, partnership agreement or limited liability agreement, including all amendments thereto, or other relevant constitutional documents under applicable Law of the Borrower Parties, (x) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) ~~or in the case of the Parent Guarantor, a director of the Parent Guarantor~~, or (y) in the case of a partnership of or limited liability company (other than incorporated in Norway), certified by the Secretary or Assistant Secretary, or the general partner, managing member, sole member or director of the Borrower Parties, (B) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of the Borrower Parties as of a recent date from such Secretary of State (or other similar official), and (C) in the case of a limited liability company incorporated in Norway, a company certificate (firmaattest);

(ii) a certificate of a Responsible Officer (or, in the case of a limited liability company in Norway, a certificate of an authorized signatory) of each of the Borrower Parties, in each case dated the Closing Date and certifying:

(A) that attached thereto is a true and complete copy of the certificate or articles of incorporation, by-laws (or partnership agreement, memorandum and articles of association, limited liability company agreement or other equivalent governing documents) of the Borrower Parties ~~(including in the case of the Parent Guarantor only, (x) any consents issued by the Jersey Financial Services Commission pursuant to the Control of Borrowing (Jersey) Order 1958; and (y) its registers of members, directors and secretaries)~~ (the

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“Constitutional Documents”) as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below;

(B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of the Borrower Parties (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such Borrower Party is a party and the grant of the security interest required under the Security Document to which such Borrower Party is a party, in each case as of the Closing Date, and, in the case of Initial Borrower, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;

(C) that the Constitutional Documents of each of the Borrower Parties (or, in the case of a limited liability company in Norway, the company certificate (firmattest)) have not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above;

(D) as to the incumbency and specimen signature of each Responsible Officer executing any Loan Document or any other document delivered in connection herewith on behalf of each of the Borrower Parties;

(E) if required by applicable Law or the relevant Constitutional Documents, a copy of a resolution signed by all the holders of the issued shares in the Initial Borrower, approving the terms of, and the transactions contemplated by, the Loan Documents to which the Initial Borrower is a party;

(F) A copy of the updated register of shareholders of the Initial Borrower and any other entity over which share security is provided;

(G) ~~A~~the Loan Parties have delivered each of the following notices required to be delivered in accordance with the Debenture: (1) a notice to each bank operating a Collateral Account, (2) a notice to each insurer in respect of any Insurance Policy (as defined in the Debenture) assigned pursuant to the Debenture and (3) a notice to the counterparty of each Assigned Agreement (except for the Intercompany Agreement) (each term as defined in the Debenture), in each case of the foregoing clauses (1) through (3), substantially in the relevant form set out in the Debenture, (or such other form ~~agreed by~~as the ~~Administrative~~Collateral Agent ~~prior to the date of this Agreement; and~~

(H) ~~All notices and acknowledgements of security and assignment which are required to be delivered and procured in accordance with the Debenture have been delivered and procured (as applicable~~may agree);

(iii) the Parent Guarantee, duly executed by the Parent Guarantor and each other party thereto;

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(iv) each Security Document (other than (x) each Control Agreement, which shall be delivered in accordance with Section 5.20 and (y) the Icelandic General Bond ), duly executed by the Pledgor, Nscale Drift or applicable Loan Party and each other Person party thereto, together with (as applicable):

(A) certificates, in physical or electronic form, if any, representing the pledged Equity Interests referred to therein accompanied by undated stock or membership interest powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);

(B) copies of proper financing statements, filed or duly prepared for filing under the UCC in all United States jurisdictions that are necessary or reasonably requested by the Required Lenders in order to perfect and protect the Liens created under the Security Documents on assets of any relevant Loan Party, covering the Collateral described in the Security Documents; and

(C) evidence that all other actions, recordings and filings required by the Security Documents as of the Closing Date that are necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for, provided that, except with respect to any Liens created pursuant to the Norwegian Security Documents referred to in clause (iv)(D) below, the Collateral and Guarantee Requirement shall be deemed to have been satisfied so long as the Collateral Agent shall have received, on or prior to the Closing Date, (i) Uniform Commercial Code financing statements in appropriate form for filing by the Lenders or their counsel under the Uniform Commercial Code in the District of Columbia and (ii) to the extent certificated or represented by an instrument, any certificates or instruments representing or evidencing Equity Interests in Initial Borrower and any Subsidiary Guarantor and accompanied by instruments of transfer and stock powers undated and endorsed in blank (or confirmation in lieu thereof reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) or its counsel that such certificates, powers and instruments have been sent for overnight delivery to the Collateral Agent or its counsel);

(D) ~~evidence reasonably satisfactory to the Administrative Agent~~ (acting on the instructions of the Required Lenders) that the Initial Borrower has valid title to, and legal and beneficial ownership of, the relevant GPU Servers to be used in any Project located in Iceland, and the submission for registration (Icel. þinglýsing) of the Icelandic General Bond with the District Commissioner of ~~Greater Reykjavik~~[reserved];

(E) a duly executed copy of the Icelandic Contractual Rights Pledge Agreement;

(F) in relation to each Norwegian Security Document, as relevant, copies of such notices, charge forms and other deliverables as are required to be delivered thereunder, and evidence that any other act required for the purpose of perfection of the Norwegian Security Documents has been completed or will be completed in accordance with the terms set out therein;

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(G) ~~in relation to the Dutch Security Document, proof of~~ registration of the Dutch Security Document with the relevant authority, copies of such notices and other deliverables as are required to be delivered thereunder, and any other act required for the purpose of perfection of the Dutch Security Document has been completed or will be completed in ~~accordance with the terms set out therein~~[reserved];

(v) copies of a recent Lien, tax and judgment searches in each jurisdiction reasonably requested by the Administrative Agent with respect to the relevant Loan Parties;

(vi) an audited Financial Model with respect to the Project and the Transactions;

(vii) duly executed copy of the Management Services Agreement in form and substance satisfactory to the Administrative Agent and each Lender; and

(viii) The Administrative Agent shall have received a certificate from the Initial Borrower certifying as to the expected Revenue Generation Date of each Project together with a copy of a report of the Technical Advisor.

(b) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders on the Closing Date: (i) an opinion of Milbank LLP, special New York counsel for the Loan Parties; (ii) ~~a capacity opinion of Ogier (Jersey) LLP, Jersey counsel for the Lenders~~[reserved]; (iii) an opinion of Arthur Cox LLP, Irish counsel for the Lenders in relation to the enforceability of the Irish Security Document; (iv) an opinion of Wikborg Rein Advokatfirma AS, Norwegian counsel for the Lenders; (v) an enforceability opinion of LEX Law Offices, Icelandic counsel for the Lenders; (vi) an enforceability opinion of Morais Leitão, Galvão Teles, Soares da Silva & Associados - Sociedade de Advogados e Consultores, SP, RL., Portuguese counsel for the Lenders; (vii) a capacity opinion of Garrigues Portugal S.L.P. – Sucursal, Portuguese counsel for the Loan Parties; (viii) ~~an opinion of NautaDutilh N.V., Dutch counsel for the Lenders in relation to the enforceability of the Dutch Security Document~~[reserved]; (ix) an enforceability opinion of Latham & Watkins (London) LLP, English counsel for the Lenders; and (x) a capacity opinion of Milbank LLP, English counsel for the Loan Parties.

(c) The Administrative Agent shall have received a solvency certificate in the form attached hereto as Exhibit K-1 (or, in the case of the Initial Borrower, attached hereto as Exhibit K-2) and signed by the Financial Officer or Director of each of the Loan Parties confirming the Solvency of the Loan Parties after giving effect to the Transactions.

(d) All Collateral Accounts (other than any General Account) shall have been established.

(e) The Administrative Agent shall have received customary insurance policies required pursuant to Section 5.02 and Schedule 5.02, along with endorsements naming the Collateral Agent as an additional insured with respect to all liability policies maintained by any Loan Party and as first loss payee with respect to the assets of any Loan Party under the applicable insurance policies and a certification from Initial Borrower and each of the Subsidiary Guarantors that (i) each of Initial Borrower and any Subsidiary Guarantor has obtained all insurance policies required to be obtained and maintained by Initial Borrower and any Subsidiary Guarantor under the Loan Documents as of the Closing Date, (ii) all such insurance policies are in full force and

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effect and all premiums then due thereon have been paid in full and (iii) such insurance policies comply with Section 5.02 and Schedule 5.02.

(f) The Administrative Agent shall have received, or shall receive substantially concurrently with such funding date (and in any event no later than one (1) Business Day following the Closing Date), all fees due and payable to the Agents or any Lender on or prior to such funding date (including, without limitation, fees payable pursuant to the Agent Fee Letter and the Fee Letter), and to the extent invoiced at least three (3) Business Days prior to the date of such funding, all other amounts due and payable pursuant to the Loan Documents (other than Secured Swap Agreements), including, to the extent so invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document (other than Secured Swap Agreements).

(g) On or prior to the Closing Date, the Administrative Agent shall have received a duly executed Collateral Access Agreement in respect of the Glomfjord Data Center Lease/License as required pursuant to Section 5.19(a).

(h) On or prior to the Closing Date, the Administrative Agent shall have received the duly executed Process Agent Appointment Letter.

(i) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (or, to the extent qualified by materiality, true and correct in all respects).

(j) At the time of and immediately after the Closing Date, no Event of Default or Default shall have occurred and be continuing.

(k) On the Closing Date, the Administrative Agent shall have received a duly executed Joinder Agreement from Nscale Portugal.

(l) The Administrative Agent (or its counsel) shall have received a certificate of a Responsible Officer of the Initial Borrower certifying that the conditions set forth in Section 4.02(i) and Section 4.02(j) have been satisfied or waived; provided that this clause (l) may be satisfied by delivery of a Borrowing Request in accordance with Section 2.03 in the event that any Loans will be made on the Closing Date.

For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Credit Event specifying its objection thereto. Notice by the Administrative Agent of the Closing Date to the Loan Parties and Lenders shall be conclusive and binding.

Section 4.03. All Credit Events. The obligation of the Lenders to make Credit Extensions (other than, for the avoidance of doubt, with respect to a conversion of Loans to the other Type or a continuation of Term SOFR Loans) is subject to the satisfaction or waiver by the Administrative Agent at

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the direction of the Required Lenders of each of the following conditions precedent (in each case, in form and substance satisfactory to the Required Lenders):

(a) The Administrative Agent shall have received each Eligible Customer Contract and Data Center Lease/License in effect as of such date of funding, except to the extent any such Eligible Customer Contract or Data Center Lease/License has been previously delivered to the Administrative Agent, no later than thirty (30) days (or, with respect to the Credit Extension occurring on the Closing Date, five (5) days) prior to the date of such proposed Credit Extension, together with a certificate of a Responsible Officer of the applicable Borrower certifying that the Eligibility Criteria for such Eligible Customer Contract have been satisfied, which certificate shall be substantially in the form of Exhibit C-2 (or, with respect to the Credit Extension occurring on the Closing Date, in the Borrowing Request).

(b) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

(c) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) (or, to the extent qualified by materiality, true and correct in all respects).

(d) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

(e) The aggregate amount of Delayed Draw Term Loans incurred with respect to such Credit Event shall be less than or equal to the Cluster Advance Amount as of the date of disbursement, determined on a pro forma basis after giving effect to the Borrowing of such Delayed Draw Term Loans and the requirements under Section 3.11 with respect to such Delayed Draw Term Loans.

(f) To the extent the proceeds of such Credit Event will be used for transactions in respect of IG Capital Expenditures, the Administrative Agent shall have received duly written acknowledgments of payments and confirmation of release of liens (if applicable), in each case in form and substance satisfactory to (acting on the instructions of the Required Lenders), with respect to all GPU Servers purchased with such proceeds such that such GPU Servers shall be free and clear of all Liens other than Liens pursuant to the Security Documents; provided, however, that such acknowledgments and releases may be conditioned upon receipt of payment with respect to such transactions through a customary funds flow relating to such Credit Event.

(g) The Administrative Agent shall have received (i) the Financial Model, updated in connection with each Credit Extension occurring after the Closing Date solely to address the Permitted Model Updates and (ii) for each Funding Date, (A) an updated Projected Contracted Cash Flows Spreadsheet; (B) a Cluster Scheduled Amortization, updated in connection with each Credit Extension occurring after the Closing Date to reflect the Amortization Schedule Updates; (C) an updated Schedule 3.05, updated in connection with each Credit Extension occurring after the Closing Date to reflect each Eligible Customer Contract, Data Center Lease/License and any other Material Project Contract (in the case of this clause (C), no later than thirty (30) days prior to the date of such proposed Credit Extension (except with respect to the initial Credit Extension occurring on the Closing Date)), including any such Material Project Contract that has been

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assigned to any Loan Party by any of its Affiliates on or prior to the Funding Date for the applicable Project; provided that, for the avoidance of doubt, the Data Center Leases/Licenses or other Material Project Contracts in respect of any Project shall not be required to be assigned to any Loan Party by any Affiliate thereof prior to the initial Funding Date in respect of such Project; (D) an updated Schedule 5.22, updated in connection with each Credit Extension occurring after the Closing Date to reflect any additional GPU Servers acquired by the Loan Parties (to the extent such information is reasonably available prior to such date) and (E) customary insurance policies required pursuant to Section 5.02 and Schedule 5.02 and a certification from Initial Borrower and each of the Subsidiary Guarantors that (1) each of Initial Borrower and any Subsidiary Guarantor has obtained all insurance policies required to be obtained and maintained by Initial Borrower and any Subsidiary Guarantor under the Loan Documents as of each Funding Date, (2) all such insurance policies are in full force and effect and all premiums then due thereon have been paid in full and (3) such insurance policies comply with Section 5.02 and Schedule 5.02.

(h) The Administrative Agent shall have received (i) (x) a certificate from the Initial Borrower certifying as to the expected Revenue Generation Date of each Project for which the proceeds of such Credit Extension will be used and that has not yet achieved its Revenue Generation Date and (~~ii~~y) at least two (2) Business Days prior to such Credit Extension, a copy of a certification of the Technical Advisor as to the same, if applicable, in the form set out in Exhibit L or (ii) if the relevant Revenue Generation Date has already occurred, a certificate from the Initial Borrower certifying that the Revenue Generation Date of each Project for which the proceeds of such Credit Extension will be used has occurred.

(i) Title to the applicable Infrastructure shall have been transferred to a Loan Party.

(j) The GPU Delivery Date for the applicable Eligible Customer Contract shall have occurred.

(k) After giving pro forma effect to any such borrowing, the aggregate outstanding Loans allocable to Eligible Customer Contracts for which the Revenue Generation Date has not yet occurred shall at no time exceed the Pre-Acceptance Concentration Limit.

(l) With respect to Direct Agreements, (i) a Customer Direct Agreement in respect of any Eligible Customer Contract shall have been delivered to the Administrative Agent to the extent required on the date of such Credit Event pursuant to Section 5.19(d) and (ii) in connection with any Credit Event occurring on or after the six month anniversary of the Closing Date, the Administrative Agent shall have received, in respect of each of the Data Center Lease/Licenses in effect on the Closing Date, an executed Collateral Access Agreement as contemplated by Section 5.19(a) (provided that, to the extent a Collateral Access Agreement in respect of all but one of the Data Center Lease/Licenses in effect on the Closing Date (including, for the avoidance of doubt, in respect of the Glomfjord Data Center Lease/License) is so executed and delivered as of such six month anniversary, this clause (l)(ii) shall be deemed satisfied).

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(m) With respect to any Credit Extension in respect of any GPU Servers located or to be located in Iceland or with respect to any Credit Extension after the Initial Borrower (or, after Nscale Iceland accedes as a Loan Party, Nscale Iceland) obtains legal and beneficial ownership of, GPU Servers located in Iceland, the Administrative Agent shall have received (i) the Icelandic General Bond, duly executed by the Initial Borrower and each other Person party thereto, together with (x) evidence reasonably satisfactory to the Administrative Agent (acting on the instructions of the Required Lenders) that the Initial Borrower (or, after Nscale Iceland accedes as a Loan Party, Nscale Iceland) has valid title to, and legal and beneficial ownership of, the relevant GPU Servers to be used in any Project located in Iceland, and (y) the submission for registration (Icel. þinglýsing) of the Icelandic General Bond with the District Commissioner of Greater Reykjavik and (ii) an enforceability opinion of Icelandic counsel for the Lenders and a capacity opinion of the applicable counsel.

For purposes of determining compliance with the conditions specified in this Section 4.03, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Credit Event specifying its objection thereto.

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ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees with the Agents and each Lender that from and after the Signing Date (unless expressly provided herein) until Payment in Full it shall (and, solely in respect of Sections 5.01, 5.04(g), 5.05, 5.10, 5.12, 5.16, 5.17, 5.24, 5.27 and 5.28 shall cause each of the Borrower Parties to):

Section 5.01. Existence; Businesses and Properties.

(a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

(b) Do or cause to be done all things necessary to (i) in such Borrower Party’s reasonable business judgment, obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply with all applicable Laws, rules, regulations and judgments, writs, injunctions, decrees, permits, licenses, and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement); in each case in this Section 5.01(b) except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 5.02. Insurance.

(a) Maintain or cause to be effected and maintained, in full force and effect, with financially sound and reputable insurance companies, insurance with respect to all of its properties and business at all times in such amounts, with deductibles and covering such risks as such Loan Party, in the good faith judgment of its management, determines to be prudent and in any case substantially consistent with the type, scope and amounts set forth on Schedule 5.02 (adjusted to take into account any Acquisition after the Signing Date). Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Secured Parties as the loss payee thereunder.

(b) Maintain and keep in full force and effect all warranties for the GPU Servers required to comply with the terms of the applicable Eligible Customer Contracts, except to the extent such warranties expire or terminate in accordance with their terms.

Section 5.03. Payment of Tax Obligations. Pay and discharge promptly when due all Taxes imposed upon it or upon its income or profits or in respect of its property or assets, before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such Tax to the extent (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and such Borrower Party shall maintain on its books reserves in accordance with GAAP with respect thereto or (b) the failure to pay, discharge or otherwise satisfy such obligations would not reasonably be expected to have a Material Adverse Effect. Maintain the treatment of any U.S. Borrower as a disregarded entity for U.S. federal income tax purposes.

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Section 5.04. Financial Statements, Reports, Etc. Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a) within one hundred twenty (120) days (or, with respect to the fiscal year ending December 31, 2025, one hundred eighty (180) days) after the end of each fiscal year of the Loan Parties (which period for delivery may be extended by the Administrative Agent at the direction of the Supermajority Lenders (and notified by the Administrative Agent to the other Lenders)), starting with the fiscal year ending December 31, 2025, a consolidated balance sheet and related consolidated statements of operations, cash flows and owners’ equity showing the financial position of the Loan Parties, as of the close of such fiscal year and the results of its operations during such year and setting forth in comparative form, commencing with the fiscal year ending December 31, 2026, the corresponding figures for the prior fiscal year, all audited by independent accountants of recognized national standing reasonably acceptable to the Administrative Agent at the direction of the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect (other than resulting from (x) the impending maturity of any Indebtedness or (y) any actual or prospective breach of any financial covenant contained in any Indebtedness)) to the effect that such financial statements fairly present, in all material respects, the financial position and results of operations of the Loan Parties, in accordance with GAAP;

(b) within sixty (60) days after the end of each of the first three full fiscal quarters of each fiscal year of the Loan Parties, starting with the fiscal quarter ended on March 31, 2026, a consolidated balance sheet and related consolidated statements of operations and cash flows showing the financial position of the Loan Parties, as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form, commencing with the fiscal quarter ending March 31, 2027, the corresponding figures for the corresponding periods of the prior fiscal year, all certified by a Financial Officer of the Loan Parties, on behalf of the Loan Parties, as fairly presenting, in all material respects, the financial position and results of operations of the Loan Parties, in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);

(c) promptly after the same become publicly available, copies of all periodic and other available reports, proxy statements and, other materials filed by the Loan Parties with the SEC, or after an IPO, distributed to its stockholders generally, if and as applicable;

(d) within five (5) Business Days after the delivery of the financial statements pursuant to Sections 5.04(a) and (b), a Compliance Certificate certifying as to (i) the accuracy of, and a reconciliation with respect to, the Projected Contracted Cash Flows previously provided, (ii) compliance with the terms of the Eligible Customer Contracts, (iii) concurrently with the delivery of the financial statements pursuant to Sections 5.04(a) and (b), the accuracy of such financial statements and (iv) the accuracy of, and a reconciliation with respect to, the Concentration Limits previously provided;

(e) solely to the extent the Closing Date has occurred, (i) a report in the form attached hereto as Exhibit F on a quarterly basis provided within one (1) calendar month after the end of each Collection Period and (ii) account balance statements for the Collateral Accounts on a monthly basis;

(f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Loan Parties or any Project, other information reasonably requested with respect to the physical delivery, transfer of title to the Initial

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Borrower or any other Loan Party, and physical location of any Infrastructure with respect to any Funded Project, or compliance with the terms of any Loan Document, in each case of this Section 5.04(f), as the Administrative Agent (on behalf of itself or any Lender) may reasonably request, including documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation;

(g) if (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement, (ii) any change in the status of a Borrower Party or the composition of the shareholders of a Borrower Party, after the date of this Agreement, (iii) a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer or (iv) any Anti-Money Laundering Laws applicable to the Agent Parties or any Lender, obliges the Agent Parties or any Lender (or, in the case of clause (g)(iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Borrower Party shall reasonably promptly supply, or procure the supply of, such necessary documentation or information upon the reasonably request of an Agent Party (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in clause (g)(iii) above, on behalf of any prospective new Lender) in order for the Agent Parties, such Lender or, in the case of the event described in clause (g)(iii) above, any prospective new Lender to comply with all applicable “know your customer” or other similar checks under applicable Anti-Money Laundering Laws pursuant to the transactions contemplated in the Loan Documents.

Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 5.04 may be satisfied with respect to financial information of any Loan Party by furnishing (A) the applicable financial statements of any direct or indirect parent of the Loan Parties or (B) the Loan Parties’ (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of subclauses (A) and (B) of this paragraph, to the extent such information relates to a Parent Company of the Initial Borrower, such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to such Loan Party on a standalone basis, on the other hand; provided that the Administrative Agent shall have no obligation to monitor any such filings and the Loan Parties shall provide electronic copies to the Administrative Agent (which shall furnish to the Lenders) upon request.

Section 5.05. Litigation and Other Notices. Furnish to the Administrative Agent (which shall furnish to the Lenders) written notice of the following promptly (and, in any event in the case of clause (a) below, within five (5) Business Days) after any Responsible Officer of Borrower Party obtains actual knowledge thereof:

(a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against any Borrower Party or any Project as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

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(c) (i) any breach or default, or alleged breach or default, under any Material Project Contract or (ii) any notices of termination, non-renewal or non-compliance or other similar notices, in each case that would reasonably be likely to result in the termination, suspension or revocation of such Material Project Contract to which any Loan Party is a party;

(d) any casualty, damage or loss to any Project (or any portion thereof), whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of any Loan Party, of its employees, agents contractors, consultants or representatives, or of any other Person, if such casualty, damage or loss affects any Borrower Party or any Project in an amount in excess of $35,000,000;

(e) any material amendment, waiver, forbearance or other modification of any Material Project Contract;

(f) any (i) noncompliance with any Environmental Law at any Project by any Loan Party or any Release of Hazardous Materials at, on or from any Project, in each case that would reasonably be expected to have a Material Adverse Effect, or (ii) pending or, to any Loan Party’s knowledge, threatened, Environmental Claim against any Loan Party or any Project that would reasonably be expected to have a Material Adverse Effect;

(g) the occurrence of any ERISA Event and/or Foreign Plan Event, that together with all other ERISA Events and/or Foreign Plan Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(h) any assignment of or notice of intent to assign any Eligible Customer Contract and/or the occurrence of the [***] Step-Up Date;

(i) any other development specific to the Borrower Parties or any Project that is not a matter of general public knowledge and that has had, or would reasonably be expected to have, a Material Adverse Effect; and

(j) the acceptance or non-acceptance of the GPU Clusters and delivery of the invoices to Customers for the Services rendered under the Eligible Customer Contracts as set forth in Section 5.21.

Section 5.06. Compliance with Laws. Comply with all Laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (owned or leased), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Data Protection Laws, which are the subject of Section 5.17, Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

Section 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any Persons designated by the Required Lenders or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and visually inspect the financial records and the properties of any Loan Party at reasonable times, upon reasonable prior notice to any Loan Party, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any Persons designated by the Administrative Agent or, upon the occurrence and during the continuance of an Event of Default, any Lender, upon reasonable prior notice to any Loan Party to discuss the affairs, finances and condition of any Loan Party with the officers thereof, or the general partner, managing member or sole member thereof, and independent accountants therefor (subject to

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reasonable requirements of confidentiality, including requirements imposed by law or by contract, or attorney-client or similar privilege); provided that, during any calendar year absent the occurrence and continuation of an Event of Default, one (1) visit by the Administrative Agent (or any Person designated by the Administrative Agent) shall be at the Initial Borrower’s expense.

Section 5.08. Use of Proceeds. Use the proceeds of the Loans solely for the purposes described in Section 3.11.

Section 5.09. Compliance with Environmental Laws. Comply, and make commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its business, operations and properties; obtain and maintain in full force and effect all material Governmental Approvals required pursuant to Environmental Laws for its business, operations and properties; and perform any investigation, remedial action or cleanup related to any Hazardous Materials Released by the Initial Borrower or any Subsidiary Guarantor to the extent required by Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10. Preservation of Rights; Further Assurances.

The Borrower Parties shall (and the Initial Borrower shall procure that each Additional Borrower or Subsidiary Guarantor will):

(a) perform and observe its covenants and obligations, and preserve, protect and defend its rights, under all Material Project Contracts, including prosecution of suits to enforce any of its rights thereunder and enforcement of any claims with respect thereto, except where failure to do so would not reasonably be expected to have a Material Adverse Effect;

(b) solely on and after the Closing Date, take all such further actions (including the filing and recording of financing statements, and other documents and recordings of Liens in stock registries, as applicable), that may be required under any applicable Law, or that the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of Initial Borrower, and provide to the Collateral Agent, from time to time upon reasonable request evidence reasonably satisfactory to the Collateral Agent (acting at the direction of the Required Lenders) as to the perfection and priority of the Liens created or intended to be created by the Security Documents;

(c) (i) furnish to the Collateral Agent prompt written notice of any change (A) in any Borrower Parties’ corporate or organization name, (B) in Borrower Parties’ identity or organizational structure or (C) in any Borrower Parties’ principal place of business or location (as defined in Section 9-307 of the UCC); provided that any such Borrower Party shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed;

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(d) solely on and after the Closing Date, promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Collateral Agent may reasonably specify:

(i) to perfect the Collateral created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Collateral over all or any of the assets which are, or are intended to be, the subject of the Collateral) or for the exercise of any rights, powers and remedies of the Collateral Agent or the Secured Parties provided by or pursuant to the Loan Documents or by law;

(ii) to confer on the Collateral Agent or confer on the Secured Parties Collateral over any property and assets of that Loan Party located in any jurisdiction equivalent or similar to the Collateral intended to be conferred by or pursuant to the Security Documents; and/or

(iii) following the Collateral becoming enforceable in accordance with its terms, to facilitate the realization of the assets which are, or are intended to be, the subject of the Collateral; and

(e) solely on and after the Closing Date, following the reasonable request of the Collateral Agent, each Loan Party shall (and the Initial Borrower shall procure that each Additional Borrower or Subsidiary Guarantor will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Collateral conferred or intended to be conferred on the Collateral Agent or the Secured Parties by or pursuant to the Loan Documents.

Section 5.11. Fiscal Year. Cause their fiscal year to end on December 31.

Section 5.12. Anti-Money Laundering Laws; Anti-Corruption Laws and Sanctions.

(a) Each Borrower Party will maintain in effect or be subject to policies and procedures that are designed to promote and achieve compliance by such Borrower Party and its respective directors, officers, employees and agents, in each case while acting in its capacity as such, with applicable Anti-Corruption Laws and Sanctions. Each Borrower Party shall promptly (and in any event no later than five (5) days after such Loan Party becomes aware) provide written notice to the Lender and Administrative Agent (i) of any suit, proceeding or enforcement action by any Governmental Authority with respect to an actual or alleged violation of applicable Sanctions by a Borrower Party or any of its directors, officers, employees or agents, in each case acting in their capacity as such and (ii) in the event that any Borrower Party or any of its directors or officers or, to the knowledge of such Loan Party, employees or agents is or becomes a Sanctioned Person.

(b) Each Borrower Party and its respective directors or officers, and to the knowledge of such Borrower Party, their employees and agents, in each case acting in its capacity as such, will comply with applicable Anti-Money Laundering Laws in all material respects. To the extent required by applicable Anti-Money Laundering Laws, each Borrower Party will maintain in effect or be subject to policies and procedures that are designed to promote and achieve compliance by such Borrower Party and its respective directors, officers, employees and agents, in each case while acting in its capacity as such, with applicable Anti-Money Laundering Laws.

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(c) (i) Each Borrower Party and its respective directors or officers, and to the knowledge of such Borrower Party, their employees and agents, in each case while acting in its capacity as such, will comply with applicable Anti-Corruption Laws in all material respects.

(ii) The Initial Borrower will not use, directly or knowingly indirectly, any part of the proceeds of the Loans in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or knowingly indirectly, to any government official or commercial counterparty to influence official action or secure an improper advantage in each case in violation of applicable Anti-Corruption Laws.

(d) Each Borrower Party and its respective directors, officers, employees, and agents, in each case while acting in its capacity as such, will comply with applicable Sanctions. No Borrower Party will use, or will cause its directors, officers, employees or agents to use, directly or knowingly indirectly, any part of any proceeds of the Loans: (i) to fund or facilitate any activities or business of, with or involving any Sanctioned Person or in any Sanctioned Country, in violation of applicable Sanctions, or (ii) in any manner that would constitute or give rise to a violation of Sanctions by any party hereto (including any Lender);

provided, that any provision of this Section 5.12 shall not apply to or in favor of any Secured Party if and to the extent that it would result in a breach, by or in respect of such Secured Party, of any applicable Blocking Law.

Section 5.13. Limited Purpose Status of ~~Borrower and~~ the ~~Subsidiary Guarantors~~Loan Parties. On and after the Closing Date, each Loan Party (excluding, solely with ~~the exception of Nscale~~respect to clauses (a) and (c) of this Section 5.13, any Loan Party organized in Iceland, Portugal or Norway) shall (a) maintain its status as a limited purpose entity, subject to customary “special-purpose entity” provisions as set forth in ~~such Loan Party’s~~its organizational documents in effect as of the ~~date of the Agreement~~Closing Date, (b) not amend or modify its organizational documents without the consent of the Administrative Agent (acting on the written direction of the Required Lenders) and, to the extent such amendment or modification affects such “special-purpose entity” provisions, the consent of the Required Lenders (and in each case, which such consent shall not be unreasonably withheld or delayed), and (c) maintain at least one “independent manager” or “independent director” approved by the Required Lenders.

Section 5.14. Separateness; Bankruptcy Remoteness. Each Loan Party shall conduct its business such that it is a separate and readily identifiable business from, and independent of, any other Person, and further covenants that it shall:

(a) observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, each other Person;

(b) except to the extent expressly permitted under the terms of this Agreement, maintain its assets and liabilities separate and distinct from those of each other Person, and will not commingle its assets with those of any other Person;

(c) maintain its accounts and funds separate and distinct from the accounts and funds of each other Person and will receive, deposit, withdraw and disburse its funds separately from any funds of any other Person;

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(d) maintain records, books, accounts and minutes separate from those of any other Person;

(e) maintain an arm’s-length relationship with its Affiliates (except as otherwise permitted by this Agreement);

(f) maintain separate financial statements from each other Person, or if part of a consolidated group, then it will be shown as a separate member of such group;

(g) use separate invoices and checks from those of each other Person;

(h) hold itself out as a separate entity except (A) for any relationship that arises by operation of applicable tax Law and (B) in the case of a Borrower that is disregarded for U.S. federal (or applicable state and local) income tax purpose, for U.S. federal (and applicable state and local) income tax purposes;

(i) except to the extent expressly permitted under the terms of this Agreement, not agree to pay or become liable for, or hold itself out as being responsible for, any Indebtedness of any other Person;

(j) observe all corporate or other procedures required under applicable Law and under its constitutive documents;

(k) ensure (to the extent it has the power to do so) that its governing organizational documents procure that each of its directors will act in accordance with their duties at law and to exercise independent judgment, and shall not in breach of those duties, act solely in accordance with any direction, opinion, recommendation, or instruction of any other Person in relation to the approval or rejection of, or the exercise of any voting power in relation to, any transaction approval requirements; and

(l) be reasonably expected to maintain adequate capital for its obligations in light of its contemplated business operations; provided, however, that the foregoing shall not require its respective members, shareholders or any partner to make additional capital contributions.

Section 5.15. Collateral Accounts.

(a) On and after the Closing Date, the Initial Borrower will maintain the Collateral Accounts pursuant to the terms of this Agreement, and, subject to Section 5.20, will ensure that each Collateral Account and any other deposit account or securities account of each Loan Party in effect from time to time (other than Excluded Accounts with an aggregate amount on deposit not exceeding, at any time, the Excluded Account Control Agreement Exceptions Amount) is subject to a Control Agreement in accordance with Section 5.20 and the terms of the Security Documents.

(b) On and after the Closing Date, the Initial Borrower will deposit, or use reasonable best efforts to cause to be deposited, as soon as practicable following the receipt thereof, all Available Cash into the Collection Accounts in accordance with the terms of this Agreement.

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(c) On and after the Closing Date, the Initial Borrower will deposit, or use reasonable best efforts to cause to be deposited, as soon as practicable following the receipt thereof, all other amounts required to be deposited into a Collateral Account into such Collateral Account in accordance with the terms of this Agreement.

Section 5.16. Payment of Obligations. Each Borrower Party shall (a) pay and discharge, at or before maturity, all of its respective obligations and liabilities, excluding Tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings and (b) maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same except, in each case, to the extent a non-compliance would not reasonably be expected to have a Material Adverse Effect.

Section 5.17. Compliance with Data Protection Laws. (a) Comply, and make commercially reasonable efforts to cause its directors, officers, employees and agents (in their respective capacities as such) to comply, with all Data Protection Laws applicable to its business and operations, (b) maintain written policies and procedures by or on behalf of the Borrower Parties that are reasonably designed to promote and achieve compliance by, each Borrower Party and its directors, officers, employees and agents (in their respective capacities as such), with Data Protection Laws applicable to its business and operations, (c) perform any investigation or remedial action to the extent required by Governmental Authorities under Data Protection Laws, in each case, except to the extent a non-compliance would not reasonably be expected to have a Material Adverse Effect, and (d) implement and maintain appropriate technical and organisational measures against the unauthorised or unlawful Processing of Personal Data and against the accidental loss or destruction of, or damage to, such Personal Data.

Section 5.18. Lender Calls. (a) Starting with the fiscal quarter ended March 31, 2026, participate in one conference call in each fiscal quarter with the Administrative Agent and the Lenders, and (b) after the date on which the Commitments (including any Incremental Commitments) have been reduced to $0, commencing with the fiscal year ended immediately after such date, participate in one conference call in each fiscal year with the Administrative Agent and the Lenders; in each case such calls to be held at such time as may be reasonably requested by the Administrative Agent after the annual financial statements with respect to the Loan Parties and the Manager are to be delivered pursuant to Sections 5.04(a), to review the financial results and the financial condition of the Loan Parties and the Parent Guarantor.

Section 5.19. Direct Agreements.

(a) Within ninety (90) days after the Closing Date, each Loan Party party to a Data Center Lease/License in effect on the Signing Date (including, for the avoidance of doubt, the Glomfjord Data Center Lease/License) and, prior to the Nscale Drift Transfer Date, Nscale Drift shall use reasonable best efforts to deliver (or, solely in respect of the Glomfjord Data Center Lease/License, shall deliver on or prior to the Closing Date) to the Administrative Agent, at the Initial Borrower’s expense (provided that such assumption shall be irrevocable for the duration of the applicable Data Center Lease/License and shall not in any respect be deemed to be Obligations under this Agreement or the other Loan Documents) one or more duly executed collateral access agreements (in form and substance reasonably acceptable to the Required Lenders, “Collateral Access Agreements”), in each case, among the applicable Loan Party (including, prior to the Nscale Drift Transfer Date, Nscale Drift and Nscale Norway), the Collateral Agent and each third party counterparty to such Data Center Lease/License.

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(b) Within ninety (90) days (or such later date as the Administrative Agent may reasonably agree) after the execution by any Loan Party or assignment to any Loan Party of any Data Center Lease/License following the Signing Date, such Loan Party shall deliver to the Administrative Agent, at the Initial Borrower’s expense (provided that such assumption shall be irrevocable for the duration of the applicable Data Center Lease/License and shall not in any respect be deemed to be Obligations under this Agreement or the other Loan Documents) one or more duly executed Collateral Access Agreements, in each case, among the applicable Loan Party, the Collateral Agent and each third party counterparty to such Data Center Lease/License.

(c) Within ninety (90) days after the Closing Date, each Loan Party party to an Eligible Customer Contract (other than the [***] Signing Date Contract) in effect on the Signing Date shall deliver (or, solely in respect of the [***] Contract, shall use reasonable best efforts to deliver) to the Administrative Agent, at the Initial Borrower’s expense (provided that such assumption shall be irrevocable for the duration of the applicable Eligible Customer Contracts (other than the [***] Signing Date Contract) and shall not in any respect be deemed to be Obligations under this Agreement or the other Loan Documents) one or more duly executed Customer Direct Agreements, in each case, among the applicable Loan Party, the Collateral Agent and each Customer party to such Eligible Customer Contract (other than the [***] Signing Date Contract).

(d) On or prior to the Funding Date with respect to any Eligible Customer Contract (or such later date as the Administrative Agent (acting at the direction of the Required Lenders) may reasonably agree) entered into (or within ninety (90) days after any assignment by a Customer of an Eligible Customer Contract permitted hereunder) following the Signing Date, the applicable Loan Party party thereto shall deliver to the Administrative Agent, at the Initial Borrower’s expense (provided that such assumption shall be irrevocable for the duration of the applicable Eligible Customer Contract and shall not in any respect be deemed to be Obligations under this Agreement or the other Loan Documents) one or more duly executed Customer Direct Agreements, in each case, among the applicable Loan Party, the Collateral Agent and each Customer party to such Eligible Customer Contract; provided that, for the avoidance of doubt, the requirements under this Section 5.19(d) may be waived with the consent of the Supermajority Lenders in accordance with Section 9.08(b).

Section 5.20. Control Agreements. (a) On or prior to the date that is sixty (60) days after the Closing Date, the Initial Borrower shall deliver to the Administrative Agent a Control Agreement with respect to each Collateral Account and (b) within sixty (60) days after the establishment of any other deposit account or securities account of each Loan Party in effect from time to time, each applicable Loan Party shall deliver to the Administrative Agent a Control Agreement with respect to each such deposit account or securities account (in each case, except (x) certain Excluded Accounts with an aggregate amount on deposit not exceeding, at any time, the Excluded Account Control Agreement Exceptions Amount and (y) with respect to any deposit account or securities account of the Loan Parties maintained in Portugal), in each case duly executed by the applicable Loan Party, the Account Bank and the Collateral Agent.

Section 5.21. GPU Clusters. Each Loan Party shall (a) use its commercially reasonable efforts to cause the applicable Customer with respect to any Eligible Customer Contract to promptly accept the applicable GPU Clusters with respect to such Eligible Customer Contract in accordance with the terms of such Eligible Customer Contract and (b) promptly provide invoices to such Customer for the Services rendered under the applicable Eligible Customer Contract in accordance with the terms thereof.

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Section 5.22. Serial Numbers, Data Centers and Customer Contracts. The Initial Borrower shall furnish to the Administrative Agent within sixty (60) days after the date of each Borrowing an updated version of Schedule 5.22, including the serial numbers with respect to the applicable GPU Servers (if any) that were acquired by Initial Borrower with the proceeds of such Borrowing, together with the reasonably detailed locations of the data centers in which such GPU Servers are located and reasonably detailed description of the applicable Customer Contracts for which such GPU Servers will be used.

Section 5.23. Interest Rate Protection.

(a) On or prior to the date that is sixty (60) days after each Borrowing (each such date, a “Hedge Date”), the Initial Borrower shall enter into, and thereafter maintain in full force and effect, one or more Interest Rate Hedge Agreements with one or more Specified Swap Counterparties on prevailing market terms such that the aggregate notional amount of such Interest Rate Hedge Agreements covers at least eighty percent (80%) and not more than one hundred twenty percent (120%) of the aggregate principal amount of the Loans projected to be outstanding as of each remaining Quarterly Payment Date occurring prior to and on the Term Maturity Date in accordance with the Financial Model. Each Interest Rate Hedge Agreement shall be subject to a mandatory early termination on the Term Maturity Date, subject to and in accordance with the terms of such Interest Rate Hedge Agreement.

(b) If at any time after the initial Hedge Date, the aggregate notional amount of all Interest Rate Hedge Agreements is either (x) lower than eighty percent (80%) of the aggregate principal amount of the Loans projected to be outstanding (the “Minimum Hedge Threshold”); or (y) higher than one hundred twenty percent (120%) of the aggregate principal amount of the Loans projected to be outstanding (the “Maximum Hedge Threshold”) (each event described in clause (x) or (y), a “Hedge Adjustment Event”), then the Initial Borrower shall, within 30 days after the relevant Hedge Adjustment Event, take corrective actions, including, but not limited to, reducing (in whole or in part) the notional amounts of any Secured Swap Transactions under any Secured Interest Rate Hedge Agreements to comply with the Maximum Hedge Threshold or entering into new Secured Swap Transactions under existing or new Secured Interest Rate Hedge Agreements to comply with the Minimum Hedge Threshold.

(c) The Obligations of the Initial Borrower under the Secured Interest Rate Hedge Agreements shall be secured by the Security Documents and guaranteed by the Guarantors and shall rank pari passu (including in terms of security, guarantee and right and priority of payment) with the Obligations of Initial Borrower in respect of the Loans.

Section 5.24. Power Purchase Agreements. The Parent Guarantor or an Affiliate thereof shall enter into, and thereafter maintain in full force and effect, one or more Power Purchase Agreements on prevailing market terms providing for a fixed price for not less than sixty-five percent (65%) of the maximum power usage of each GPU Cluster in any Funded Project until the Term Maturity Date no later than the earlier of (a) five (5) months after the Funding Date in respect of such GPU Cluster and (b) ninety (90) days after the Revenue Generation Date for the Eligible Customer Contract corresponding to such GPU Cluster.

Section 5.25. [***] Signing Date Contract. When the Disposition pursuant to Section 6.05(e) is permitted to be made, the applicable Borrower shall assign obligations of the Loan Parties under any Data Center Lease/License corresponding to the [***] Signing Date Contract to the Manager or any of its Affiliates (but not to any Loan Party).

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Section 5.26. Pari Passu Ranking. Each Loan Party shall ensure that, at all times, its payment obligations under the Loan Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by Law applying to companies generally.

Section 5.27. Centre of Main Interests and Establishments. For the purposes of the EU Regulation or the EU Regulation as it forms part of the UK Regulation (as applicable), each Borrower Party’s “centre of main interests” (as that term is used in Article 3(1) of the EU Regulation or Article 3(1) of the UK Regulation) shall be situated in its Original Jurisdiction and it shall have no “establishment” (as that term is used in Article 2(10) of the EU Regulation or Article 2(10) of the UK Regulation (as applicable)) in any other jurisdiction.

Section 5.28. People with Significant Control Regime. Each Borrower Party incorporated in England shall (and the Initial Borrower shall ensure that each other Borrower Party incorporated in England will):

(a) within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Collateral;

(b) promptly provide the Collateral Agent with a copy of any such notice.

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees with each Lender that from and after the Signing Date (unless expressly provided herein) until Payment in Full it and its Subsidiaries shall not (and, (i) with respect to Section 6.13, shall cause the Pledgor to not, (ii) with respect to Section 6.05 with respect to any Disposition of Collateral, shall cause Nscale Drift to not and (iii) with respect to Section 6.08(a) shall cause each Borrower Party to not):

Section 6.01. Indebtedness. Incur, create, assume, or permit to exist any Indebtedness, except:

(a) Indebtedness created hereunder and under the other Loan Documents; and

(b) Excepted Debt.

Section 6.02. Liens. Create, incur, assume, or permit to exist any Lien on any property or assets (including stock or other securities of any Person) at the time owned by it or on any income or revenues or rights in respect of any thereof, except (without duplication):

(a) Liens on property or assets of such Loan Party existing on the Signing Date and set forth on Schedule 6.02(a); provided that such Liens shall secure only those obligations that they secure on the Signing Date;

(b) any Lien in favor of the Collateral Agent created under the Loan Documents; and

(c) Excepted Liens.

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Section 6.03. Swap Agreements. Enter into any Swap Agreement, other than (a) any Interest Rate Hedge Agreement in accordance with Section 5.23 entered into in the ordinary course of business and not for speculative purposes, (b) any FX Hedge Agreement entered into in the ordinary course of business and not for speculative purposes and (c) any Power Purchase Agreement in accordance with Section 5.24 entered into in the ordinary course of business.

Section 6.04. Investments, Loans and Advances. Purchase, acquire or make any Investments, except:

(a) Investments existing on the Signing Date and set forth on Schedule 6.04;

(b) Investments in cash and Cash Equivalents;

(c) Excepted Investments;

(d) the Transactions; and

(e) Investments by any Loan Party in another Loan Party.

Notwithstanding the foregoing or any other term of this Agreement or any Loan Document, no Investments, sales, leases, sale and leaseback transactions, Dispositions or other transfers of Material Intellectual Property, shall be to any non-Loan Party Affiliate of a Loan Party.

Section 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, divide, or sell, transfer, lease or otherwise Dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), purchase or otherwise acquire (in one transaction or a series of related transactions) all or any substantial part of the assets of any other Person, enter into any sale and leaseback transaction, liquidate, dissolve or wind-up, change its legal form or modify its existing organizational documents in any manner materially adverse to the Lenders, except:

(a) Investments permitted by Section 6.04, Liens permitted by Section 6.02 and Restricted Payments permitted by Section 6.06;

(b) the Transactions;

(c) issuances of common Equity Interests by the Initial Borrower to Pledgor (so long as all such common Equity Interests are subject to the Liens granted under the Security Documents in accordance with the terms of the Collateral and Guarantee Requirement);

(d) after the expiration of the stated term of an Eligible Customer Contract (and not as a result of a breach or default thereunder), Dispositions of Uncontracted Infrastructure and any Data Center Lease/License described in clauses (a) and (b) of the definition thereof corresponding to such expired Eligible Customer Contract; provided that (i) one hundred percent (100%) of the Net Proceeds received in connection with such Disposition of Uncontracted Infrastructure shall be in the form of cash or Cash Equivalents and in an amount greater than or equal to the Cluster Advance Amount allocated in respect of such Eligible Customer Contract minus any amounts of Loans prepaid with respect to such allocated Cluster Advance Amount prior to the date of such Disposition, (ii) one hundred percent (100%) of the Net Proceeds of such Disposition are applied to prepay the Loans in accordance with Section 2.09(b)(i), and (iii) all

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obligations and liabilities with respect to each such Data Center Lease/License shall have been transferred from the applicable Loan Party and assigned to one or more other Persons;

(e) after the payment in full of all Obligations with respect to the Loans allocated to the [***] Signing Date Contract (regardless of whether the stated term of the [***] Signing Date Contract has expired), Dispositions of Infrastructure and any Data Center Lease/License corresponding to the [***] Signing Date Contract; provided that the Administrative Agent shall receive a Responsible Officer’s certificate certifying the satisfaction of this Section 6.05(e) and Section 5.25;

(f) Dispositions of no longer useful or used, surplus, obsolete, worn out, or unneeded property or property that is no longer economically practicable or commercially desirable to maintain, whether now owned or hereafter acquired, in the ordinary course of business (in each case other than GPU Servers);

(g) so long as no Event of Default has occurred and is continuing, the making or receipt of any Permitted Contribution;

(h) any surrender by any Loan Party of any Group Relief; provided that if the surrender is to a Person (the “recipient”) that is not a Loan Party, the recipient pays an amount equal to the rate of corporation tax applicable to the recipient for the period multiplied by the amount of Group Relief surrendered to it not later than the last date on which, but for the surrender, the recipient would otherwise have been liable to pay such tax or, if applicable, the date on which the recipient would have been liable to pay the final instalment of its corporation tax liability for the accounting period in question;

(i) the surrender by any Person of any Group Relief to a Loan Party;

(j) without limiting Section 5.23, the unwinding of any Swap Agreement; and

(k) Dispositions by any Loan Party or Nscale Drift to any Loan Party;

provided that, in no event shall Initial Borrower Dispose of any GPU Servers other than as otherwise permitted in Section 6.05(d) and Section 6.05(e) above.

Section 6.06. Restricted Payments. Pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional shares of Equity Interests of the Person paying such dividends or distributions) or redeem, purchase, retire or otherwise acquire for value any shares of any class of its Equity Interests or set aside any amount for any such purpose, or make any payment to an Affiliate in respect of any compensation, management, consulting, advisory or other fees, bonuses or commissions (each, a “Restricted Payment”); provided, however, that any Subsidiary Guarantor may make (x) Restricted Payments to the Initial Borrower and (y) the Restricted Payments set forth in clauses (c), (d), (e), (f) and (g) of this Section 6.06, and the Initial Borrower may make Restricted Payments in the following circumstances: on each Quarterly Payment Date or within thirty (30) days thereafter, with amounts deposited in, or credited to, the Distribution Reserve Account (i) so long as the Distribution Conditions are satisfied on such Quarterly Payment Date or, if the date of such Restricted Payment is not a Quarterly Payment Date, on the immediately preceding Quarterly Payment Date;

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(b) the repurchase, redemption, retirement or other acquisition of Equity Interests from former or current employees, officers, directors, consultants, Affiliates or other persons performing services for the Initial Borrower, the Pledgor or the Parent Guarantor or any direct or indirect Subsidiary of the Pledgor or the Parent Guarantor pursuant to the terms of stock repurchase plans, restricted stock agreements or similar agreements under which the Initial Borrower, the Pledgor or Parent Guarantor or any direct or indirect Subsidiary has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal, so long as the Initial Borrower shall have delivered a certificate of a Responsible Officer of the Initial Borrower certifying that, immediately after giving effect to such Restricted Payment, on a pro forma basis, Initial Borrower projects that the amount of cash and Cash Equivalents deposited in the Collateral Accounts shall be in an amount that will satisfy the projected payments required to be made pursuant to clauses (i) through (xiv) of Section 2.20(b) on the immediately succeeding Quarterly Payment Date (it being understood that such projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such projections and the actual results may vary from such projections); provided that, the aggregate Restricted Payments made under this clause (b) shall not exceed, $25,000,000;

(c) any payments made by a Loan Party which is a member of the UK VAT Group to the representative member of the UK VAT Group; provided that the amount of any such payment is equal to, and shall not exceed, the proportion of any Tax which is properly attributable to the activities of that Loan Party whilst it is a member of the UK VAT Group (net of any relief from Tax or refundable Tax credit attributable to those activities);

(d) so long as no Event of Default has occurred and is continuing, any payment by any Loan Party for Group Relief which has been surrendered to that Loan Party; provided that, if the payment is to a Person that is not a Loan Party:

(i)
the payment does not exceed an amount equal to the rate of corporation tax applicable to such Loan Party for the period multiplied by the amount of Group Relief surrendered to it; and
(ii)
such Loan Party makes the payment no earlier than the date one month prior to the date on which, but for the surrender, it would otherwise have been liable to pay such tax or, if applicable, the date on which it would have been liable to pay the final instalment of the corporation tax liability for the applicable accounting period;

(e) so long as no Event of Default has occurred and is continuing, any payment constituting a Permitted Contribution;

(f) any payment by the Initial Borrower to a Person that is a member of the UK VAT Group of an amount equivalent to such proportion of any repayment of VAT received by the Initial Borrower from HMRC or of any credit obtained by reference to an excess of deductible input tax over output tax that is properly attributable to supplies made to and by that Person whilst it is a member of the UK VAT Group; and

(g) any payment by any Loan Party to another Loan Party.

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Section 6.07. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with any of its Affiliates, unless such transaction is (a) otherwise expressly permitted (or required) under this Agreement or (b) upon terms no less favorable to any Loan Party than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate (as confirmed in a letter addressed to the board of directors (or equivalent governing body) of such Loan Party from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (i) in the good faith determination of the Initial Borrower qualified to render such letter and (ii) reasonably satisfactory to the Required Lenders); provided that this Section 6.07 shall not apply to:

(a) the indemnification of directors (or persons holding similar positions for non-corporate entities) of any Loan Party in accordance with customary practice;

(b) transactions between Loan Parties;

(c) so long as no Event of Default has occurred and is continuing, the making and receipt of any Permitted Contributions;

(d) to the extent expressly permitted pursuant to this Agreement and so long as no Event of Default has occurred and is continuing, the surrender and receipt of any Group Relief;

(e) the formation, preservation and maintenance of the UK VAT Group;

(f) licenses and sublicenses in the ordinary course of business; and

(g) any payments consisting of Delayed Draw Term Loans made for the purposes of paying invoices from the Pledgor or the Parent Guarantor to the Initial Borrower delivered to the Administrative Agent pursuant to Section 4.02(f).

Section 6.08. Business of the Borrower Parties.

(a) Fundamentally alter the character of the business of any Borrower Party from the business conducted by, contemplated to be conducted by or proposed to be conducted by, any Borrower Party on the Signing Date, and other business activities which are extensions thereof or otherwise incidental, synergistic, reasonably related, or ancillary to any of the foregoing.

(b) (i) become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, or (ii) organize, create, form or acquire, or permit any Subsidiary to organize, create, form or acquire, any new subsidiary, unless such subsidiary (A) is a wholly owned Subsidiary of the Initial Borrower, (B) is a Subsidiary Guarantor (or Additional Borrower) or becomes a Subsidiary Guarantor (or Additional Borrower) and complies with the Collateral and Guarantee Requirements pursuant to the Loan Documents substantially concurrently with its acquisition or creation and (C) is organized in (1) the United States, (2) England and Wales, (3) Iceland or (4) any other jurisdiction with the consent of the Required Lenders.

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Section 6.09. Negative Pledge Agreements. Enter into any agreement or instrument that by its terms prohibits the granting of Liens by any Loan Party pursuant to the Security Documents other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(a) restrictions imposed by applicable Law;

(b) customary provisions restricting assignment of any agreement;

(c) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness; or

(d) customary restrictions and conditions contained in any agreement relating to any Disposition permitted hereunder pending the consummation of such Disposition.

Section 6.10. Material Project Contracts.

(a) (i) Suspend, cancel or terminate any Material Project Contract or (ii) consent to any suspension, cancellation or termination thereof (other than as a result of the expiration of the stated term of such Material Project Contract) in a manner material and adverse to the interests of the Lenders;

(b) sell, transfer, assign or otherwise Dispose of (by operation of law, capacity release or otherwise) or consent to any such sale, transfer, assignment or Disposition of, any part of its interest in any Material Project Contract or any GPU Servers other than to any other Loan Party, except to the extent permitted herein;

(c) waive any material default under, or breach of, any Material Project Contract or waive any material right, interest or entitlement, howsoever arising, under, or in respect of, any Material Project Contract, in each case, in a manner material and adverse to the interest of the Lenders;

(d) consent to the assignment by applicable counterparty of any of its material rights or obligations under the applicable Material Project Contract to any customer that is not an IG Customer;

(e) settle any material litigation or arbitration claim or proceeding under any Material Project Contract in a manner material and adverse to the Lenders;

(f) (i) consent, or fail to object within thirty (30) days after receipt of notice from [***] in respect of any such proposed assignment, to the assignment by [***] of any of [***]’s material rights or obligations under the [***] Contract to any customer that is not sufficiently creditworthy or capitalized; provided that any customer that is not an IG Customer shall be deemed to not be sufficiently creditworthy or capitalized and (ii) (x) consent (or fail to object within the period specified in the applicable Material Project Contract, if any) to the assignment by any counterparty under any Material Project Contract of any such counterparty’s material rights or obligations under such Material Project Contract or (y) amend, supplement, waive or modify or in any way vary, or agree to the variation of any material provision of a Material Project Contract or of the performance of any covenant or obligation by any other Person under any Material Project Contract in a manner material and adverse to the Lenders;

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(g) amend, supplement, waive or modify or in any way vary, or agree to the variation of any material provision of the Management Services Agreement in a manner material and adverse to the Lenders; provided that any increase to the Management Fee payable pursuant to the Management Services Agreement would be considered materially adverse to the Lenders; or

(h) enter into, become a party to, or otherwise become liable under any agreement for the provision of infrastructure as a service, platform as a service, products (including the web portal and domains), services (such as support and service level commitments) and solutions to be provided by Initial Borrower other than in connection with the Eligible Customer Contracts.

Section 6.11. Use of Proceeds Not in Violation.

(a) The Initial Borrower shall not directly or indirectly apply any part of the proceeds of any Loan or other extensions of credit hereunder or other revenues to the purchasing or carrying of any Margin Stock.

(b) No Loan Party will use, or will cause its directors, officers, employees or agents to use, directly or knowingly indirectly, any portion of the proceeds of the Loans hereunder, or lend, contribute or otherwise make available such proceeds to any Person, (i) to fund, finance, or facilitate any activities or business of or with any Sanctioned Person or in any Sanctioned Country, in violation of applicable Sanctions, or (ii) in any other manner that would constitute or give rise to a violation of Sanctions by any party hereto (including any Lender). Any provision of this Section 6.11(b) shall not apply to or in favor of any Secured Party if and to the extent that it would result in a breach, by or in respect of such Secured Party, of any applicable Blocking Law.

Section 6.12. Financial Covenant. The Initial Borrower will not permit the Historical DSCR to be less than 1.05:1.00 as of any Quarterly Payment Date; subject to the right of the Initial Borrower to exercise the Cure Right in the manner set forth in Section 7.03(a).

Section 6.13. Limitation on Activities of the Pledgor. In the case of Pledgor, notwithstanding anything to the contrary in this Agreement or any other Loan Document:

(a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations or own any assets other than (i) its ownership of the Equity Interests of the Initial Borrower and its Subsidiaries and activities incidental thereto (ii) activities incidental to the maintenance of its existence and compliance with applicable laws and legal, tax and accounting matters related thereto and activities relating to its employees, (iii) activities relating to the performance of obligations under the Loan Documents, (iv) the making of Restricted Payments permitted to be made by Pledgor, (v) the receipt of Restricted Payments permitted to be made to Pledgor under Section 6.06(b), (vi) activities related to the Transactions and (vii) fulfilling all initial and ongoing obligations related thereto; or

(b) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (i) the Obligations, (ii) obligations with respect to its Equity Interests and (iii) non-consensual obligations imposed by operation of law.

Notwithstanding anything in the foregoing Article VI, no failure to comply with the covenants set forth in this Article VI prior to the Closing Date shall be deemed to constitute an Event of Default hereunder if such failure arises solely from a circumstance that is or will be cured upon the occurrence of the Closing Date pursuant to Article IV.

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ARTICLE VII

EVENTS OF DEFAULT

Section 7.01. Events of Default. The occurrence of any of the following events on or after the Signing Date shall constitute an event of default hereunder (each, an “Event of Default”):

(a) any representation or warranty made or deemed made by any Borrower Party in any Loan Document, or any representation or warranty contained in any certificate furnished in connection with or pursuant to any Loan Document, shall prove to have been incorrect in any material respect (or, to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in any respect) when so made or deemed made and forty-five (45) days have elapsed from the date a Responsible Officer of such Borrower Party obtains knowledge thereof unless, in the case of an incorrect representation or warranty that is capable of being cured, corrected or otherwise remedied, such incorrect representation or warranty is cured, corrected or otherwise remedied and (as cured, corrected or remedied) would not reasonably be expected to result in a Material Adverse Effect;

(b) default shall be made in the payment or a mandatory prepayment that has not been waived in accordance with the terms hereof of any (i) principal of any Loan when and as the same is due and payable or (ii) amount under the Parent Guarantee when and as the same is due and payable, in each case, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c) default shall be made in the payment of any interest on any Loan, reimbursement obligation or any other amount (other than an amount referred to in Section 7.01(b) above) due under any Loan Document (other than the Parent Guarantee, which is covered under clause (b) above), when and as the same is due and payable, and such default shall continue unremedied for a period of three (3) Business Days;

(d) default shall be made in the due observance or performance by any Borrower Party of any covenant or agreement contained in Section 5.01(a), Section 5.05(a), Section 5.12, Section 5.25 or in Article VI; provided, that none of the events described in this Section 7.01(d) will be an Event of Default as it relates to a breach of the financial covenant under Section 6.12 if the Cure Right is exercised and satisfied in accordance with Section 7.03 on or prior to the Anticipated Cure Deadline;

(e) default shall be made in the due observance or performance by any Borrower Party of any covenant or agreement of such Borrower Party contained in any Loan Document (other than those specified in Section 7.01(a), 7.01(b), 7.01(c) and 7.01(d)) after the earlier to occur of (i) the date that a Responsible Officer of such Borrower Party obtains knowledge thereof or (ii) the receipt of notice thereof to the Loan Parties from the Administrative Agent or the Required Lenders, and such default shall continue unremedied for a period of forty-five (45) days thereafter;

(f) (i) any Borrower Party shall fail to make any payment beyond the applicable grace period with respect thereto, if any, in respect of any Material Indebtedness at the final stated maturity thereof, or (ii) any Borrower Party shall fail to observe or perform any other agreement or condition relating to any Material Indebtedness, or any other event occurs with respect to such Material Indebtedness, and, in each case, continues beyond the applicable grace period with respect thereto, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders or

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beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity; provided that, for the avoidance of doubt, this Section 7.01(f) shall not apply to (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness, (B) any event requiring a prepayment or offer to purchase pursuant to customary asset sale, casualty or condemnation event, change in control provision or excess cash flow sweeps or (C) any Swap Agreements;

(g) there shall have occurred a Change in Control;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower Party, or of a substantial part of the property or assets of any Borrower Party, as applicable, taken as a whole, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower Party, or for a substantial part of the property or assets of any Borrower Party, as applicable, taken as a whole, or (iii) the winding-up or liquidation of any Borrower Party; and, in each case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Borrower Party, shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 7.01(h), (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower Party, as applicable, or for a substantial part of the property or assets of any Borrower Party, as applicable, taken as a whole, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors, or, in the case of a Borrower Party incorporated in England and Wales, any corporate action, legal proceedings or other procedure or step is taken in relation to (i) the declaration of insolvency proceedings, suspension of payments, a moratorium of any indebtedness, winding-up, examinership, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Loan Party, or (ii) a composition, compromise, assignment or arrangement with any creditor of any Loan Party (other than in relation to discussions with the Secured Parties in relation to the Loan Documents), or (iii) the appointment of a liquidator, examiner, interim examiner, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Loan Party or any of its assets, or (iv) enforcement of any Security over any assets of any Loan Party, or (v) enforcement of any Liens over any Collateral of any Loan Party, or (vi) any analogous procedure or step is taken in any jurisdiction;

(j) (i) the failure of any Borrower Party to pay one or more final, non-appealable judgments aggregating in excess of $7,500,000, which judgments are not satisfied or discharged or effectively waived or stayed for a period of sixty (60) consecutive days or (ii) any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affecting any GPU Cluster is not discharged within sixty (60) consecutive days; provided that none of the events described in this Section 7.01(j)(ii) will be an Event of Default if,

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within such sixty (60) day period, the Loan Parties or their Affiliates repay in full the Loans used to finance any Capital Expenditures in respect of such GPU Cluster.

(k) one or more ERISA Events and/or Foreign Plan Events shall have occurred that, when taken together with all other ERISA Events and/or Foreign Plan Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(l) (i) other than in accordance with the terms of any Loan Document, any such Loan Document shall for any reason cease to be in full force and effect, shall be declared void by a Governmental Authority or shall be asserted in writing by any Borrower Party not to be a legal, valid and binding obligation of the Borrower Parties party thereto, (ii) other than in accordance with the terms of any Loan Document, any security interest purported to be created by any Security Document and to extend to Collateral that is material to the Borrower Parties on a consolidated basis shall cease to be, or shall be asserted in writing by any Borrower Party not to be, a valid and perfected security interest in the securities, assets or properties covered thereby, except to the extent that (x) any such loss of priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents, or (y) any such loss of validity, perfection or priority is the result of any failure by the Required Lenders to cause the Collateral Agent to take any action necessary to secure the validity, perfection or priority of the Liens or (iii) other than in accordance with the terms of the Loan Documents, the Guarantee hereunder by the Guarantors of any of the Obligations shall cease to be in full force and effect or shall be asserted in writing by the Guarantors not to be in effect or not to be legal, valid and binding obligations of the Guarantors; or

(m) (i) any Material Project Contract shall at any time for any reason cease to be valid and binding or in full force and effect or be rescinded, terminated or cancelled (except for expiration in accordance with its terms and not as a result of a breach or default thereunder by the Borrower Party party thereto) or shall be suspended or enjoined or (ii) any Borrower Party or any counterparty to a Material Project Contract shall be in default (after any applicable notice, grace period or both) under any Material Project Contract provided, however, that none of the events described in this Section 7.01(m) will be an Event of Default if, within ninety (90) days after the earlier of any Responsible Officer of such Loan Party having knowledge thereof or receiving notice thereof from the Administrative Agent (or such longer time period as the Required Lenders may reasonably agree), such Loan Party replaces such affected Material Project Contract with an agreement that is (w) if the affected Material Project Contract is (1) a Customer Contract, an Eligible Customer Contract or (2) a Data Center Lease/License, an agreement in respect of the same data center location or another Permitted DC Location, (x) in form and substance reasonably acceptable to the Required Lenders, (y) on substantially similar terms to the replaced contract or terms that, taken as a whole, do not affect any Loan Party’s ability to remain in compliance with its payment obligations hereunder and (z) is with a comparable counterparty (which, in the case of a replacement of any Customer Contract, must be a Permitted Customer) (the right to replace a Material Project Contract in accordance with this proviso, the “Replacement Contract Right”).

Notwithstanding the foregoing, no Event of Default shall be deemed to occur hereunder prior to the Closing Date if such event that would be an Event of Default arises solely from an incorrect representation, a breach of a covenant or otherwise that is or will be cured upon the occurrence of the Closing Date pursuant to Article IV.

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Section 7.02. Remedies Upon Event of Default. Upon the occurrence and during the continuation of an Event of Default, and at any time thereafter during the continuation of such Event of Default, the Administrative Agent, at the request of the Required Lenders, shall (subject to Article VIII), by notice to Initial Borrower (which notice, for the avoidance of doubt, may be delivered to the Initial Borrower concurrently with any direction provided to the Collateral Agent pursuant to clause (c) of this Section 7.02), take any or all of the following actions, at the same or different times: (a) terminate the Commitments and thereupon the Commitments shall terminate immediately, (b) declare the Loans and Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid fees and premiums (including any Applicable Premium) accrued hereunder and under any other Loan Document, shall become forthwith due and payable and (c) direct the Collateral Agent to exercise the rights and remedies under the Security Documents (or at law or pursuant to the UCC); provided, however, that upon the occurrence of any Bankruptcy Event of Default, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid and premiums (including any Applicable Premium) accrued fees, all other Obligations and all other liabilities of Initial Borrower accrued hereunder and under any other Loan Document (other than Secured Swap Agreements), shall automatically become due and payable, in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Initial Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

The Initial Borrower expressly agrees (to the fullest extent it may lawfully do so) that: (A) each of the Applicable Premium is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel; (B) each of the Applicable Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the Lenders and Initial Borrower giving specific consideration in this transaction for such agreement to pay each of the Applicable Premium; and (D) Initial Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph.

Section 7.03. Right to Equity Cure.

(a) Notwithstanding anything to the contrary contained in Sections 7.01 or 7.02, in the event that Initial Borrower fails to comply with the requirement of any financial covenant set forth in Section 6.12), then from the first day of the applicable fiscal quarter with respect to the applicable fiscal quarter (with respect to such financial covenant) until the expiration of the fifteenth (15th) day following the date financial statements referred to in Sections 5.04(a) or (b) are required to be delivered in respect of such fiscal period (with respect to such financial covenant) for which such financial covenant is being measured (the last day of such period being the “Anticipated Cure Deadline”), no more than (x) four (4) times before the Term Maturity Date, (y) three (3) times in any calendar year or (z) two (2) successive Determination Dates, such financial covenant and corresponding Event of Default may be cured on or prior to the applicable Anticipated Cure Deadline (the “Cure Right”) by the receipt of Equity Proceeds (which shall be in the form of common equity or other equity in a form reasonably acceptable to the Required Lenders) from the Parent Guarantor to the Initial Borrower in amount necessary to cure such financial covenant on or prior to the Anticipated Cure Deadline and (“Cure Equity”) by applying one hundred percent (100%) of the Cure Equity to be deemed to increase the Historical Cash Flows with respect to such applicable fiscal quarter for the purpose of determining compliance with the covenants set forth in Section 6.12 at the end of such fiscal quarter and the applicable subsequent periods; provided that such amount shall not reduce any other amounts or any Obligations shall not be deemed to have been repaid other than for calculating Historical DSCR for such period, whether or not so applied.

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(b) Commencing on the applicable Quarterly Payment Date or fiscal quarter until the Anticipated Cure Deadline, the Lenders (i) shall not be permitted to accelerate Loans held by them, to terminate the Commitments held by them or to exercise remedies against the Collateral on the basis of an Event of Default resulting from any financial covenant set forth in Section 6.12), and (ii) shall not be obligated to make any Credit Extension under the Delayed Draw Term Loan Facility until the applicable such financial covenant breach is no longer continuing.

Section 7.04. Application of Funds. After the exercise of remedies provided for in Section 7.02 (or after the Loans have automatically become immediately due and payable as set forth in Section 7.02), any amounts or other distributions received on account of the Obligations, including any proceeds of Collateral, shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including counsel fees payable under Section 8.11 and amounts payable under Sections 2.13 and 2.15) payable to the Administrative Agent, the Collateral Agent and the Account Bank in their respective capacities as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest, and ordinary course settlement payments and termination or unwind payments under the Secured Swap Agreements) payable to the Lenders (including counsel fees payable under Section 8.11 and amounts payable under Sections 2.13 and 2.15) and the Specified Swap Counterparties, ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and any ordinary course settlement payments due under Secured Swap Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and to payment of any termination or unwind payments under Secured Swap Agreements, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and Last, the balance, if any, after Payment in Full, to Initial Borrower or as otherwise required by Laws.

Notwithstanding the foregoing, no amounts received from Initial Borrower, Pledgor or Parent Guarantor shall be applied to any Excluded Swap Obligations. In connection with the directing of payments described above, the Administrative Agent shall be entitled to receive and rely upon information provided by the Secured Parties in respect of the amount of Obligations owing to such party, including without limitation in respect of amounts owing under Secured Swap Agreements.

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Section 7.05. Specified Swap Counterparties Obligations.

(a) Each Specified Swap Counterparty agrees that it shall not accept any security interest or any financial support (including the giving of any guarantee or the making of any deposit or payment) for or in respect of any Swap Obligations other than under the Loan Documents. Each Specified Swap Counterparty further agrees that it will provide the Administrative Agent copies of each Secured Swap Agreement (including any confirmations in respect thereof) promptly after it becomes available.

(b) Each Specified Swap Counterparty agrees with the other Secured Parties that such Specified Swap Counterparty shall have no right to (i) institute any proceedings against a Borrower Party under the Secured Swap Agreement to which it is a party or the Security Documents to collect or enforce payment in respect of any Swap Obligations, to foreclose or sell or otherwise realize upon any collateral securing any Swap Obligations or enforce the Secured Swap Agreement to which it is a party or to exercise any right, remedy or power in respect of the Swap Obligations thereunder or otherwise available to it under applicable Law, (ii) commence any administrative, legal or equitable action against any Lender or any Project relating to any Swap Obligation, or (iii) commence a proceeding against a Borrower Party under any debtor relief laws in its capacity as a holder of Swap Obligations except, in each case, to the extent permitted under Section 7.02, this Section 7.05 or Section 9.08; provided that, nothing in this Section 7.05(b) shall prevent a hedge provider from withholding payment or performance under, providing notice of default or event of default, terminating, exercising its close-out netting and/or set-off rights, or novating or assigning its Secured Swap Agreement, in each case, to the extent permitted thereunder.

(c) Except as otherwise provided herein, prior to the acceleration of the Loans and termination of the Commitments, as applicable, and in each case in full, pursuant to Section 7.02, no Specified Swap Counterparty shall have the ability to vote or take other action under this Agreement as a “Required Lender” or a “Lender” or to vote or take other action under the Security Documents or any other Loan Document as “Secured Party”. Following any such acceleration of the Loans or cancellation of the Commitments, each Specified Swap Counterparty shall be entitled to vote as a “Required Lender” or “Lender”, as the case may be, with a vote in each such case equal to the amount of the Loan Parties’ liabilities and obligations (if any) to such Specified Swap Counterparty under or arising out of the relevant Secured Swap Agreement with such Specified Swap Counterparty calculated as the early termination amount (howsoever defined in such Secured Swap Agreement) payable to such Specified Swap Counterparty upon the termination of all outstanding transactions under such Secured Swap Agreement, and such Specified Swap Counterparty shall be entitled to take other action under the Security Documents or any other Loan Document as a “Secured Party”.

(d) Each Specified Swap Counterparty agrees with the other Secured Parties that being party to any Secured Swap Agreement shall not create in favor of it, in its capacity as Specified Swap Counterparty, any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Collateral Agreement other than as may expressly be set forth herein, including as provided in Section 8.10.

(e) Each Specified Swap Counterparty hereby agrees to and acknowledges that it is bound by the terms of Article VIII.

(f) Each Specified Swap Counterparty that enters into a Secured Swap Agreement with any Loan Party after the Closing Date shall execute and deliver to the Administrative Agent an Accession Agreement.

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ARTICLE VIII

THE AGENTS

Section 8.01. Appointment and Authority.

(a) Each Lender and each Specified Swap Counterparty (by its execution of a Secured Swap Agreement) hereby irrevocably appoints, designates, and authorizes Global Loan Agency Services Limited to take such action on its behalf as the Administrative Agent under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Agents to execute any and all documents (including releases and subordinations, at the direction of the Required Lenders) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by the Agents shall bind the Lenders. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Agents or the Arranger shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agents or the Arranger shall have or be deemed to have any fiduciary relationship with any Lender or Participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agents or the Arranger, regardless of whether a Default or Event of Default shall have occurred and be continuing. No Agent or the Arranger shall be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder. Without limiting the generality of the foregoing sentence, the use of the term “agent” or “Arranger” herein and in the other Loan Documents with reference to any Agent or Arranger is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each of the Lenders and each Specified Swap Counterparty (by its execution of a Secured Swap Agreement) hereby irrevocably appoints and authorizes GLAS Trust Corporation Limited to act as the Collateral Agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Pledgor, Initial Borrower, Nscale Drift (solely until the Nscale Drift Transfer Date) and any Subsidiary Guarantor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII (including Section 8.11) and Article IX as though the Collateral Agent, or such co-agents, sub-agents and attorneys-in-fact, were expressly referred to in such provisions.

(c) Except as provided in Sections 8.06, 8.10 and 8.15, the provisions of this Article VIII are solely for the benefit of the Agents and the Lenders, and Initial Borrower shall not have rights as a third-party beneficiary of any of such provisions.

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(d) For the purposes of any Security Document governed by Portuguese law and the Portuguese law governed Liens granted thereunder, each of the Agents and Lenders hereby also appoints the Collateral Agent (and the Initial Borrower and the Portuguese Subsidiary Guarantor acknowledge the appointment of the Collateral Agent) to act on behalf and for the benefit of the Agents and Lenders (including, in particular, in accordance with, inter alia, art. 1180 et seq. of the Portuguese Civil Code) in connection with the execution of that Security Document and the administration and realisation of the Portuguese law Liens granted thereunder. The Collateral Agent accepts such appointment. The Collateral Agent shall further be a joint and several creditor ("credor solidário") in accordance with, inter alia, Article 528 of the Portuguese Civil Code, together with the Agents and the Lenders, in relation to any and all liabilities towards such Agents and Lenders, and may demand performance of the Obligations as principal and as joint and several creditor. Each Lender and Agent authorizes the Collateral Agent, for the purposes of this clause (d) and in accordance with Article 261 of the Portuguese Civil Code, to enter into agreements with itself (negócios consigo mesmo), either on its own behalf or on behalf of any third parties, or with any entity in which it has or may have an interest.

(e) Any amount payable to any Agent under Section 8.11 and Section 9.05 shall include the cost of utilizing such Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as such Agent may notify to the Initial Borrower and the Lenders, and is in addition to any fee paid or payable to any Agent under Section 2.10.

All of the rights, protections, immunities and indemnities of each Agent under this Agreement shall apply with respect to such Agent’s performance of its duties and obligations under each other Loan Document as if the same were fully set forth therein.

Section 8.02. Agents in Their Individual Capacities. GLAS or its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Initial Borrower and its respective Affiliates as though GLAS were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, GLAS or its Affiliates may receive information regarding Initial Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Initial Borrower or such Affiliate) and acknowledge that the Agents shall not be under any obligation to provide such information to them. With respect to its Loans (if any), GLAS and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent and the terms “Lender” and “Lenders” include a Person serving as an Agent hereunder in its individual capacity. Any successor to GLAS as an Agent shall also have the rights attributed to GLAS under this Section 8.02.

Section 8.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Initial Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent, or any of their Affiliates in any capacity, (c) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than that the Agents shall confirm receipt of items expressly required to be delivered to the Agents, (d) be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of

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items expressly required to be delivered to such Agent, (e) shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to a Responsible Officer of such Agent by Initial Borrower or a Lender or (f) be responsible in any manner to any Lender or Participant for any recital, statement, representation or warranty made by Initial Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, the existence, value, sufficiency or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, any loss or diminution in the value of the Collateral, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents, or for any failure of Initial Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or Participant to ascertain or to inquire as to the observance or performance of any of the covenants, agreements or other terms contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Initial Borrower or any Affiliate thereof. Notwithstanding the foregoing, the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agents are required to exercise as directed in writing by the Administrative Agent at the written instruction of the Required Lenders (in the case of the Collateral Agent) or the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) together with indemnity or security satisfactory to the Agent; provided that the Agents shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. In no event shall any Agent be responsible for any failure or delay in the performance of any act or obligation hereunder arising out of or caused by, directly or indirectly, force majeure events beyond its control, including any provision of any law or regulation or any act of any governmental authority, strikes, work stoppages, accidents, acts of war, other military disturbances or terrorism, earthquales, fire, flood, sabotage, epidemics, pandemics, riots, nuclear or natrual catastrophes or acts of God, labor disputes, acts of civil or military authority, or the unavailability of the Federal Reserve Board wire systems and interruptions, loss or malfunctions of utilities, communication facilities or computer (software and hardware) services (it being understood that the Agents shall use reasonablt efforts which are consistent with accepted practices in the baking industry to resume performance as soon as pracitcable under the circumstances). No Lender, Borrower nor Loan Party shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders). The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into monitor or enforce, compliance with the provisions relating to Disqualified Lenders or Net Short Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or a Net Short Lender or (y) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to, or the restriction on any exercise of rights or remedies of, any Disqualified Lender or Net Short Lender.

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Section 8.04. Reliance by Agents. The Agents shall be entitled to conclusively rely, shall not incur any liability and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or otherwise authenticated by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by the Agent, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, any Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. The Agents shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice, direction or concurrence of the Required Lenders (or Administrative Agent in the case of the Collateral Agent) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Administrative Agent at the written instruction of the Required Lenders (in the case of the Collateral Agent) or the Required Lenders or the Administrative Agent, as applicable (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Upon the request by the Administrative Agent at any time the Lenders will promptly confirm in writing any action taken or to be taken by the Administrative Agent. Upon the request by the Collateral Agent at any time the Administrative Agent will promptly confirm in writing any action taken or to be taken by the Collateral Agent (at the written instruction of the Required Lenders). Documents delivered to the Agents are for informational purposes only and the Agents’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Loan Parties’ compliance with any of its covenants hereunder (as to which the Agents are entitled to rely exclusively on certificates of a Responsible Officer of the relevant Loan Party). The Agents shall have no obligation to verify the information or calculations set forth in this Agreement or otherwise. The Agents shall have no responsibility or liability for the filing, timeliness or content of any report required under this Agreement or the other Loan Documents. The Agents may conclusively rely on the applicable Assignment and Acceptance as to whether any Lender or proposed Lender is an Eligible Assignee.

Section 8.05. Delegation of Duties. The Agents may perform or execute any and all of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel, other consultants and experts of its own selection concerning all matters pertaining to such duties. The Agents and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Agent-Related Persons of the Agents and any such subagent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as an Agent. The Agents shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final non-appealable judgment of a court of competent jurisdiction).

Section 8.06. Successor Agents. Any Agent may resign at any time upon thirty (30) days’ notice to the Lenders, Initial Borrower and each other Agent and if such Agent is a Defaulting Lender or during an Agent Default Period, Initial Borrower may remove such Defaulting Lender from such role upon

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ten (10) days’ notice to the Administrative Agent, the Lenders and each other Agent. If an Agent resigns or is removed by Initial Borrower, the Required Lenders shall appoint a successor agent, which successor agent shall be consented to by Initial Borrower at all times other than during the existence of a Payment or Bankruptcy Event of Default (which consent of Initial Borrower shall not be unreasonably withheld or delayed); provided that in no event shall any such successor Agent be a Defaulting Lender. If no successor agent is appointed prior to the effective date of the resignation or removal of the Agent, such Agent, in the case of a resignation, and Initial Borrower, in the case of a removal may appoint, after consulting with the Lenders and Initial Borrower (in the case of a resignation), a successor agent. Upon the acceptance of its appointment as successor agent, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent under the Loan Documents and the term “Administrative Agent” or “Collateral Agent”, as applicable, shall mean such successor administrative agent or collateral agent, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Agent’s resignation or removal in accordance herewith as the Agent, the provisions of this Article VIII and the provisions of Section 9.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent in respect of the Loan Documents. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent, as applicable, by the date which is thirty (30) days following the retiring Agent’s notice of resignation or ten (10) days following Initial Borrower’s notice of removal, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as an Agent in accordance herewith by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent or Collateral Agent, as applicable, under the Loan Documents, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s or Collateral Agent’s resignation hereunder as the Administrative Agent or Collateral Agent, as applicable, the provisions of this Article VIII and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent or Collateral Agent, as applicable. Notwithstanding anything to the contrary herein, no Disqualified Lender may be appointed as a successor Administrative Agent without the consent of Initial Borrower. Any Person into which the Agents may be merged or converted or with which they may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Agents shall be a party, or any Person succeeding to all or substantially all of the corporate agency or corporate trust business of such Agent shall be the successor of such Agent hereunder and under the other Loan Documents, without the execution or filing of any paper or any further action on the part of any of the parties hereto.

Section 8.07. Non-Reliance on the Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

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Section 8.08. No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of the Agents, the Lenders or the Arranger shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent or a Lender hereunder or as a Specified Swap Counterparty under any Secured Swap Agreement.

Under the Loan Documents, each of the Administrative Agent and the Collateral Agent (a) is acting solely on behalf of the Secured Parties, with duties that are entirely administrative in nature, notwithstanding the use of the defined terms “Administrative Agent,” “Collateral Agent,” “Agent,” the terms “agent” and “collateral agent” and similar terms in any Loan Document to refer to such Agent, which terms are used for title purposes only, (b) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or other Person and (c) will have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Secured Party, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against such Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (a) through (c) above. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

Notwithstanding any other provision of this Agreement or any other Loan Document, nothing herein or therein shall require the Collateral Agent to file UCC financing statements or continuation statements, or any other documents or instruments to perfect or maintain any Liens granted under any Loan Document, or otherwise be responsible for perfecting or maintaining the Liens granted hereunder and under any other Loan Document (except for the accounting for moneys actually received by it hereunder or under any other Loan Documents), and such responsibilities shall be solely those of the Borrowers.

Section 8.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar Law or any other judicial proceeding relative to Initial Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Initial Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.10, 8.11, and 9.05) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the

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Administrative Agent under Sections 2.10, 8.11, and 9.05. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel, and any other amounts due to the Administrative Agent or the Collateral Agent under this Agreement out of the estate in any such proceeding, is denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 8.10. Collateral and Guaranty Matters. Each of the Lenders and each Specified Swap Counterparty (by its execution of a Secured Swap Agreement) irrevocably authorizes each of the Administrative Agent and the Collateral Agent to release Guarantees, Liens and security interests created by the Loan Documents in accordance with the provisions of Section 9.18 and take any other actions contemplated by Section 9.18. Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing such Agent’s authority provided for in the previous sentence. Beyond the exercise of reasonable care in the custody thereof and as otherwise specifically set forth herein, the Collateral Agent shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Agents shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

Section 8.11. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Initial Borrower and without limiting the obligation of Initial Borrower to do so), based upon their respective Pro Rata Shares, and hold harmless each Agent-Related Person from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as an Agent-Related Person or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, whether or not imposed, incurred or asserted by the Lenders (the “Indemnified Liabilities”); provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities primarily resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final non-appealable judgment of a court of competent jurisdiction; provided that no action taken or not taken in accordance with the directions of the Required Lenders, as applicable (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 8.11. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 8.11 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Agents upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other

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Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of Initial Borrower and without limiting their obligation to do so. The undertaking in this Section 8.11 shall survive termination of the aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Agents.

Section 8.12. Appointment of Supplemental Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case an Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Agents are hereby authorized to appoint an additional individual or institution selected by such Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).

(a) In the event that the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and (ii) the provisions of this Article VIII and of Section 9.05 that refer to the Agents shall inure to the benefit of such Supplemental Agent and all references therein to the Agents shall be deemed to be references to the Agents and/or such Supplemental Agent, as the context may require.

(b) Should any instrument in writing from Initial Borrower be required by any Supplemental Agent so appointed by an Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Initial Borrower shall execute, acknowledge and deliver any and all such instruments promptly upon request by such Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the applicable Agent until the appointment of a new Supplemental Agent.

Section 8.13. Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason (including, such Lender’s failure to comply with the provisions of Section 9.04(b)(vi) relating to the maintenance of a Participant Register), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all

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expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender hereunder or any other Loan Document against any amount due to the Administrative Agent under this Section 8.13. The agreements in this Section 8.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For purposes of this Section 8.13, the term “applicable law” includes FATCA.

Section 8.14. Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against Initial Borrower or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 7.02 and the Security Documents for the benefit of all the Lenders or Secured Parties, as applicable; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent, as applicable) hereunder and under the other Loan Documents, (b) any Lender from exercising set-off rights in accordance with Section 9.06 (subject to the terms of Section 2.16(c)), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to Initial Borrower under any federal, state or foreign bankruptcy, insolvency, receivership or similar law; and provided, further, that if at any time there is no Person acting as the Administrative Agent or the Collateral Agent, as applicable, hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent, as applicable, pursuant to Section 7.02 and the Security Documents, as applicable and (ii) in addition to the matters set forth in clauses (a) and (b) of the preceding proviso and subject to Section 2.16(c), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 8.15. Collateral Agent. Each of the Persons party hereto hereby instructs the Collateral Agent to enter into the Security Documents. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

Section 8.16. Lender Representations. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) such Lender is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing,acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon any Agent Party or Agent-Related Person, any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon any Agent Party or Agent-Related Person, any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate,

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continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.17. No Risk of Funds. No Agent shall be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any other Loan Document.

Section 8.18. Force Majeure. No Agent shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, epidemic, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

ARTICLE IX

MISCELLANEOUS

Section 9.01. Notices.

(a) Notices and other communications provided for herein shall be in writing (including facsimile or electronic mail) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail, as follows:

(i) if to the Loan Parties, to:

NSCALE SERVICES UK LTD

c/o Nscale Intermediate Holdings Limited/Nscale Services Holdings Ltd

Floor 5, 16 New Burlington Place

London, England, W1S 2HX, United Kingdom

Attention: Nscale DCM and Nscale legal

E-mail: dcm@nscale.com; legal@nscale.com

with copies to (which shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, New York 10001

Attention: Jaime E. Ramirez

Email: jramirez@milbank.com

(ii) if to the Administrative Agent, to:

Global Loan Agency Services Limited

55 Ludgate Hill, Level 1, West

London, England, EC4M 7JW

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Attention: DCM / NScale (TRN00006852)

Email: NScale@glas.agency / dcm@glas.agency

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Jennifer Engelhardt; Paul Bonewitz

Email: Jennifer.Engelhardt@lw.com; Paul.Bonewitz@lw.com

(iii) if to the Collateral Agent, to:

GLAS Trust Corporation Limited

55 Ludgate Hill, Level 1, West

London, England, EC4M 7JW

Attention: DCM / NScale (TRN00006852)

Email: NScale@glas.agency / dcm@glas.agency

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention: Jennifer Engelhardt; Paul Bonewitz

Email: Jennifer.Engelhardt@lw.com; Paul.Bonewitz@lw.com

if to any Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including electronic mail and Internet or intranet websites), including as described in Section 9.17 herein. Notices or communications posted to an Internet or intranet website shall be deemed received upon the posting thereof.

(c) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by facsimile or (to the extent permitted by Section 9.01(b)) electronic means prior to 5:00 p.m. (New York time) on such date, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

(d) Any party hereto may change its address or other contact information for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02. Survival of Representations and Warranties. All representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery of the Loan Documents, regardless of any investigation made by such Persons or on their

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behalf, and shall continue in full force and effect until Payment in Full. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Section 9.05) shall survive Payment in Full.

Section 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Agents and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Loan Parties, the Agents and each Lender and their respective permitted successors and assigns.

Section 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Loan Parties may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Loan Parties without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04 (and any attempted assignment or transfer by Lender not in accordance with this Section 9.04 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 9.04(b)(vi)), the Lenders, the Agents and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders, and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) After the Closing Date (other than with respect to assignments that would otherwise not require the consent of Initial Borrower made pursuant to Section 9.04(b)(i)(A)(x), which assignments may be made after the Signing Date), subject to the conditions set forth in Section 9.04(b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement in respect of the applicable Facilities (including its Loans and Commitments thereunder) with the prior written consent of:

(A) Initial Borrower; provided that in the case of an assignment to an Eligible Assignee, (1) such consent shall not be unreasonably withheld, conditioned or delayed and (2) Initial Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days of having received notice thereof; provided, further, that no consent of Initial Borrower shall be required (x) for an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or (y) if a Payment or Bankruptcy Event of Default has occurred and is continuing. The liability of the Initial Borrower to an assignee that is an Approved Fund or an Affiliate of the assigning Lender, as applicable, under Section 2.13 shall be limited to the amount, if any, that would have been payable hereunder by the Initial Borrower in the absence of such assignment and the Initial Borrower may withhold its consent if the costs or the taxes payable by the Initial Borrower to the assignee under Sections 2.13 shall be greater than they would have been for the assignor except to the extent such greater amounts either results from a Change in Law that occurs after the assignment was made, or are or will be assumed in its entirety by the assignee; and

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(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed, it being understood and agreed that compliance with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation, shall be a reasonable basis to withhold consent); provided that no consent of the Administrative Agent shall be required for an assignment of a Loan or a Commitment to a Person that is Lender or an Affiliate of a Lender or Approved Fund immediately prior to giving effect to such assignment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment and/or Loans, as applicable, of the assigning Lender subject to each such assignment shall not be less than $1,000,000 and increments of $1,000,000 in excess thereof unless Initial Borrower and the Administrative Agent otherwise consent; provided that no such consent of Initial Borrower shall be required if a Payment or Bankruptcy Event of Default (with respect to Initial Borrower) has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of a Facility under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance (which such Assignment and Acceptance shall include a representation by the assignee that it is not a Disqualified Lender or an Affiliate of a Disqualified Lender);

(D) the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any other administrative information (including tax forms) that the Administrative Agent may reasonably request;

(E) no such assignment shall be made to (1) a Defaulting Lender, (2) a Disqualified Lender, (3) the Parent Guarantor, the Pledgor, Nscale Drift or any Loan Party, (4) a Sanctioned Person or (5) an Affiliated Lender;

(F) notwithstanding anything to the contrary herein, no such assignment shall be made to a natural person or any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person; and

(G) an assignee shall only be entitled to receive payment under

Sections 2.13 or 2.15 in respect of increased costs or taxes (as the case may be) that would not have arisen but for the relevant assignment to the same extent as the applicable original Lender would have been entitled to receive with respect to the rights and obligations assigned to such assignee, unless such entitlement to receive

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a greater payment results from a Change in Tax Law. This paragraph (G) shall not apply in relation to Section 2.15 to a UK Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.15(j)(ii)(B) if the Loan Party making the payment has not made a UK Borrower DTTP Filing in respect of that UK Treaty Lender.

(iii) Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits, and subject to the requirements and limitations, of Sections 2.13, 2.15 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall not be effective as an assignment hereunder.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, with respect to its own interest only, at any reasonable time and from time to time upon reasonable prior notice.

(v) The parties to each assignment shall deliver to the Administrative Agent a processing and recordation fee in the amount of $3,500; provided, however, that (i) such processing and recordation fee shall not be payable for an assignment to a Lender or an Affiliate of a Lender or an Approved Fund and (ii) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Upon its receipt (or waiver) of the processing and recording fee described in the preceding sentence, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, any administrative information reasonably requested by the Administrative Agent (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) (A) Any Lender may, without the consent of the Administrative Agent, sell participations to one or more financial institutions (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that Initial Borrower shall have consented to such participation in writing, including any consent with respect to Section 9.16(a) (such consent not to be, subject to the following clause (B), unreasonably

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conditioned, withheld or delayed) and the Participant shall not be a Sanctioned Person; provided, further, that no consent of Initial Borrower shall be required (1) for a participation to a Lender, an Affiliate of a Lender, a Lender’s seasoning provider solely as a short-term intermediary to season such Lender’s Loans or an Approved Fund or (2) if a Payment or Bankruptcy Event of Default has occurred and is continuing; provided further that (w) such Lender’s obligations under this Agreement shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (y) Initial Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (z) such Lender shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans (or other rights or obligations) held by it (the “Participant Register”), which entries shall be conclusive absent manifest error, provided that no Lender shall have any obligation to disclose all or any portion of such register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or, in each case, any amended or successor sections). Each Lender that sells such a participation shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to exercise rights under and to enforce this Agreement and the other Loan Documents and to approve any waiver, amendment or modification of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.08(b)(i), Section 9.08(b)(ii), Section 9.08(b)(iii) or Section 9.08(b)(iv) that affects such Participant and (y) no other agreement (oral or written) in respect of the foregoing with respect to such Participant may exist between such Lender and such Participant. Subject to Section 9.04(b)(vi), Initial Borrower agrees that each Participant shall be entitled to the benefits (and subject to the requirements and limitations) of Sections 2.13 and 2.15 to the same extent as if it were the Lender from whom it obtained its participation and had acquired its interest by assignment pursuant to Section 9.04(b). To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

(B) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless (x) Initial Borrower is informed of such greater payment, and the sale of the participation to such Participant is made with Initial Borrower’s prior written consent following the receipt by Initial Borrower of any information reasonably requested by Initial Borrower to evidence such greater payment, and Initial Borrower may withhold its consent to such participation (in its sole discretion) if a Participant would be entitled to require greater payment than the applicable Lender under such Sections or (y) such entitlement to receive a greater payment

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results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant shall not be entitled to the benefits of Section 2.15 to the extent such Participant fails to comply with Section 2.15(e) as though it were a Lender (it being understood that the documentation required under Section 2.15(e) shall be delivered to the applicable Lender).

(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its promissory note, if any, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, and any such pledgee (other than a pledgee that is the Federal Reserve Bank or any other central bank) shall acknowledge in writing that its rights under such pledge are in all respects subject to the limitations applicable to the pledging Lender under this Agreement or the other Loan Documents.

(d) (i) In the event of any assignment or participation by a Lender without Initial Borrower’s consent or deemed consent (if applicable) (A) to any Disqualified Lender or (B) to the extent Initial Borrower’s consent is required under this Section 9.04, to any other Person, Initial Borrower shall be entitled at their sole expense and effort to seek specific performance to unwind any such assignment or participation in addition to injunctive relief (without posting a bond or presenting evidence of irreparable harm) or any other remedies available to Initial Borrower at law or in equity in respect of such assignor or assignee; it being understood and agreed that Initial Borrower will suffer irreparable harm if any Lender breaches any obligation under this Section 9.04 as it relates to any assignment, participation or pledge of any Loan or Commitment to any Disqualified Lender or any other Person to whom Initial Borrower’s consent is required but not obtained (or has not been deemed consented to). Upon the request of any Lender or as otherwise required herein, the Administrative Agent shall make available to such Lender the list of Disqualified Lenders at the relevant time and such Lender may provide the list to any potential assignee or participant on a confidential basis in accordance with Section 9.16 for the purpose of verifying whether such Person is a Disqualified Lender.

(ii) If any assignment or participation under this Section 9.04 is made to any Affiliate of any Disqualified Lender without Initial Borrower’s prior written consent or deemed consent (any such person, a “Disqualified Person”), then, such assignment shall not be null and void, but Initial Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate anyCommitment of such Disqualified Person and repay all obligations of Initial Borrower owing to such Disqualified Person, (B) in the case of any outstanding Loans, held by such Disqualified Person, purchase such Loans by paying the amount that such Disqualified Person paid to acquire such Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder and/or (C) require that such Disqualified Person assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans, plus accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from Initial Borrower and (II) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.04 (except that no registration and processing fee required under this

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Section 9.04 shall be required with any assignment pursuant to this paragraph). Nothing in this Section 9.04(d) shall be deemed to prejudice any right or remedy that Initial Borrower may otherwise have at law or equity.

(e) No Lender may, at any time, assign all or a portion of its rights and obligations with respect to the Loans and Commitments under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender (and any such assignment or transfer by a Lender shall be null and void).

Section 9.05. Expenses; Indemnity.

(a) The Initial Borrower agrees (i) to pay or reimburse the Lenders, the Administrative Agent, the Collateral Agent and the Arranger for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby (but limited in the case of Attorney Costs to one primary counsel for the Administrative Agent, the Collateral Agent, the Lenders and the Arranger (which shall initially be Latham & Watkins LLP), in connection with the Transactions and other matters, including primary syndication, to occur on or prior to or otherwise in connection with the Closing Date and one local counsel for the Administrative Agent, the Collateral Agent, the Lenders and the Arranger, as reasonably necessary in each relevant jurisdiction material to the interests of the Administrative Agent, the Collateral Agent and the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Lenders)) and (ii) to pay or reimburse the Administrative Agent, the Collateral Agent, the Lenders and the Arranger for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), but limited with respect to Attorney Costs which shall be limited to Attorney Costs of one counsel to the Agents and separate counsel to the Lenders and the Arrangers (and one local counsel to the Administrative Agent, the Collateral Agent, the Lenders, and the Arranger, as reasonably necessary in each relevant jurisdiction material to the interests of the Administrative Agent, the Collateral Agent and Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Lender)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other related reasonable and documented out-of-pocket fees and expenses incurred by any Agent. The agreements in this Section 9.05(a) shall survive Payment in Full and the resignation or removal of the Administrative Agent and the Collateral Agent. All amounts due under this Section 9.05(a) shall be paid within thirty (30) days of receipt by Initial Borrower of an invoice relating thereto setting forth such expenses in reasonable detail including, if requested by Initial Borrower and to the extent reasonably available, backup documentation supporting such reimbursement request; provided that, with respect to all amounts that would otherwise be due under this Section 9.05(a) prior to the Signing Date, such amounts shall be paid on the Closing Date solely to the extent invoiced to Initial Borrower within three (3) Business Days prior to the Closing Date (or such shorter time as Initial Borrower may agree) and that Initial Borrower shall not be invoiced for any amounts prior to the invoice for payment of amounts on the Closing Date

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or on such date reasonably agreed by Initial Borrower and the Administrative Agent if the Closing Date does not occur due to Initial Borrower’s failure to satisfy the conditions set forth in Section 4.02.

(b) The Initial Borrower agrees to indemnify and hold harmless the Agents, the Arranger, each Lender and each Agent-Related Person of any of the foregoing Persons (each such Person, without duplication, being called an “Indemnitee”) from and against any and all liabilities (including Environmental Claims or any actual or alleged presence, Release of Hazardous Materials at, under, on, or from any property currently or formerly owned, leased or operated by Initial Borrower, or any property to which Initial Borrower has transported or arranged for the transport of Hazardous Materials for treatment, storage or disposal), obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs but limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all the Agents’ Indemnitees and a separate counsel to the Lenders’ Indemnitees taken as a whole and, if reasonably necessary, one local counsel for all Indemnitees taken as a whole in each relevant jurisdiction that is material to the interests of the Lenders, and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Indemnitees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee (whether or not imposed, incurred or asserted by the Initial Borrower) in any way arising out of or in connection with (i) the execution, delivery, enforcement, performance, syndication or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding), whether brought by a third party or by Initial Borrower, and regardless of whether any Indemnitee is a party thereto in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that, notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence or willful misconduct of such Indemnitee or of any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Loan Document by such Indemnitee (other than the Agents or the Arranger as applicable) or of any of its Affiliates or their respective directors, officers, employees, partners, agents, advisors or other representatives, as determined by a final non-appealable judgment of a court of competent jurisdiction or (z) any dispute solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent or arranger or any similar role under any Facility and other than any claims arising out of any act or omission of Initial Borrower or its Affiliates). Neither any Indemnitee nor Initial Borrower and its Affiliates shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor, to the extent permissible under applicable Law, shall any Indemnitee, Borrower or its Affiliates have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Signing Date) (other than, in the case of Initial Borrower, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses in each case subject to the indemnification provisions of this Section 9.05(b)). In the case of action, suit, litigation, investigation, or proceeding to which the indemnity in this action, suit, litigation, investigation, proceeding or any governmental or regulatory action Section 9.05(b)

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applies, such indemnity shall be effective whether or not such action, suit, litigation, investigation, or proceeding is brought by Initial Borrower, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 9.05 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund the amount of any payment to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 9.05(b). The agreements in this 9.05(b) shall survive the resignation or removal of the Administrative Agent or Collateral Agent, the replacement of any Lender and Payment in Full. For the avoidance of doubt, this Section 9.05(b) shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

Section 9.06. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of Initial Borrower against any and all obligations of Initial Borrower, now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured; provided that to the extent prohibited by applicable Law as described in the definition of “Excluded Swap Obligation”, no amounts received from, or set off with respect to, any guarantor shall be applied to any Excluded Swap Obligations. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender may have.

Section 9.07. Applicable Law THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT EXPRESSLY STATED OTHERWISE IN ANY SECURITY DOCUMENT.

Section 9.08. Waivers; Amendment.

(a) No failure or delay of the Agents, the Arranger or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Initial Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Initial Borrower in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

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(b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (w) in the case of any Secured Swap Agreement, by the Persons party thereto in accordance with the terms thereof, (x) in the case of the Agent Fee Letter, by the Persons party thereto in accordance with the terms thereof, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Initial Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders; provided that no such agreement shall:

(i) increase the amount of, or extend, the Commitments of a Lender, or reinstate the Commitments of a Lender after the termination thereof, extend the Availability Period, in each case, without the prior written consent of each such Lender holding such Commitments (it being understood that a waiver, amendment or modification of any condition precedent or of any Default, mandatory prepayment or mandatory reductions of the Commitments shall not constitute an increase or extension of any Commitment of any Lender);

(ii) decrease or forgive the principal amount of, or decrease the rate of interest on, any Loan, delay the date of any payment, modify the interest provisions hereunder from cash pay to paid in kind or decrease fees or other amounts payable to any Lender, in each case, without the prior written consent of each such Lender;

(iii) extend the final maturity date of any Facility or extend, postpone or waive any fixed payment date for principal, interest and fees, or amend any definition (including any definition incorporated by reference) in any such provision, in each case, without the prior written consent of each Lender (it being understood that any waiver, amendment or modification of any mandatory prepayment of the Loans shall not constitute an extension, postponement or waiver of any such fixed payment date);

(iv) except as permitted hereunder, (A) release all or substantially all of the Collateral in any transaction or series of related transaction or (B) amend the aggregate value of any Guarantee (including, without limitation, the Guarantee provided by the Parent Guarantor under the Parent Guarantee), in each case, without the prior written consent of each Lender;

(v) waive, amend or modify the provisions of this Section 9.08 or the definitions of the terms “Required Lenders” or “Supermajority Lender” or any other provision of this Agreement or the other Loan Documents (or any component definitions of the foregoing) specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, in each case, without the prior written consent of each Lender;

(vi) waive, amend or modify (A) any section of the Loan Documents in a manner that would alter the pro rata sharing of payments and/or application of distributions required thereby, including by modifying the definition of “Pro Rata Share” and Section 2.16, (B) Section 2.08(a) or the definitions of “Cluster Advance Amount” or “Projected Contracted Cash Flows”, (C) Section 2.20, including the priority of payments set out in Section 2.20(b), or any related provisions or component definitions thereof, (D) the definition of “Change in Control” or Section 2.06(c) or the terms of the mandatory

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prepayment in Section 2.09(b)(v) or Section 2.09(b)(ix), (E) Section 9.04, (F) Section 6.12 (or any component definitions thereof), (G) Section 2.16(a) with respect to changing the payment currency, (H) Section 4.02 or (I) any section of the Loan Documents in a manner that would extend any grace periods, in each case without the written consent of each Lender;

(vii) subordinate, by payment, Lien subordination or otherwise, the Obligations or the Liens on the Collateral created by any Security Document to any other Indebtedness or Lien, as the case may be, without the written consent of each Lender;

(viii) permit the creation, designation or existence of “unrestricted subsidiaries” or any equivalent or similar term that has the effect of excluding any subsidiary or subsidiaries from the covenants, representations and warranties or other terms hereof or the requirement to provide guarantees or collateral, without the written consent of each directly and adversely affected Lender;

(ix) waive, amend or modify (x) any executed Direct Agreement or Section 5.19, (y) Section 7.04 or (z) the definitions of “Eligibility Criteria”, “Concentration Limits”, “Concentration Limit Excess Amount”, “Concentration Limit Prepayment Event”, “Combined DSCR”, “Historical DSCR”, “IG Sizing DSCR”, “Incremental Cap”, and “Net Worth Requirement” (including “Net Worth Requirement” as defined in the Parent Guarantee), in each case of the foregoing clauses (x) through (z), or any related provisions or component definitions thereof, without the written consent of the Supermajority Lenders;

(x) waive, amend or modify any section of the Loan Documents in a manner that would permit Customer Contracts with customers that are not an IG Customer without the prior written consent of the Supermajority Lenders;

provided further that (i) no such agreement shall amend, modify or otherwise affect the rights (including the payment of fees and expenses, including, but not limited to Attorney Costs, to) or duties of the Administrative Agent or the Collateral Agent hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent or the Collateral Agent, as applicable. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender. Notwithstanding anything to the contrary in the Loan Documents, (x) no Defaulting Lender shall have any right to approve or disapprove any waiver, amendment or modification hereunder (and any waiver, amendment or modification which by its terms requires the consent of all Lenders, each affected Lender or each directly and adversely affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Commitment of any Defaulting Lender may not be increased or extended, the maturity of the Loans of any Defaulting Lender may not be extended, the rate of interest on any of such Loans may not be reduced, the fees or premium of or due in respect of any such Loans may not be reduced, the principal amount of any of such Loans may not be forgiven, the pro rata status of such Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders, each affected Lender or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender and (y) no Defaulting Lender shall have any right to approve or disapprove any waiver, amendment or modification hereunder and instead shall be deemed to have voted its interest as a Lender as provided in this Section 9.08(b),

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(ii) no such agreement shall amend, modify or waive (A) this Agreement or any other Loan Document so as to alter the ratable treatment of obligations arising under the Loan Documents and obligations arising under Secured Swap Agreements, (B) the rights of any Specified Swap Counterparty, (C) Section 7.05(c) or Section 7.05(d) hereof, (D) the definition of “Excluded Swap Obligation”, “Specified Swap Counterparty”, “Swap Obligations”, “Secured Swap Agreement” or “Secured Party” (as such terms (or terms with similar meanings) are defined in this Agreement or any applicable Loan Document) or (E) any provision in this Agreement or any Loan Document in a manner materially adverse to any Specified Swap Counterparty without the written consent of any such Specified Swap Counterparty and (iii) each of the Lenders and the Specified Swap Counterparties may, at their sole discretion, require payment of certain fees as consideration for such Lender or such Specified Swap Counterparty’s consent, as applicable; provided that if any such fees are offered to any Lender or Specified Swap Counterparty that consents, such fees shall be offered to all Lenders and Specified Swap Counterparties, as applicable.

(c) Notwithstanding anything to the contrary in the Loan Documents, without the consent of any other Person, Initial Borrower and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties (it being understood that entry into any such new agreement or instrument may be in any form reasonably satisfactory to the Administrative Agent or Collateral Agent, as applicable). Prior to entering into such amendment or modification, the Agents shall be entitled to a certificate of a Responsible Officer stating that such amendment, modification or waiver is permitted by the Loan Documents, upon which the Administrative Agent may conclusively rely.

(d) Notwithstanding anything to the contrary in any Loan Document, without the consent of any other Person, Initial Borrower and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion), waive, amend or otherwise modify any Loan Document with the written consent of the Administrative Agent and/or Collateral Agent and Initial Borrower to (i) correct, amend, cure or resolve any ambiguity, omission, defect, typographical error, inconsistency or manifest error therein mistake or defect in such Loan Document, (ii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Security Documents, (iii) make administrative and operational changes not adverse to any Lender, (iv) to otherwise enhance the rights and benefits of Lenders or (v) to adhere to local law or the reasonable advice of local counsel; provided that, in the case of this Section 9.08(d), in all events any such waiver, amendment or modification shall become effective without any further action or the consent of any other Person if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. Prior to entering into such amendment or modification, the Agents shall be entitled to a certificate of a Responsible Officer stating that such amendment, modification or waiver is permitted by the Loan Documents, upon which the Administrative Agent may conclusively rely.

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(e) Notwithstanding anything to the contrary in any Loan Document, without the consent of any other Person, Initial Borrower and Administrative Agent (acting at the written direction of the Required Lenders) shall amend or otherwise modify the Loan Documents with the written consent of the Administrative Agent and Initial Borrower to appoint additional structuring lenders and make any other ancillary changes, in each case to reflect the Commitments of such Lenders and their Affiliates.

(f) Notwithstanding anything to the contrary in any Loan Document (but otherwise subject to this Section 9.08), without the consent of any other Person (other than the relevant Incremental Lender providing an Incremental Commitment under such Section), Initial Borrower and Administrative Agent (acting at the written direction of the Required Lenders) shall amend or otherwise modify the Loan Documents with the written consent of the Administrative Agent and Initial Borrower to effect the provisions of Section 2.22 or as otherwise permitted pursuant to Section 2.22.

(g) In connection with any Funding Date or the joinder of any Additional Borrower or Subsidiary Guarantor pursuant to Section 9.27 and to the extent that (x) any of Schedule 3.04, Schedule 3.05, Schedule 3.07(a) or Schedule 3.21(b) shall need to be updated in order to permit the representations in Article III to be true and correct when made or deemed made, (y) Schedule 5.22 shall need to be updated to include all GPU Servers owned by the Loan Parties or (z) Schedule 2.20 shall need to be updated to include any additional Collection Accounts of the Loan Parties upon the joinder of any Additional Borrower or Subsidiary Guarantor, the Initial Borrower shall provide the Administrative Agent with such updated schedule in writing prior to the applicable Funding Date or joinder and shall request approval of such updated schedule from the Required Lenders which, upon such approval (which may be provided in email and shall not be unreasonably withheld, conditioned or delayed), shall automatically amend and replace such schedule for all purposes of this Agreement and the other Loan Documents.

Notwithstanding anything to the contrary herein, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by Initial Borrower therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Agents or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any such Lender (other than any Lender that is Regulated Bank) that, as a result of its (and its Covered Affiliates) interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments or with respect to any other tranche, class or series of Indebtedness for borrowed money incurred or issued by any Loan Party at such time of determination (including commitments with respect to any revolving credit facility) (each such Lender, a “Net Short Lender”), without the consent of Initial Borrower, shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether any such Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in U.S. Dollars, (ii) notional amounts in other currencies shall be converted to the U.S. Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing

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conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any Loan Party or any instrument issued or guaranteed by any Loan Party shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) such Loan Party and any instrument issued or guaranteed by any such Loan Party shall represent less than five percent (5%) of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be an “Obligation” or a “Deliverable Obligation” under the terms of such derivative transaction or (z) any Loan Party is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers such Lender or its Affiliates protection in respect of the Loans or the Commitments, or as to the credit quality of any Loan Party other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) any Loan Party and any instrument issued or guaranteed by any Loan Party shall represent less than five percent (5%) of the components of such index. In connection with any such determination, each such Lender shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to Initial Borrower and the Agents that it is not a Net Short Lender (it being understood and agreed that Initial Borrower and the Agents shall be entitled to rely on each such representation and deemed representation). The Agents shall be entitled to conclusively rely on any direction delivered to it in accordance with this Agreement and shall have no duty to inquire as to or investigate the accuracy of any representation or deemed representation by any Lender.

Section 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable Laws (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken, or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable Laws, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

Section 9.10. Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS

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AMONG THE PARTIES. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN

DOCUMENTS. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavour in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission or an electronic transmission of a PDF copy thereof shall be effective as delivery of a manually signed original. Any such delivery shall be followed promptly by delivery of the manually signed original. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable Law. Any Person that uses electronic signatures and electronic methods to send communications to the Agents assumes all risks arising out of such use, including without limitation the risk of the Agents acting on an unauthorized communication, and the risk of interception or misuse by third parties. Notwithstanding this paragraph, the Agents may in any instance and in their sole discretion require that an original document bearing a manual signature be delivered to the Agents in lieu of, or in addition to, any such electronic communication.

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Section 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15. Jurisdiction; Consent to Service of Process.

(a) Each of Initial Borrower, the Agents and the Lenders hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. The Initial Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to Initial Borrower at the address specified for Initial Borrower in Section 9.01. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement (other than Section 8.09 or Section 8.14) shall affect any right that any Lender or Agent may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Initial Borrower or its properties in the courts of any jurisdiction. Notwithstanding anything herein to the contrary, all Loan Parties hereby irrevocably acknowledge and consent to service of process pursuant to the Process Agent Appointment Letter.

(b) Each of Initial Borrower, the Agents, and the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court sitting in New York County. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.16. Confidentiality. Each of the Lenders, the Arranger and the Agents agrees that it shall maintain in confidence any information relating to Initial Borrower, its Affiliates and its Affiliates’ directors, managers, officers, trustees, investment advisors or agent, furnished to it by or on behalf of Initial Borrower or Affiliate (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party in breach of this Agreement, (b) has been independently developed by such Lender, the Arranger or such Agent without violating this Section 9.16 or (c) was available to such Lender, the Arranger or such Agent from a third party having, to such Person’s actual knowledge, no obligations of confidentiality to Initial Borrower or any such Affiliate) and shall not reveal the same other than to its directors, trustees, officers, employees, agents and advisors with a need to know or to any Person that approves or administers the Loans on behalf of such Lender (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (i) to the extent necessary to comply with law or any legal process or the regulatory or supervisory requirements of any Governmental Authority (including bank examiners and including in response to routine regulatory reporting, including any filings, submissions or similar documentation

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required or customary to comply with SEC or other regulatory agencies’ reporting requirements), the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (ii) as part of reporting or review procedures to Governmental Authorities (including bank examiners) or the National Association of Insurance Commissioners, (iii) to its current and prospective leverage providers and financing sources, current and prospective limited partners, investors, valuation providers, consultants, parent companies, Affiliates or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16); provided that, with respect to any disclosure pursuant to this clause (iii) (other than with respect to ordinary course disclosures, including disclosures made pursuant to applicable legal or regulatory requirements) to a Person which is not an Affiliate of a Lender, the Arranger or Agent, the applicable Lender, Arranger or Agent shall use commercially reasonable efforts to notify Initial Borrower of the information that it intends to disclose, (iv) in connection with the exercise of any remedies under any Loan Document or in order to enforce its rights under any Loan Document in a legal proceeding, (v) to any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person (1) shall have been instructed to keep the same confidential in accordance with this Section 9.16 or on terms at least as restrictive as those set forth in this Section 9.16, and (2) is not a Disqualified Lender) in accordance with the standard processes of the Agent or customary market standards for dissemination of such type of information, (vi) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as each such contractual counterparty agrees to be bound by the provisions of this Section 9.16 or on terms at least as restrictive as those set forth in this Section 9.16 and each such professional advisor shall have been instructed to keep the same confidential in accordance with this Section 9.16) in accordance with the standard processes of the Agent or customary market standards for dissemination of such type of information, (vii) on a confidential basis to any rating agency when required by such rating agency in connection with rating Initial Borrower or the Loans (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any information relating to Initial Borrower received by it); (viii) on a confidential basis to the extent required by insurance and reinsurance brokers, insurers and reinsurers and their professional advisers in connection with providing credit insurance or reinsurance with respect to any Facility; and (ix) with the prior written consent of Initial Borrower. In addition, each of the Agents, the Arranger and the Lenders may disclose the existence of this Agreement and publicly available information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents, the Arranger and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Credit Extensions. If a Lender, the Arranger or an Agent is requested or required to disclose any such information (other than to its bank examiners and similar regulators, or to internal or external auditors) pursuant to or as required by law or legal process or subpoena, to the extent reasonably practicable it shall give prompt notice thereof to Initial Borrower so that Initial Borrower may seek an appropriate protective order at Initial Borrower’s sole expense and such Lender, the Arranger or Agent will cooperate with Initial Borrower (or the applicable Affiliate) in seeking such protective order. Notwithstanding the foregoing, with respect to any Lender that is an investment company subject to the reporting requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, such Lender may, to the extent required by Laws, identify Initial Borrower, its industry, the type of loans and commitments held by such Lender, the value (and valuation methodology) of such Lender’s holdings in Borrower, other customary information consistent with such Lender’s customary practice and other required information in accordance with its Securities Exchange Act of 1934 and/or Investment Company Act of 1940 reporting practices, and such Lender shall not be required to notify Initial Borrower of such disclosures. Without limitation of anything in this Section 9.16, it is agreed and understood

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that none of the Agents, the Arranger or Lender shall, nor shall they permit any of their Affiliates to, make any press release or similar disclosure concerning this Agreement, the Loan Documents or the transactions contemplated hereby or thereby without the prior written consent of Initial Borrower.

(b) The Initial Borrower hereby agrees that each of the Lenders may place, with the prior written consent of Initial Borrower, customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of customary information on the Internet or worldwide web as they choose, and circulate similar promotional materials, after the final closing of the Transactions in the form of a “tombstone” or otherwise describing the names of Initial Borrower, and in each case its subsidiaries (or any of them), and the amount, type and closing date of such Transactions, all at the expense of such Lender; provided that each Lender hereby agrees not to include the name of any other party in such advertisements or other materials without the prior written consent of such other party.

Section 9.17. Communications.

(a) Delivery.

(i) The Initial Borrower hereby agrees that it will use all reasonable efforts to provide to the Administrative Agent (which shall furnish to the Lenders) all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to 5:00 p.m. (New York City time) on the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the address referenced in Section 9.01(a)(ii). Nothing in this Section 9.17 shall prejudice the right of the Agents or any Lender or the Initial Borrower to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

(ii) Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

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(b) Posting. The Initial Borrower further agrees that the Administrative Agent shall make the Communications available to the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”). The Initial Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Initial Borrower hereunder (collectively, “Borrower Materials”) by posting such Borrower Materials on the Platform and (ii) certain of the Lenders may have personnel who do not wish to receive material non-public information with respect to the Initial Borrower or its securities (each, a “Public Lender”). The Initial Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC”. By marking Borrower Materials “PUBLIC,” the Initial Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is publicly available or not material information (though it may be sensitive and proprietary) with respect to the Initial Borrower or its securities for purposes of United States federal and state securities laws or is of a type that would be publicly available if the Initial Borrower was a public reporting company (in each case, as reasonably determined by the Initial Borrower). Notwithstanding the foregoing, the Initial Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC”. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent Guarantor or its Subsidiaries or their securities for purposes of United States federal or state securities laws.

(c) Platform. The Platform is provided “as is” and “as available.” The Agent Parties do not warrant the adequacy of the Platform. No warranty of any kind, express, implied, or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Platform. In no event shall any Agent Party have any liability to the Initial Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Initial Borrower’s or the Administrative Agent’s or the Collateral Agent’s transmission of communications through the internet.

Section 9.18. Release of Liens and Guarantees. Notwithstanding anything to the contrary in the Loan Documents:

(a) after Payment in Full, the Collateral shall be automatically released from any Liens created by the Loan Documents, and the Loan Documents and all Obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Lenders, the Specified Swap Counterparties, each Loan Party, the Pledgor and the Parent Guarantor under the Loan Documents shall terminate, and the Parent Guarantor and the Pledgor shall each be released from the Parent Guarantee and the UK Share Pledge, respectively, without delivery of any instrument or performance of any act by any Person;

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(b) after the later of (i) the Contract Termination Date of any Customer Contract and (ii) payment in full of all Obligations with respect to Loans and Secured Swap Agreements and termination of all Commitments corresponding to such Customer Contract, (x) the applicable Data Center Lease/License shall be irrevocably assigned by the applicable Loan Party to the Parent Guarantor or any Affiliate thereof (in each case, other than any Loan Party); provided that, for the avoidance of doubt, neither the Parent Guarantor nor any Loan Party shall remain liable for any obligations thereunder (and shall not guarantee or secure any such obligations), (y) the applicable Infrastructure and Data Center Lease/License that is solely used to provide the Services under such Customer Contract (and not any other Customer Contract) shall be automatically released from any Liens created by the Loan Documents, and (z) any such Data Center Lease/License shall cease to be a “Material Project Contract” hereunder, in each case upon delivery of a Responsible Officer’s certificate certifying as to the occurrence of the events described in this clause (b);

(c) the following Collateral shall be automatically released from the Liens created by the Loan Documents without delivery of any instrument or performance of any act by any Person:

(i) upon a Disposition of Collateral permitted hereunder and under the other Loan Documents, the Collateral so Disposed;

(ii) upon the approval, authorization, or ratification in writing by the Required Lenders (or such other percentage of the Lenders whose consent is required by Section 9.08(b)(iv)) of the release of any Collateral, such Collateral; or

(iii) upon a release of any Collateral under the terms of each applicable Security Document or upon such Collateral no longer being required to be perfected under the Collateral and Guarantee Requirement, such Collateral;

(d) in connection with any termination or release of any Guarantee, any Collateral from the Liens securing the Obligations, or a release of the Parent Guarantor or the Pledgor from the Parent Guarantee or the UK Share Pledge, as applicable, the Agents shall at the direction of the Required Lenders (or such other percentage of the Lenders whose consent is required by Section 9.08(b)(iv)):

(i) in the case of termination or release of Collateral from the Liens securing the Obligations, (A) execute and deliver to Initial Borrower, at Initial Borrower’s expense, all documents that Initial Borrower shall reasonably request to evidence such termination or release (including (1) UCC termination statements or (2) in the case of a Collateral Account, delivery of notices to any depositary bank to terminate any Control Agreement in respect of the applicable account and to permit such applicable account to be closed) and (B) return to Initial Borrower, the possessory Collateral that is in the possession of the Collateral Agent and is the subject of such release (provided that, upon request by the Administrative Agent, Initial Borrower shall deliver to the Collateral Agent a certificate of a Responsible Officer certifying that such transaction has been or was consummated in compliance with the Loan Documents); and

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(ii) in the case of a release of the Pledgor and Initial Borrower, at Initial Borrower’s expense, execute and deliver a written release in form and substance reasonably satisfactory to the Collateral Agent (acting at the direction of the Required Lenders), to evidence the release of the Pledgor and Initial Borrower promptly upon the reasonable request of Initial Borrower;

(e) any representation, warranty or covenant contained in any Loan Document relating to any Guarantee or the Collateral subject to release pursuant to this Section 9.18 shall no longer be deemed to be made upon such release; and

(f) any execution and delivery of documents, or the taking of any other action, by the Agents pursuant to this Section 9.18 shall be without recourse to or warranty by the Agents.

Section 9.19. PATRIOT Act and Similar Legislation. Each of the Administrative Agent, the Collateral Agent and Lenders hereby notifies Initial Borrower that pursuant to the requirements of the PATRIOT Act and the customer due diligence requirements for financial institutions of the Financial Crimes Enforcement Network (as published at 81 FR 29397, 31 CFR 1010, 1020, 1023, 1024, and 1026), and similar legislation, as applicable, it is required to obtain, verify and record information that identifies Initial Borrower and its direct and indirect beneficial owners, which information includes the name and address of Initial Borrower and other information that will allow the Administrative Agent, the Collateral Agent and the Lenders to identify time to time Initial Borrower and its direct and indirect beneficial owners in accordance with the PATRIOT Act and the customer due diligence requirements for financial institutions of the Financial Crimes Enforcement Network. The Initial Borrower agrees to furnish such information promptly upon the reasonable request of a Lender. Each Lender shall be responsible for satisfying its own requirements in respect of obtaining all such information.

Section 9.20. Judgment. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lenders could purchase the first mentioned currency with such other currency on the Business Day preceding that on which final judgment is given.

Section 9.21. No Fiduciary Duty. Each Agent, the Arranger, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Initial Borrower. The Initial Borrower hereby agrees that subject to applicable Law, nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Agents, the Lenders and Initial Borrower, their equity holders, or their Affiliates. The Initial Borrower hereby acknowledges and agrees that (a) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and Initial Borrower, on the other, (b) in connection therewith and with the process leading to such transaction none of the Lenders is acting as the agent or fiduciary of Initial Borrower, its management, equity holders, creditors or any other person, (c) no Lender has assumed an advisory or fiduciary responsibility in favor of Initial Borrower with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising Initial Borrower on other matters) or any other obligation to Initial Borrower except the obligations expressly set forth in the Loan Documents, (d) Initial Borrower has consulted its own legal and financial advisors to the extent it has deemed appropriate

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and (e) the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of Initial Borrower and its Affiliates and no Lender has an obligation to disclose any such interests to Initial Borrower or its Affiliates. The Initial Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.22. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or any other Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto to any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.23. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agents and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of Initial Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise for purposes of

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Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments, or this Agreement,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Initial Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.24. Acknowledgment Regarding Status of Loans as Non-Securities. The parties acknowledge and agree that the Loans to be extended under this Agreement and participations therein are not and are not intended to “constitute securities,” as defined under the

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Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended (together, the “Securities Act and the Exchange Act”). Each party agrees that it will reflect such Loans and participations therein (if applicable) on its books and records as being instruments that are not “securities,” as defined under the Securities Act and the Exchange Act. In connection with the offer, sale, transfer, loan, pledge, or other disposition of a Loan or participation therein, the parties agree to notify any transferee or pledgee that the Loans and participations are not “securities,” as defined under the Securities Act and the Exchange Act, and, as a result, holders of the purchasers, transferees or pledgees of such Loans or participations will not have the protections of the Securities Act and the Exchange Act in respect to such purchase, pledge or borrowing. For all other purposes, the parties agree to treat such Loans and participations therein as instruments that are not securities, as defined under the Securities Act and the Exchange Act.

Section 9.25. Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.26. Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or

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mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (an “Erroneous Payment Demand”) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any Erroneous Payment Demand unless such demand is made within ten (10) Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.26 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of

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the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the applicable Agent pursuant to this clause (b).

For the avoidance of doubt, the failure to deliver a notice to the applicable Agent pursuant to this clause (b) shall not have any effect on a Payment Recipient’s obligations pursuant to clause (a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or Secured Party hereby authorizes the applicable Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under this Agreement and any other Loan Document, or otherwise payable or distributable by the applicable Agent to such Lender or Secured Party under this Agreement or any other Loan

Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the applicable Agent has demanded to be returned under immediately preceding clause (a).

(d) The parties hereto agree that (x) irrespective of whether the applicable Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the applicable Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge, or otherwise satisfy any Obligations owed by the Loan Parties; provided that this Section 9.26 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Initial Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the applicable Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the applicable Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Initial Borrower for the purpose of making a payment, prepayment, repayment on, or discharging or otherwise satisfying, the Obligations.

(e) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the applicable Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

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Each party’s obligations, agreements and waivers under this Section 9.26 shall survive the resignation or replacement of the Agents, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction, or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 9.27. Additional Loan Parties.

(a) The Initial Borrower may, from time to time, solely (x) in connection with the establishment or incurrence of an Incremental Facility, (y) with respect to Nscale Iceland, in connection with any Facility at any time upon satisfaction of the conditions in this Section 9.27(a) and Section 9.27(b) or (z) with respect to Nscale Portugal, as a Subsidiary Guarantor, in connection with any Facility at the Closing Date, upon satisfaction of the conditions precedent set forth in Section 4.02, in each case designate one or more Additional Borrowers or Subsidiary Guarantors among the entities that (i) are wholly-owned Subsidiaries of the Initial Borrower, (ii) execute a joinder agreement, substantially in form of Exhibit J hereto (the “Joinder Agreement”), (iii) are organized in the United States (or any subdivision thereof) or, so long as such Additional Borrower or Subsidiary Guarantor (as applicable) appoints Nscale US as its agent for service of process by acceding to the Process Agent Appointment Letter, England and Wales, Iceland, Portugal (solely with respect to Nscale Portugal) or any other jurisdiction subject to the consent of the Required Lenders and (iv) comply with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation. The Initial Borrower shall propose the designation of an Additional Borrower or Subsidiary Guarantor hereunder by delivering to the Administrative Agent a Joinder Agreement, together with legal opinions addressed to each Secured Party from (A) legal counsel to the applicable Additional Borrower or Subsidiary Guarantor in the jurisdiction of organization of such Additional Borrower or Subsidiary Guarantor and (B) Milbank LLP, special New York counsel to the Loan Parties, in each case in respect of any Additional Borrower or Subsidiary Guarantor, dated as of the applicable proposed designation date; provided that the requirement to deliver the legal opinions described in the foregoing clauses (A) and (B) may be satisfied by delivery of the legal opinions set forth in Section 4.02(b) to the extent applicable to Nscale Portugal or Nscale Iceland. Upon (x) receipt by the Administrative Agent of such Joinder Agreement duly executed by the Initial Borrower and such Additional Borrower or Subsidiary Guarantor, as applicable, and legal opinions referred to above, (y) the accession of such Additional Borrower or Subsidiary Guarantor to the Security Documents and such other documents, instruments and agreements as are necessary to comply with the requirements of Section 5.10 and (z) the approval of such Additional Borrower or Subsidiary Guarantor by each of the Lenders in terms of the necessary “know your customer” client identification procedures, such Additional Borrower or Subsidiary Guarantor shall become a Borrower or Subsidiary Guarantor, as applicable, for all purposes under this Agreement and all other Loan Documents (other than any Secured Swap Agreement). The designation of an Additional Borrower or Subsidiary Guarantor in accordance with the preceding sentence shall not modify, release or discharge the obligations of the Initial Borrower or any other Loan Party hereunder. Any references to Borrower or Subsidiary Guarantor in this Agreement and other Loan Documents (other than any Secured Swap Agreement) shall include a reference to such Additional Borrower or Subsidiary Guarantor, as applicable, from the date of its appointment. Each of the Borrowers shall be jointly and severally liable for all such Loans and other Obligations, regardless of which Borrower actually receives the benefit thereof or the manner in which they account for such Loans and Obligations on their books and records. Upon the

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commencement and during the continuation of any Event of Default, the Agents and the applicable Lenders may (in accordance with the terms of this Agreement and the other Loan Documents) proceed directly and at once, without notice, against any Borrower, or all of them, to collect and recover the full amount, or any portion of, such Obligations, without first proceeding against the other Borrowers or any other person, or any security or collateral for such Obligations. Each Borrower consents and agrees that neither the Agents nor the Lenders shall be under any obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of such Obligations.

(b) In connection with the designation of Nscale Iceland as a Subsidiary Guarantor pursuant to this Section 9.27, the Administrative Agent shall have received the following:

(i) a true and complete copy of a board resolution adopted by the board of directors of Nscale Iceland, authorizing the execution, delivery and performance of the Loan Documents to which Nscale Iceland is a party pursuant to Article 70 a, paragraph 2 of Act no. 138/1994 on Private Limited Liability Companies;

(ii) an auditor’s declaration issued by Nscale Iceland’s auditor pursuant to Article 70 a, cf. Article 6, paragraph 1 of Act no. 138/1994 on Private Limited Liability Companies;

(iii) a board report issued by the board of directors of Nscale Iceland pursuant to Article 70 a, cf. Article 5(2) of Act no. 138/1994 on Private Limited Liability Companies;

(iv) a resolution adopted by the sole shareholder of Nscale Iceland approving the entry into the Loan Documents to which Nscale Iceland is a party, pursuant to Article 70 a of Act no. 138/1994 on Private Limited Liability Companies;

(v) a copy of a certificate of registration setting out the registration of Nscale Iceland;

(vi) a copy of the articles of association of Nscale Iceland;

(vii) a certificate of an authorized signatory certifying, as of the date of such designation, as to the matters and documentation set forth in clauses (A), (B), (C) and (D) of Section 4.02(a)(ii);

(viii) the Icelandic General Bond having been submitted for registration in accordance with Section ~~4.02(a)(iv)(D~~4.03(m);

(ix) the Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, (A) an enforceability opinion of Icelandic counsel for the Lenders (or of counsel as otherwise agreed), (B) a capacity opinion of Icelandic counsel for the Loan Parties (or of counsel as otherwise agreed), (C) a legal opinion of English counsel for the Lenders as to the enforceability of any English law governed documents entered into in relation to the accession of Nscale Iceland (or of counsel as otherwise agreed), and (D) a legal opinion as to the enforceability of any documents entered into in relation to the

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accession of Nscale Iceland that are not governed by Icelandic or English law (including any Security Document), in form and substance satisfactory to the Agents and the Lenders; and

(x) a duly executed copy of each Security Document entered into by, among others, Nscale Iceland and the Collateral Agent, in respect of all shares, assets and contractual rights of Nscale Iceland, including, (without limitation): (A) the Icelandic General Bond; and (B) the Icelandic Contractual Rights Pledge Agreement, in form and substance satisfactory to the Agents and Lenders, and substantially similar to the Security Documents entered into on the Closing Date subject to appropriate adaptations for the relevant jurisdiction in which the Lien is being granted.

Section 9.28. Non-Petition.

(a) Non-Petition (Initial Borrower). Notwithstanding anything to the contrary herein or in any Loan Document to which the Initial Borrower is a party, only the Collateral Agent and the Administrative Agent may pursue the remedies available under the Applicable Law or under the Security Documents (to which the Initial Borrower is a party) to enforce this Agreement or the Transaction Security and no other person shall be entitled to proceed directly against the Initial Borrower in respect hereof (unless the Collateral Agent or Administrative Agent (as applicable), having become bound to proceed in accordance with the terms of the Loan Documents, fails or neglects to do so). Each Party to this Agreement hereby agrees with and acknowledges to each of the Initial Borrower, the Collateral Agent and Administrative Agent until the date falling one year and one day after Payment in Full, that:

(i) it shall not have the right to take or join any Person in taking any steps against the Initial Borrower for the purpose of obtaining payment of any amount due from the Initial Borrower (other than serving a written demand subject to the terms of the Security Documents to which the Initial Borrower is a party); and

(ii) neither it nor any Person on its behalf shall initiate or join any Person in initiating an insolvency proceeding or the appointment of any insolvency official in relation to the Initial Borrower,in each case provided that, the Collateral Agent and the Administrative Agent shall have the right to take any action pursuant to and in accordance with the relevant Loan Documents and Security Documents (to which the Initial Borrower is a party).

(b) No Recourse against the Initial Borrower. Each Party to this Agreement agrees with and acknowledges to each of the Initial Borrower and the Collateral Agent that, notwithstanding any other provision of any Loan Document, all obligations of the Initial Borrower to such entity are limited in recourse as set out below:

(i) sums payable to it in respect of any of the Initial Borrower’s obligations to it shall be limited to the lesser of (A) the aggregate amount of funds available to the Initial Borrower, including all sums due and payable to the Initial Borrower and (B) the aggregate amounts received, realized or otherwise recovered by or for the account of the Collateral Agent in respect of the Transaction Security whether pursuant to enforcement of the Transaction Security or otherwise; and

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(ii) upon the Collateral Agent giving written notice that it has determined in its sole opinion that there is no reasonable likelihood of there being any further realizations in respect of the Transaction Security (whether arising from an enforcement of the Transaction Security or otherwise), the Parent Guarantee and the application in full of any amounts available to pay amounts due and payable to the Secured Parties, which would be available to pay unpaid amounts outstanding to the Secured Parties whether under the relevant Loan Documents or otherwise, it shall have no further claim against the Initial Borrower in respect of any such unpaid amounts and such unpaid amounts shall be discharged in full;in each case provided that the foregoing shall not relieve the Initial Borrower (or an agent on its behalf) of any liability they might have as a result of fraudulent acts or omissions committed by them.

(c) Non-Petition (Nscale Portugal). Notwithstanding anything to the contrary herein or in any Loan Document to which Nscale Portugal is a party, only the Collateral Agent and the Administrative Agent may pursue the remedies available under the Applicable Law or under the Security Documents (to which Nscale Portugal is a party) to enforce this Agreement or the Transaction Security and no other person shall be entitled to proceed directly against Nscale Portugal in respect hereof (unless the Collateral Agent or Administrative Agent (as applicable), having become bound to proceed in accordance with the terms of the Loan Documents, fails or neglects to do so). Each Party to this Agreement hereby agrees with and acknowledges to each of Nscale Portugal, the Collateral Agent and Administrative Agent until the date falling one year and one day after Payment in Full, that:

(i) it shall not have the right to take or join any Person in taking any steps against Nscale Portugal for the purpose of obtaining payment of any amount due from Nscale Portugal (other than serving a written demand subject to the terms of the Security Documents to which Nscale Portugal is a party); and

(ii) neither it nor any Person on its behalf shall initiate or join any Person in initiating an insolvency proceeding or the appointment of any insolvency official in relation to Nscale Portugal, in each case provided that, the Collateral Agent and the Administrative Agent shall have the right to take any action pursuant to and in accordance with the relevant Loan Documents and Security Documents (to which Nscale Portugal is a party).

(d) No Recourse against Nscale Portugal. Each Party to this Agreement agrees with and acknowledges to each of Nscale Portugal and the Collateral Agent that, notwithstanding any other provision of any Loan Document, all obligations of Nscale Portugal to such entity are limited in recourse as set out below:

(i) sums payable to it in respect of any of Nscale Portugal’s obligations to it shall be limited to the lesser of (A) the aggregate amount of funds available to Nscale Portugal, including all sums due and payable to Nscale Portugal and (B) the aggregate amounts received, realized or otherwise recovered by or for the account of the Collateral Agent in respect of the Transaction Security whether pursuant to enforcement of the Transaction Security or otherwise; and

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(ii) upon the Collateral Agent giving written notice that it has determined in its sole opinion that there is no reasonable likelihood of there being any further realizations in respect of the Transaction Security (whether arising from an enforcement of the Transaction Security or otherwise), the Parent Guarantee and the application in full of any amounts available to pay amounts due and payable to the Secured Parties, which would be available to pay unpaid amounts outstanding to the Secured Parties whether under the relevant Loan Documents or otherwise, it shall have no further claim against Nscale Portugal in respect of any such unpaid amounts and such unpaid amounts shall be discharged in full;

in each case provided that the foregoing shall not relieve Nscale Portugal (or an agent on its behalf) of any liability they might have as a result of fraudulent acts or omissions committed by them.

(e) Non- Petition (Nscale Drift). Notwithstanding anything to the contrary herein or in any Loan Document to which Nscale Drift is a party, only the Collateral Agent and the Administrative Agent may pursue the remedies available under the Applicable Law or under the Security Documents (to which Nscale Drift is a party) to enforce this Agreement or the Transaction Security and no other person shall be entitled to proceed directly against Nscale Drift in respect hereof (unless the Collateral Agent or Administrative Agent (as applicable), having become bound to proceed in accordance with the terms of the Loan Documents, fails or neglects to do so). Each Party to this Agreement hereby agrees with and acknowledges to each of Nscale Drift, the Collateral Agent and Administrative Agent until the date falling one year and one day after Payment in Full, that:

(i) it shall not have the right to take or join any Person in taking any steps against Nscale Drift for the purpose of obtaining payment of any amount due from Nscale Drift (other than serving a written demand subject to the terms of the Security Documents to which Nscale Drift is a party); and

(ii) neither it nor any Person on its behalf shall initiate or join any Person in initiating an insolvency proceeding or the appointment of any insolvency official in relation to Nscale Drift, in each case provided that, the Collateral Agent and the Administrative Agent shall have the right to take any action pursuant to and in accordance with the relevant Loan Documents and Security Documents (to which Nscale Drift is a party).

(f) No Recourse against Nscale Drift. Each Party to this Agreement agrees with and acknowledges to each of Nscale Drift and the Collateral Agent that, notwithstanding any other provision of any Loan Document, all obligations of Nscale Drift to such entity are limited in recourse as set out below:

(i) sums payable to it in respect of any of Nscale Drift’s obligations to it shall be limited to the lesser of (A) the aggregate amount of funds available to Nscale Drift, including all sums due and payable to Nscale Drift and (B) the aggregate amounts received, realized or otherwise recovered by or for the account of the Collateral Agent in respect of the Transaction Security whether pursuant to enforcement of the Transaction Security or otherwise; and

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(ii) upon the Collateral Agent giving written notice that it has determined in its sole opinion that there is no reasonable likelihood of there being any further realizations in respect of the Transaction Security (whether arising from an enforcement of the Transaction Security or otherwise), the Parent Guarantee and the application in full of any amounts available to pay amounts due and payable to the Secured Parties, which would be available to pay unpaid amounts outstanding to the Secured Parties whether under the relevant Loan Documents or otherwise, it shall have no further claim against Nscale Drift in respect of any such unpaid amounts and such unpaid amounts shall be discharged in full; in each case provided that the foregoing shall not relieve Nscale Drift (or an agent on its behalf) of any liability they might have as a result of fraudulent acts or omissions committed by them.

(g) Non-Petition (Nscale Drift III). Notwithstanding anything to the contrary herein or in any Loan Document to which Nscale Drift III is a party, only the Collateral Agent and the Administrative Agent may pursue the remedies available under the Applicable Law or under the Security Documents (to which Nscale Drift III is a party) to enforce this Agreement or the Transaction Security and no other person shall be entitled to proceed directly against Nscale Drift III in respect hereof (unless the Collateral Agent or Administrative Agent (as applicable), having become bound to proceed in accordance with the terms of the Loan Documents, fails or neglects to do so). Each Party to this Agreement hereby agrees with and acknowledges to each of Nscale Drift III, the Collateral Agent and Administrative Agent until the date falling one year and one day after Payment in Full, that:

(i) it shall not have the right to take or join any Person in taking any steps against Nscale Drift III for the purpose of obtaining payment of any amount due from Nscale Drift III (other than serving a written demand subject to the terms of the Security Documents to which Nscale Drift III is a party); and

(ii) neither it nor any Person on its behalf shall initiate or join any Person in initiating an insolvency proceeding or the appointment of any insolvency official in relation to Nscale Drift III, in each case provided that, the Collateral Agent and the Administrative Agent shall have the right to take any action pursuant to and in accordance with the relevant Loan Documents and Security Documents (to which Nscale Drift III is a party).

(h) No Recourse against Nscale Drift III. Each Party to this Agreement agrees with and acknowledges to each of Nscale Drift III and the Collateral Agent that, notwithstanding any other provision of any Loan Document, all obligations of Nscale Drift III to such entity are limited in recourse as set out below:

(i) sums payable to it in respect of any of Nscale Drift III’s obligations to it shall be limited to the lesser of (A) the aggregate amount of funds available to Nscale Drift III, including all sums due and payable to Nscale Drift III and (B) the aggregate amounts received, realized or otherwise recovered by or for the account of the Collateral Agent in respect of the Transaction Security whether pursuant to enforcement of the Transaction Security or otherwise; and

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(ii) upon the Collateral Agent giving written notice that it has determined in its sole opinion that there is no reasonable likelihood of there being any further realizations in respect of the Transaction Security (whether arising from an enforcement of the Transaction Security or otherwise), the Parent Guarantee and the application in full of any amounts available to pay amounts due and payable to the Secured Parties, which would be available to pay unpaid amounts outstanding to the Secured Parties whether under the relevant Loan Documents or otherwise, it shall have no further claim against Nscale Drift III in respect of any such unpaid amounts and such unpaid amounts shall be discharged in full; in each case provided that the foregoing shall not relieve Nscale Drift III (or an agent on its behalf) of any liability they might have as a result of fraudulent acts or omissions committed by them.

(i) Non-Petition (Nscale Norway). Notwithstanding anything to the contrary herein or in any Loan Document to which Nscale Norway is a party, only the Collateral Agent and the Administrative Agent may pursue the remedies available under the Applicable Law or under the Security Documents (to which Nscale Norway is a party) to enforce this Agreement or the Transaction Security and no other person shall be entitled to proceed directly against Nscale Norway in respect hereof (unless the Collateral Agent or Administrative Agent (as applicable), having become bound to proceed in accordance with the terms of the Loan Documents, fails or neglects to do so). Each Party to this Agreement hereby agrees with and acknowledges to each of Nscale Norway, the Collateral Agent and Administrative Agent until the date falling one year and one day after Payment in Full, that:

(i) it shall not have the right to take or join any Person in taking any steps against Nscale Norway for the purpose of obtaining payment of any amount due from Nscale Norway (other than serving a written demand subject to the terms of the Security Documents to which Nscale Norway is a party); and

(ii) neither it nor any Person on its behalf shall initiate or join any Person in initiating an insolvency proceeding or the appointment of any insolvency official in relation to Nscale Norway, in each case provided that, the Collateral Agent and the Administrative Agent shall have the right to take any action pursuant to and in accordance with the relevant Loan Documents and Security Documents (to which Nscale Norway is a party).

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(j) No Recourse against Nscale Norway. Each Party to this Agreement agrees with and acknowledges to each of Nscale Norway and the Collateral Agent that, notwithstanding any other provision of any Loan Document, all obligations of Nscale Norway to such entity are limited in recourse as set out below:

(i) sums payable to it in respect of any of Nscale Norway’s obligations to it shall be limited to the lesser of (A) the aggregate amount of funds available to Nscale Norway, including all sums due and payable to Nscale Norway and (B) the aggregate amounts received, realized or otherwise recovered by or for the account of the Collateral Agent in respect of the Transaction Security whether pursuant to enforcement of the Transaction Security or otherwise; and

(ii) upon the Collateral Agent giving written notice that it has determined in its sole opinion that there is no reasonable likelihood of there being any further realizations in respect of the Transaction Security (whether arising from an enforcement of the Transaction Security or otherwise), the Parent Guarantee and the application in full of any amounts available to pay amounts due and payable to the Secured Parties, which would be available to pay unpaid amounts outstanding to the Secured Parties whether under the relevant Loan Documents or otherwise, it shall have no further claim against Nscale Norway in respect of any such unpaid amounts and such unpaid amounts shall be discharged in full; in each case provided that the foregoing shall not relieve Nscale Norway (or an agent on its behalf) of any liability they might have as a result of fraudulent acts or omissions committed by them.

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